ADELPHIA CABLE PARTNERS, L.P.
SOUTHEAST FLORIDA CABLE, INC.
WEST BOCA ACQUISITION LIMITED PARTNERSHIP

$475,000,000

REVOLVING CREDIT FACILITY

THE LENDERS FROM TIME TO TIME PARTIES HERETO

TORONTO DOMINION (TEXAS), INC.
NATIONSBANK OF TEXAS, N.A.
THE BANK OF NOVA SCOTIA
SOCIETE GENERALE
Managing Agents

NATIONSBANK OF TEXAS, N.A.
Documentation Agent

TORONTO-DOMINION SECURITIES (USA), INC.
Syndication Agent

CHEMICAL BANK, CIBC INC.,
CREDIT LYONNAIS CAYMAN ISLAND BRANCH
AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA as Agents

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE,
FLEET BANK AND LTCB TRUST COMPANY,
as Co-Agents

THE BANK OF NOVA SCOTIA
Co-Administrative Agent

and

TORONTO DOMINION (TEXAS), INC.
Administrative Agent

May 12, 1995















































                             TABLE OF CONTENTS

                                                                       Page


SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . 27

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . . . . . . 27
     2.1  Revolving Credit Commitments . . . . . . . . . . . . . . . . . 27
     2.2  Making the Loans . . . . . . . . . . . . . . . . . . . . . . . 28
     2.3  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . 29
     2.4  Reduction of Total Commitment. . . . . . . . . . . . . . . . . 29
     2.5  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . 29
     2.6  Optional and Mandatory Prepayments . . . . . . . . . . . . . . 30
     2.7  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     2.8  Voluntary Interest Rate Conversion . . . . . . . . . . . . . . 31
     2.9  Determination of Interest Rate . . . . . . . . . . . . . . . . 31
     2.10 Inability to Determine Interest Rate . . . . . . . . . . . . . 32
     2.11 Pro Rata Treatment and Payments. . . . . . . . . . . . . . . . 32
     2.12 Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     2.13 Governmental Requirements. . . . . . . . . . . . . . . . . . . 33
     2.14 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     2.15 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     2.16 Change of Lending Office; Substitution of Lender . . . . . . . 36
     2.17 Use of Net Proceeds. . . . . . . . . . . . . . . . . . . . . . 36

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . 37
     3.1  Financial Condition. . . . . . . . . . . . . . . . . . . . . . 37
     3.2  Existence; Compliance with Law . . . . . . . . . . . . . . . . 38
     3.3  Power; Authorization; Enforceable Obligations. . . . . . . . . 38
     3.4  No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . 38
     3.5  No Material Litigation . . . . . . . . . . . . . . . . . . . . 39
     3.6  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     3.7  Ownership of Property; Liens . . . . . . . . . . . . . . . . . 39
     3.8  Intellectual Property. . . . . . . . . . . . . . . . . . . . . 39
     3.9  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . 39
     3.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     3.11 Federal Regulations. . . . . . . . . . . . . . . . . . . . . . 40
     3.12 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     3.13 Government Regulation. . . . . . . . . . . . . . . . . . . . . 41
     3.14 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 41
     3.15 General Partners' Existence; Compliance with Law . . . . . . . 41
     3.16 General Partners' Power: Authorization; Enforceable Obligations 41
     3.17 Accuracy of Information. . . . . . . . . . . . . . . . . . . . 41
     3.18 Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . 42
     3.19 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 42
     3.20 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     3.21 Franchises; FCC and Copyright Matters. . . . . . . . . . . . . 43

SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . 45
     4.1  Conditions to Initial Loans. . . . . . . . . . . . . . . . . . 45
     4.2  Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . 50
     4.3  Conditions to Conversions. . . . . . . . . . . . . . . . . . . 50
     4.4  Satisfaction of Conditions . . . . . . . . . . . . . . . . . . 51

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 51
     5.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . 51
     5.2  Certificates; Other Information. . . . . . . . . . . . . . . . 52
     5.3  Payment of Obligations . . . . . . . . . . . . . . . . . . . . 53
     5.4  Conduct of Business and Maintenance of Existence . . . . . . . 53
     5.5  Maintenance of Property; Insurance; Insurance and Condemnation
          Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     5.6  Inspection of Property; Books and Records; Discussions . . . . 53
     5.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     5.8  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . 55
     5.9  Pledge of After Acquired Property. . . . . . . . . . . . . . . 55
     5.10 Pledge During Event of Default . . . . . . . . . . . . . . . . 56
     5.11 Interest Rate Protection . . . . . . . . . . . . . . . . . . . 56

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 56
     6.1  Financial Condition Covenants. . . . . . . . . . . . . . . . . 56
     6.2  Limitation on Indebtedness . . . . . . . . . . . . . . . . . . 57
     6.3  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . 58
     6.4  Limitation on Fundamental Changes. . . . . . . . . . . . . . . 58
     6.5  Limitation on Sale of Assets . . . . . . . . . . . . . . . . . 59
     6.6  Limitation on Restricted Payments. . . . . . . . . . . . . . . 60
     6.7  Limitation on Investments. . . . . . . . . . . . . . . . . . . 61
     6.8  Limitation on Modifications of Certain Agreements; Replacement of
          General Partners . . . . . . . . . . . . . . . . . . . . . . . 62
     6.9  Limitation on Transactions with Affiliates . . . . . . . . . . 63
     6.10 Limitation on Sales and Leasebacks . . . . . . . . . . . . . . 63
     6.11 Limitation on Changes in Fiscal Year . . . . . . . . . . . . . 63
     6.12 Limitation on Negative Pledge Clauses. . . . . . . . . . . . . 63
     6.13 Limitation on Lines of Business; Activities of Unrestricted
          Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . 63
     6.14 Limitation on Interest Rate Protection Agreements. . . . . . . 63
     6.15 Limitation on Management Fees. . . . . . . . . . . . . . . . . 64

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . 64
     7.1  Events of Default; Remedies. . . . . . . . . . . . . . . . . . 64

SECTION 8.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . 68
     8.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . 68
     8.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . 68
     8.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . 68
     8.4  Reliance by Administrative Agent . . . . . . . . . . . . . . . 68
     8.5  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 69
     8.6  Non-Reliance on the Agents and Other Lenders . . . . . . . . . 69
     8.7  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 70
     8.8  An Agent in Its Individual Capacity. . . . . . . . . . . . . . 70
     8.9  Successor Administrative Agent . . . . . . . . . . . . . . . . 70

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 70
     9.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . 70
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     9.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . 72
     9.4  Survival of Representations and Warranties . . . . . . . . . . 73
     9.5  Payment of Expenses and Taxes. . . . . . . . . . . . . . . . . 73
     9.6  Successors and Assigns; Participations and Assignments . . . . 74
     9.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . 76
     9.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 77
     9.9  Severability; Limitation on Agreements . . . . . . . . . . . . 77
     9.10 Integration. . . . . . . . . . . . . . . . . . . . . . . . . . 78
     9.11 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 78
     9.12 Submission To Jurisdiction: Waivers. . . . . . . . . . . . . . 78
     9.13 Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . . 78
     9.14 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . 79
     9.15 Authority of Managing General Partner. . . . . . . . . . . . . 79
     9.16 Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
     9.17  Nonrecourse . . . . . . . . . . . . . . . . . . . . . . . . . 79















ANNEXES

Annex A  Lender Information


EXHIBITS

Exhibit A     Form of Affiliate Subordination Agreement
Exhibit B     Form of Assignment and Acceptance Agreement
Exhibit C     Form of Borrower Assignment of Partnership Interests
Exhibit D     Form of Compliance Certificate
Exhibit E     Form of Guaranty Agreement
Exhibit F     Form of Intercompany Note
Exhibit G     Form of Management Subordination Agreement
Exhibit H     Form of Note
Exhibit I     Form of Note Pledge Agreement
Exhibit J     Form of Parent Assignment of Partnership Interests
Exhibit K     Form of Security Agreement
Exhibit L     Form of Stock Pledge Agreement
Exhibit M     Form of Subsidiary Assignment of Partnership Interests
Exhibit 2.2   Form of Notice of Borrowing
Exhibit 2.8   Form of Notice of Conversion
Exhibit 4.1(d)     Form of Borrowing Certificate
Exhibit 4.1(p)(i)  Form of Opinion of Counsel to the Borrowers
Exhibit 4.1(p)(ii) Form of Opinion of Deputy General Counsel to the
Borrowers
Exhibit 4.1(p)(iii)     Form of Opinion of Special FCC Counsel to the Borrowers


SCHEDULES

Schedule 2.4  Total Commitment Reduction Schedule
Schedule 3.3  Necessary Consents
Schedule 3.5  Certain Litigation
Schedule 3.7  Real and Leasehold Property Interests
Schedule 3.14 Subsidiaries
Schedule 3.19 Environmental Matters
Schedule 3.21 Systems and Franchises
Schedule 6.2(d)    Existing Indebtedness
Schedule 6.2(f)    Existing Affiliate Subordinated Indebtedness
Schedule 6.7(f)    Loans to Officers
Schedule 6.7(h)    Investments in Subsidiaries

                        REVOLVING CREDIT AGREEMENT

                         Dated as of May 12, 1995


         ADELPHIA CABLE PARTNERS, L.P., a Delaware limited partnership, SOUTHEAST FLORIDA CABLE, INC., a Florida corporation, WEST BOCA ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership, the LENDERS listed on the signature pages hereof and any Lender hereafter becoming a party hereto in accordance with the provisions hereof, TORONTO DOMINION (TEXAS), INC., NATIONSBANK OF TEXAS, N.A., THE BANK OF NOVA SCOTIA and SOCIETE GENERALE, as Managing Agents, NATIONSBANK OF TEXAS, N.A., as Documentation Agent, TORONTO-DOMINION SECURITIES (USA), INC., as Syndication Agent, CHEMICAL BANK, CIBC INC., CREDIT LYONNAIS CAYMAN ISLAND BRANCH and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agents, COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE, FLEET BANK and LTCB TRUST COMPANY, as Co-Agents,THE BANK OF NOVA SCOTIA, as Co-Administrative Agent, and TORONTO DOMINION (TEXAS), INC., as Administrative Agent, agree as follows:


                            W I T N E S S E T H

                                 SECTION
1.  DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

         "ACC" means Adelphia Communications Corporation, a Delaware corporation.

         "ACC Change of Control" means the failure of the Rigas Family to own, directly or indirectly, Capital Securities of ACC having under ordinary circumstances (not dependent on any contingency) voting power to elect at least a majority of the directors of ACC.

         "ACP" means Adelphia Cable Partners, L.P., a Delaware limited partnership.

         "ACP General Partners" means Olympus and ACP Holdings, each in its capacity as a general partner of ACP pursuant to the ACP Partnership Agreement and any successor to either thereof in such capacity to the extent permitted by subsection 6.8.

         "ACP Holdings" means ACP Holdings, Inc., a Delaware corporation.

         "ACP Partnership Agreement" means the Limited Partnership Agreement, dated December 19, 1989, of ACP, as amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8.

         "ACP/Southeast Loan Agreement" means the $350,000,000 Loan Agreement, dated as of December 19, 1989, among Adelphia Cable Partners, L.P., CCTC Acquisition, Inc. and Southeast Florida Cable, Inc., as Borrowers, the Banks parties thereto from time to time, and The Toronto-Dominion Bank Trust Company, as Agent, and the other loan documents executed in connection therewith, each as amended, supplemented and otherwise modified to the date of this Agreement.

         "Acquisition" means, as to any Person, subject to subsection 6.13,
    (a) any acquisition by such Person of the Capital Securities of any other Person, provided that such other Person shall, as a result of such acquisition, become a Subsidiary of such Person and the accounts of which shall be consolidated with such Person in accordance with GAAP or (b) any acquisition by such Person of substantially all the assets of any other Person; provided, however, (i) no Restricted Investment shall be or qualify as an Acquisition under this Agreement and (ii) the cost or purchase price of any such Acquisition shall not exceed the fair market value of such Capital Securities or such assets, as the case may be. For purposes of this definition, "fair market value" means the price at which in a comparable transaction, after arm's-length negotiations during which neither party was under any compulsion to act, a willing seller would sell and a willing buyer would buy the subject Capital Securities or assets, as the case may be.

         "Active Plant" means a coaxial or fiber optic television cable, together with all amplifiers and electronics, which has been connected to a Head End and has been energized and which is capable of carrying television signals to subscribers with only the addition of a drop line from such television cable to the Homes of such subscribers.

         "Adjusted Eurodollar Rate" means, for any day in an Interest Period for any Eurodollar Loan, an interest rate per annum equal to the sum of
    (a) the quotient, expressed as a percentage (rounded upward to the nearest 1/100th of 1%), resulting from the division of (i) the Eurodollar Rate for such Interest Period by (ii) the percentage equal to 100% minus the Eurodollar Rate Reserve Percentage in effect on such day and (b) the Applicable Margin in effect on such day.

         "Adjustment Date" means, for the purposes of determining the Applicable Margin from time to time, the second Business Day after the Administrative Agent receives both (a) the Financial Statements as of the end of such fiscal quarter required by subsection 5.1 and (b) the related Compliance Certificate required by subsection 5.2(b).

         "Administrative Agent" means Toronto Dominion (Texas), Inc. in its capacity as Administrative Agent for the Lenders pursuant to this Agreement and any successor Administrative Agent appointed pursuant to subsection 8.9.

         "Administrative Agent's Office" means the office of Toronto Dominion (Texas), Inc. specified in subsection 9.2 or such other office as Toronto Dominion (Texas), Inc. shall specify in a notice to the Borrowers in accordance with subsection 9.2.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, (a) owns beneficially 5% or more of the Capital Securities of such Person or
    (b) controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" of a Person means the possession, directly or indirectly, of the power either to (a) vote 5% or more of the Capital Securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through ownership of Capital Securities, by contract or otherwise. All references to an "Affiliate" or "Affiliates" of any Borrower or any Restricted Subsidiary shall include ACC, Olympus, the Unrestricted Subsidiaries and Key Biscayne Cablevision, a Restricted Subsidiary of ACP, but shall exclude the Borrowers and the other Restricted Subsidiaries.

         "Affiliate Pledgors" means Olympus, ACP Holdings and Dorellenic and any Borrower's other Affiliates delivering any Parent Assignment of Partnership Interests or any Affiliate Subordination Agreement in connection with this Agreement.

         "Affiliate Subordination Agreement" means a Subordination Agreement in the form of Exhibit A, as amended, supplemented and otherwise modified from time to time.

         "Affiliate Subordinated Indebtedness" means any unsecured Indebtedness of any Borrower or any Restricted Subsidiary to any Affiliate which is subordinate to the Obligations pursuant to an Affiliate Subordination Agreement executed and delivered by the holder of such Indebtedness to the Administrative Agent that is in full force and effect and not being contested by any Person.

         "Agents" means the Administrative Agent, the Co-Administrative
    Agent, the Managing Agents, NationsBank of Texas, N.A., in its capacity as Documentation Agent in connection with this Agreement, Toronto-Dominion Securities (USA), Inc., in its capacity as Syndication Agent in connection with this Agreement, Chemical Bank, CIBC Inc., Credit Lyonnais Cayman Island Branch and First Union National Bank of North Carolina, each in its capacity as an Agent in connection with this Agreement, and the Co-Agents.

         "Agreement" means this Revolving Credit Agreement, including all attached Annexes, Schedules and Exhibits, each as amended, supplemented and otherwise modified from time to time.

         "Annualized Operating Cash Flow" means, for any fiscal quarter of the Borrowers, an amount equal to Operating Cash Flow for such fiscal quarter, multiplied by four.

         "Annualized Operating Cash Flow to Pro Forma Debt Service Ratio" means, at the date of any determination, the ratio of (a) Annualized Operating Cash Flow for any fiscal quarter to (b) Pro Forma Debt Service.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Eurodollar Lending Office in the case of Eurodollar Loans and all amounts payable in respect thereof and such Lender's Domestic Lending Office in the case of Base Rate Loans, all amounts payable in respect thereof and all other amounts payable to such Lender pursuant to this Agreement or any other Loan Document.

         "Applicable Margin" means (a) for the period from the Closing Date until the first Adjustment Date after the Closing Date, with respect to the Base Rate, 0.500% per annum, and, with respect to the Adjusted Eurodollar Rate, 1.500% per annum and (b) for any subsequent period from and including any Adjustment Date, beginning with the first Adjustment Date after the Closing Date, to the next Adjustment Date to occur, if the Senior Funded Debt to Annualized Operating Cash Flow Ratio on the first day of such period is within a range set forth in column A below, the per annum percentage equal to the percentage set forth for that range in column B below, with respect to the Base Rate, and column C below, with respect to the Adjusted Eurodollar Rate:
A                                      B         C
Less than
or Equal to:   But Greater than:
6.25 to 1.00     5.75 to 1.00     0.750%     1.750%
5.75 to 1.00     5.25 to 1.00     0.500%     1.500%
5.25 to 1.00     4.75 to 1.00     0.250%     1.250%
4.75 to 1.00     4.25 to 1.00     0.000%     1.000%
4.25 to 1.00     3.75 to 1.00     0.000%     0.750%
3.75 to 1.00                      0.000%     0.625%

    provided, if the Financial Statements and the related Compliance Certificate for any fiscal quarter required by subsections 5.1 and 5.2(b) are not delivered to the Administrative Agent on or before the date when due and the Applicable Margin indicated by the Senior Funded Debt to Operating Cash Flow Ratio for such fiscal quarter is increased for the subsequent period from that previously in effect, the Applicable Margin during the period from the date on which such Financial Statements and related Compliance Certificate are due until the date on which the same are received by the Administrative Agent shall be the Applicable Margin as so increased.

         "Asset Sale" means, as to any Person, the sale, lease (as lessor), assignment, transfer or other disposition for value by such Person to any other Person, whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise, of any assets of such Person outside the ordinary course of business of such Person, including, without limitation, any such sale, lease (as lessor), assignment, transfer or other disposition of a System or a Franchise owned or operated by any Borrower or any Restricted Subsidiary. In addition, if any property or asset of any Borrower or any Restricted Subsidiary is taken pursuant to condemnation proceedings or by eminent domain or is lost or damaged as a result of any casualty, such taking, loss or damage shall constitute an Asset Sale.

         "Assignment and Acceptance Agreement" means an Assignment and Acceptance Agreement in the form of Exhibit B.

         "Available Capital Contributions" means, as to any Borrower and its Restricted Subsidiaries at the time of any determination, the excess of
    (a) the aggregate amount of Capital Contributions made to such Borrower and its Restricted Subsidiaries subsequent to the Closing Date over (b) the sum of (i) the aggregate amount of Management Fees paid subsequent to the Closing Date pursuant to subsection 6.15(a)(ii) and (b), and (ii) the aggregate amount of Restricted Payments made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date pursuant to subsection 6.6(a)(iii)(B), and (iii) the aggregate amount of Restricted Investments made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date pursuant to clause (ii) of subsection 6.7(c), and (iv) the aggregate amount of Capital Expenditures made by such Borrower and its Restricted Subsidiaries subsequent to the Closing Date which were funded solely with the proceeds of any such Capital Contribution.

         "Available Commitment" means, as to any Lender at the time of any determination, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment at such time over (b) the aggregate principal amount of all Loans made by such Lender outstanding at such time.

         "Base Rate" means, for any day, a rate of interest per annum equal to (a) the higher of (i) the TD Prime Rate in effect on such day and
    (ii) the sum of (A) the Federal Funds Rate in effect on such day, and
    (B) 1/2 of 1%, plus (b) the Applicable Margin in effect on such day.

         "Base Rate Loan" means any Loan that bears interest computed on the basis of the Base Rate.

         "Basic Subscriber" means all of the following to the extent they receive basic cable television service provided by the Systems owned or operated by any Borrower or any Restricted Subsidiary: (a) private residential customer accounts which are not more than sixty days past due (including those of employees of such Borrower and its Subsidiaries and Affiliates and regardless of whether the service is provided in single family homes or in individually billed units in multi-unit buildings, but excluding "second connects" or "additional outlets" as such terms are commonly understood in the cable television industry), each of which shall be counted as one basic Subscriber; and (b) commercial and bulk-billed accounts which are not more than sixty days past due, such as hotels, motels, apartment houses and multifamily homes, provided that the number of Basic Subscribers serviced by each commercial or bulk-billed account shall be determined as the quotient of the monthly basic service revenue derived from such commercial or bulk-billed account (excluding any charges for taxes or other nonrecurring items) divided by the predominant monthly fees and charges derived from the provision of "basic service" as that term is commonly understood in the cable television industry (excluding any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment).

         "Benefitted Lender" has the meaning specified in subsection 9.7(a).

         "Board of Governors" means the Board of Governors of the Federal Reserve System or any Governmental Authority which succeeds to the powers and functions thereof.

         "Borrower" means ACP, Southeast or West Boca.

         "Borrower Assignment of Partnership Interests" means a Borrower Assignment of Partnership Interests in the form of Exhibit C, as amended, supplemented and otherwise modified from time to time.

         "Borrower Change of Control" means the failure of Olympus to
    (a) own, directly or indirectly, 99.90% of the Capital Securities of any Borrower and (b) possess, directly or indirectly, the power to direct or cause the direction of the management and policies of any Borrower, whether through ownership of Capital Securities of such Borrower, by contract or otherwise.

         "Borrowing" means one or more borrowings by any Borrower on the same day under and pursuant to this Agreement, each of which consists of Loans of the same Type.

         "Business" has the meaning specified in subsection 3.19.

         "Business Day" means a day of the year on which banks are not authorized or required to be closed in New York City and Houston, Texas and, if the applicable Business Day relates to any Eurodollar Loans, on which dealings are carried on between banks in the London interbank market.

         "Cable Act" means the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection Act of 1992.

         "Calculation Date" has the meaning specified in the definition of Pro Forma Debt Service.

         "Capital Contribution" means, as to any Borrower or any Restricted Subsidiary, (a) any cash capital contribution to such Borrower or such Restricted Subsidiary by any of its Affiliates, including, without limitation, as a result of the purchase of the Capital Securities of such Borrower or such Restricted Subsidiary by such Affiliate or (b) any loan or advance made in cash to such Borrower or such Restricted Subsidiary by any such Affiliate that constitutes Affiliate Subordinated Indebtedness.

         "Capital Expenditures" means for any period, the aggregate amount paid or accrued by the Borrowers and the Restricted Subsidiaries for the rental, lease, purchase (including by means of the acquisition of the Capital Securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP as in effect on the date of this Agreement, would appear on the consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries in the category of property, plant, or equipment at the end of such period.

         "Capital Lease" means a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease under GAAP as in effect on the date of this Agreement and, for purposes of this Agreement, the amount of any Capital Lease obligation at any date shall be the capitalized amount thereof at such date as determined in accordance with GAAP in effect on the date of this Agreement.

         "Capital Security" means (a) any share, membership, partnership or other percentage interest, unit of participation or other equivalent (however designated) of a corporate equity security or other equity interest in a Person and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

         "Cash Balance" means, at any date of determination, the aggregate amount of cash and Cash Equivalents of the Borrowers and the Restricted Subsidiaries at such date, as determined on a consolidated and combined basis in accordance with GAAP.

         "Cash Equivalents" means, at the time of purchase or other acquisition by any Borrower or any Restricted Subsidiary, (a) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a remaining maturity not exceeding one year, (b) time deposits and certificates of deposit having maturities of not more than one year of any Lender or of any domestic commercial bank which has a certificate of deposit rating equal to one of the two highest ratings by S&P or Moody's, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any domestic commercial bank meeting the qualifications specified in clause (b) above, (d) commercial paper with maturities of not more than 270 days and a published rating of not less than A-1 by S&P (or the equivalent rating then in effect) or P-1 by Moody's (or the equivalent rating then in effect) and (e) debt securities with a remaining maturity not exceeding one year issued by any Person organized under the laws of any state of the United States of America or of the District of Columbia, which securities are rated within the two highest rating categories by S&P or Moody's.

         "CATV System" means any System that is a community antenna television system as such term is commonly understood in the cable television industry.

         "Charter Documents" means, with respect to any Person, (a) the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of such Person, (b) the bylaws, partnership agreement, limited liability company agreement or regulations (or the equivalent governing documents) of such Person and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of such Person's Capital Securities or of any rights in respect of such Person's Capital Securities.

         "Closing Date" means the first date on which a Loan is made to any Borrower under this Agreement.

         "Co-Administrative Agent" means The Bank of Nova Scotia, in its capacity as Co-Administrative Agent in connection with this Agreement.

         "Co-Agents" means Compagnie Financiere De CIC Et De L'Union Europeenne, Fleet Bank and LTCB Trust Company, each in its capacity as a Co-Agent in connection with this Agreement.

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" means all property and assets of the Loan Parties and Affiliate Pledgors, now owned or hereinafter acquired, on which a Lien is purported to be created pursuant to any Security Document.

         "Commitment" means, with respect to each Lender, the agreement of such Lender to make Loans to any Borrower subject to the terms and conditions of this Agreement in an amount equal to such Lender's Commitment Percentage of the Total Commitment, as the same is reduced or increased from time to time pursuant to subsection 2.4 or pursuant to assignments in accordance with subsection 9.6(c).

         "Commitment Percentage" means, with respect to each Lender, at any time, the percentage set forth opposite such Lender's name on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount set forth in the applicable Assignment and Acceptance Agreement, as such percentage may be reduced or increased from time to time pursuant to assignments in accordance with subsection 9.6(c).

         "Commitment Period" means the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Total Commitment shall terminate as provided herein.

         "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

         "Communications Act" means the Communications Act of 1934.

         "Compliance Certificate" means a certificate of the Managing General Partner in the form of Exhibit D, or in such other form as the Administrative Agent may reasonably request.

         "Contractual Obligation" means, as to any Person, any provision of any Capital Security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets is bound.

         "Convert," "Conversion" or "Converted" each refers to a conversion of Loans of any Type into Loans of another Type and includes the continuation of Eurodollar Loans as Eurodollar Loans having a new Interest Period.

         "Copyright Act" means Title 17 of the United States Code.

         "Default" means any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Period" has the meaning specified in subsection 6.15.

         "Default Rate" means the Base Rate, plus 2.0%.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Domestic Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Domestic Lending Office" in the Assignment and Acceptance Agreement giving effect to such assignment or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrowers from time to time as the branch or office at which its Base Rate Loans are to be made or maintained.

         "Dorellenic" means Dorellenic Cable Partners, a Pennsylvania general partnership.

         "Eligible Assignee" means at any time any Lender, bank, finance company, insurance company, savings and loan association, savings bank, other financial institution or fund that (a) is regularly engaged in making or purchasing loans or (b) if not regularly engaged in making commercial loans, is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 144A and Regulation D, respectively, under the Securities Act of 1933).

         "Environmental Laws" means any and all Governmental Requirements regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors.

         "Eurodollar Lending Office" means, with respect to each Lender, (a) the branch or office of such Lender set forth below such Lender's name under the heading "Eurodollar Lending Office" on Annex A or, in the case of a Lender that becomes a Lender pursuant to an assignment, the branch or office of such Lender set forth under the heading "Eurodollar Lending Office" in the Assignment and Acceptance Agreement giving effect to such assignment or (b) such other branch or office of such Lender designated by such Lender to the Agent and the Borrowers from time to time as the branch or office at which its Eurodollar Rate Loans are to be made or maintained.

         "Eurodollar Loans" means any Loan that bears interest computed on the basis of the Eurodollar Rate.

         "Eurodollar Rate" means, for any Interest Period for each Eurodollar Loan comprising part of the same Borrowing or Conversion, the average (rounded upward to the nearest 1/16th of 1%) determined by the Administrative Agent of the interest rates per annum at which deposits in United States Dollars are offered to The Toronto-Dominion Bank, New York Branch, in the London interbank market at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, which deposits are for a period equal to such Interest Period and in an amount substantially equal to the Eurodollar Loan that the Administrative Agent would make or Convert, as the case may be, in its capacity as a Lender as a part of such Borrowing or Conversion.

         "Eurodollar Rate Reserve Percentage" means for any day in an Interest Period for any Eurodollar Loan, the reserve percentage applicable on that day under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Event of Default" means any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Balance" means, at any date of determination, the excess, if any, of the Cash Balance at such date over $1,000,000.

         "FCC" means the Federal Communications Commission or any Governmental Authority which succeeds to the powers and functions thereof.

         "FCC License" means any license or permit issued by the FCC, including, without limitation, any license issued for the operation of a CATV System, a SMATV System, a community antenna relay system, microwave system or an earth station.

         "Federal Funds Rate" means, for each day, the rate per annum (rounded upwards to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letters" means (a) the letter agreement from the Borrowers to the Administrative Agent concerning certain fees payable by the Borrowers in connection with this Agreement and (b) the letter agreement from the Borrowers to the Documentation Agent concerning certain fees payable by the Borrowers in connection with this Agreement, as the same may be amended, supplemented and otherwise modified from time to time.

         "Financial Statement Adjustments" means, at any time, in the case of the Financial Statements (other than the Initial Financial Statements) then or theretofore delivered to the Lenders pursuant to subsections 5.1(a) and 5.1(b), such cumulative pro forma adjustments to such Financial Statements as are necessary at such time to restate such Financial Statements to be in accordance with GAAP as in effect on the date of this Agreement and as applied in the preparation of such Financial Statements on a basis consistent with the basis on which GAAP as so in effect was applied in the preparation of the Initial Financial Statements.

         "Financial Statements" means the Initial Financial Statements and the financial statements of the Borrowers and the Restricted Subsidiaries required to be delivered to the Lenders by subsections 5.1(a) and 5.1(b).

         "Fixed Charges" means, for any period, without duplication, (a) the sum of (i) Interest Expense for such period, (ii) commitment fees in respect of any Indebtedness payable by the Borrowers and the Restricted Subsidiaries during such period, (iii) Capital Expenditures of the Borrowers and the Restricted Subsidiaries during such period, (iv) Management Fees paid by the Borrowers and the Restricted Subsidiaries during such period and (v) the excess, if any, of the aggregate amount of Loans outstanding at the beginning of such period over the Total Commitment which, as at the beginning of such period, are scheduled to be in effect at the end of such period in accordance with the provisions of this Agreement, all as determined on a consolidated and combined basis in accordance with GAAP, less (b) the sum of (i) Management Fees paid by the Borrowers and the Restricted Subsidiaries during such period pursuant to subsection 6.15(a)(ii) or 6.15(b) and are set forth on the Compliance Certificate delivered with respect to such period and (ii) the aggregate amount of Capital Expenditures made by the Borrowers and the Restricted Subsidiaries during such period to the extent such Capital Expenditures were funded with the proceeds of any Capital Contribution made to any Borrower or any of its Restricted Subsidiaries as set forth on the Compliance Certificate delivered with respect to such period.

         "Fixed Charges Annualized Operating Cash Flow" means (a) for the first fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to Operating Cash Flow for such fiscal quarter,
    (b) for the second fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to Operating Cash Flow for such fiscal quarter, multiplied by two, (c) for the third fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to Operating Cash Flow for such fiscal quarter, multiplied by three and (d) for any fiscal quarter of the Borrowers ending thereafter, an amount equal to Operating Cash Flow for such fiscal quarter, multiplied by four.

         "Fixed Charges Annualized Operating Cash Flow to Fixed Charges
    Ratio" means, at the date of any determination, the ratio of (a) Fixed Charges Annualized Operating Cash for any fiscal quarter to (b) Fixed Charges. For purposes of this ratio, Fixed Charges shall be determined as follows: (i) for the first fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to the Fixed Charges for such fiscal quarter; (ii) for the second fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to the Fixed Charges for such fiscal quarter and the immediately preceding fiscal quarter; (iii) for the third fiscal quarter of the Borrowers ending after the date of this Agreement, an amount equal to the Fixed Charges for such fiscal quarter and the immediately preceding two fiscal quarters; and (iv) for any fiscal quarter of the Borrowers ending thereafter, an amount equal to the Fixed Charges for such quarter and the immediately preceding three fiscal quarters.

         "Franchise" means a franchise, license (including, without limitation, any FCC License) or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system or the reception and transmission of signals by microwave granted by the FCC or any state, county, city, town, village or other local Governmental Authority.

         "GAAP" means generally accepted accounting principles and practices as in effect from time to time and concurred in by the independent certified accountants certifying the Financial Statements required by subsection 5.1(a), applied on a basis consistent (except for changes concurred in by such independent certified public accountants) with the most recent audited Financial Statements delivered to the Lenders, except as otherwise specifically provided herein.

         "General Partners" means the collective reference to (a) the ACP General Partners, (b) the West Boca General Partner, (c) each general partner of any Restricted Subsidiary which is a partnership (other than Vince Laurendi with respect to ACP's Restricted Subsidiary, Key Biscayne Cablevision) and (d) each general partner of any Loan Party formed or acquired after the Closing Date which is a partnership and, in each case, including any successor to any thereof to the extent permitted by subsection 6.8.

         "Governmental Approval" means any authorization, consent, approval, permit, franchise, certificate, license, implementing order or exemption of, or registration or filing with, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority or any obligation included in any certificate, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including, without limitation, any requirement under common law.

         "Guarantor" means each Restricted Subsidiary and any other Person delivering a Guaranty Agreement in connection with this Agreement.

         "Guaranty" means, for any Person, without duplication, any liability, contingent or otherwise, of such Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any liability of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such obligation of the payment of such obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such obligation; provided that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business. The amount of any liability assumed or acquired by the guaranteeing Person shall be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the Guaranty, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such liability, assumed or acquired by the guaranteeing Person shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

         "Guaranty Agreement" means the Guaranty Agreement in the form of Exhibit E, as amended, supplemented and otherwise modified from time to time.

         "Head End" means the site and related facilities and equipment used as the head end for a System, including the antenna site, the tower and the antenna, the microwave communications equipment, the earth station and the head end facilities.

         "Highest Lawful Rate" means, with respect to each Agent and each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received with respect to any Note or on other amounts, if any, due to such Agent or such Lender pursuant to this Agreement or any other Loan Document under Governmental Requirements applicable to such Agent or such Lender, as the case may be, which are presently in effect or which may hereafter be in effect.

         "Home" means a single residential dwelling or commercial building which can be connected by a single drop line. In the case of multiple residential dwellings, such as apartment houses and multi-family homes, which do not obtain reduced bulk service rates, each separate dwelling unit shall be counted as one Home. The number of Homes in a multiple residential dwelling which does obtain a reduced bulk service rate shall be the number of Basic Subscribers for such multiple residential dwelling.

         "Home Passed" means a Home which can be connected by a single drop line from Active Plant.

         "Indebtedness" of any Person means, without duplication, (a) any liability of such Person (i) for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the ordinary course of business, (ii) evidenced by notes, bonds, debentures or similar instruments or (iii) in respect of Capital Leases, (b) any liability secured by any Lien on any property or assets (or any revenues, income or profits therefrom) of such Person, whether or not such Person has assumed such liability or otherwise become liable for the payment thereof, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which such Person has incurred, assumed or acquired a liability by means of a Guaranty.

         "Indemnified Person" means, at any time, any Person that is, or at such time was, an Agent, a Lender, an Affiliate of an Agent or a Lender or a director, officer, employee or agent of any such Person.

         "Initial Financial Statements" means (a) the audited consolidated and combined balance sheet of ACP and its Restricted Subsidiaries as at December 31, 1993 and the related consolidated and combined statements of income and cash flows for such Borrower's fiscal year ended on such date and (b) the unaudited consolidated balance sheet of West Boca and its Restricted Subsidiaries as at December 31, 1994 and the related unaudited consolidated statements of income and cash flows for such Borrower's fiscal year ended on such date, copies of which have been made available to the Agents and the Lenders identified on the signature pages hereof prior to the date of this Agreement.

         "Insolvency" means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent" means pertaining to a condition  of Insolvency.

         "Intellectual Property" has the meaning specified in subsection 3.8.

         "Intercompany Note" means a promissory note of a Restricted Subsidiary in the form of Exhibit F.

         "Interest Expense" means, for any period, the aggregate interest expense of the Borrowers and the Restricted Subsidiaries with respect to
    (a) Indebtedness, other than Affiliate Subordinated Indebtedness, during such period, other than any interest expense not payable in cash during such period, and (b) Affiliate Subordinated Indebtedness paid in cash during such period, in each case as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement.

         "Interest Payment Date" means the last day of March, June, September and December of each year.

         "Interest Period" means, for each Eurodollar Loan, the period (a) commencing (i) for each such Loan comprising part of the same Borrowing, on the date such Loan is made, and (ii) for each such Loan into which any Loan has been Converted, the date of that Conversion and (b) ending on the last day of the period selected by the Borrowers pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, six or twelve months (if available), as the Managing General Partner may, upon notice received by the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

         (a) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

         (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

         (c) the Managing General Partner may not select any Interest Period which ends after any date on which the Total Commitment is schedule to reduce pursuant to subsection 2.4(a) unless, after giving effect to such selection, the aggregate unpaid principal amount of Base Rate Loans and Eurodollar Loans having Interest Periods which end on or prior to such reduction date shall be at least equal to the principal amount of the Loans required to be prepaid pursuant to subsection 2.6(c) as a result of such reduction; and

         (d) no more than ten Interest Periods may be outstanding at any time.

         "Interest Rate Protection Agreement" means, for any Person, any interest rate swap, reverse swap, cap or collar agreement or similar arrangement providing for protection against interest rate or currency exchange rate risks or the exchange of nominal interest obligations, either generally or under specific contingencies between such Person and any other Person.

         "Interim Computation Date" has the meaning specified in subsection 6.5(a).

         "Investment" means, as to any Person, (a) any direct or indirect purchase or other acquisition by such Person of the Capital Securities, bonds, notes, debentures, or other securities or obligations of, or any other interest in, any other Person, or any assets constituting a business unit of any other Person, (b) any direct or indirect loan, advance, extension of credit or capital contribution by such Person to any other Person or (c) any joint venture or similar arrangement by such Person with any other Person, including, without limitation, (i) all Acquisitions and
    (ii) all Indebtedness and accounts receivable owed to such Person by such other Person (including, any such Indebtedness or accounts receivable which do not arise out of sales to or services for such other Person in the ordinary course of business).

         "Lender" means at any time any Person then having any or all of the rights or obligations of a Lender and which (a) is identified as a Lender on the signature pages hereof or (b) has been assigned such rights or obligations pursuant to any Assignment and Acceptance Agreement.

         "Lien" means, with respect to any property or asset (or any revenues, income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), (a) any mortgage, lien, security interest, pledge, attachment, levy or other charge or encumbrance of any kind thereupon or in respect thereof or (b) any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Litigation" means any case, proceeding, claim, grievance, lawsuit or investigation conducted by or pending before any Governmental Authority or any arbitration proceeding.

         "Loan Documents" means this Agreement, the Notes, the Fee Letters, the Guaranty Agreement, the Security Documents, the Subordination Agreements and all other written agreements, documents, instruments and certificates now or hereafter executed or delivered by any Borrower, any Subsidiary or any Affiliate of any Borrower to or for the benefit of any Agent or any Lender pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, increases, restatements, rearrangements and substitutions from time to time of all or any part of the foregoing.

         "Loan Parties" means the Borrowers and each Subsidiary of the Borrowers which is a party to any Loan Document.

         "Loan Percentage" means, as to any Lender at the time of any determination, the percentage which the aggregate principal amount of such Lender's Loans outstanding at such time represents of the aggregate principal amount of all Loans of all Lenders outstanding at such time.

         "Loans" has the meaning specified in subsection 2.1.

         "Management Agreements" means the Management Services Agreement for Managed Systems, dated as of April 3, 1995, between Olympus and West Boca, the Management Services Agreement, dated as of December 20, 1989, between Olympus and Southeast, the Management Services Agreement, dated as of December 19, 1989, between Olympus and ACP and the Management Services Agreement, dated as of December 19, 1989, between Olympus and Key Biscayne Cablevision, a Pennsylvania general partnership and Restricted Subsidiary of ACP, each as amended, supplemented and otherwise modified to the date of this Agreement and from time to time thereafter to the extent permitted by subsection 6.8.

         "Management Fees" means amounts payable by any Borrower or any Restricted Subsidiary to any Manager pursuant to a Management Agreement on account of compensation, fees, salary or otherwise, for providing management or supervisory services to such Borrower or such Restricted Subsidiary.

         "Manager" means ACC or any Affiliate of ACC or any other Person approved by the Managing Agents and the Required Lenders (which approval will not be unreasonably withheld) which has delivered to the Administrative Agent a certified copy of a duly executed and delivered Management Agreement and a duly executed Management Subordination Agreement which is in full force and effect and not being contested by any Person.

         "Management Subordination Agreement" means a Management
    Subordination Agreement in the form of Exhibit G, as amended, supplemented and otherwise modified from time to time.

         "Managing Agents" means Toronto Dominion (Texas), Inc., NationsBank of Texas, N.A., The Bank of Nova Scotia and Societe Generale, each in its capacity as a Managing Agent in connection with this Agreement.

         "Managing General Partner" means, with respect to ACP, Southeast and West Boca, Olympus and any successor thereto in such capacity to the extent permitted by subsection 6.8.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties or assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Borrowers and the Restricted Subsidiaries considered as a whole, (b) the ability of the Borrowers, considered as a whole, to perform their payment and other obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" means, for any period, the aggregate net income (or net loss) of the Borrowers and the Restricted Subsidiaries for such period as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement.

         "Net Proceeds" means, with respect to any Asset Sale by any Borrower or any of its Restricted Subsidiaries the Net Proceeds (as determined in accordance with this definition) of which exceed $1,000,000, whether in a single transaction or series of related transactions, 100% of the gross cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (a) reasonable and customary amounts of attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith (other than such amounts payable to Affiliates) and (b) taxes paid or payable as a result thereof. In addition, the proceeds of any award or compensation for any property or assets of any Borrower or any Restricted Subsidiary taken by condemnation or eminent domain and the proceeds of any insurance award with respect to the loss or damage of any property as and when received by any Borrower or any Restricted Subsidiary.

         "Non-Excluded Taxes" has the meaning specified in  subsection  2.14.

         "Note" means a promissory note of the Borrowers payable to the order of a Lender in the form of Exhibit H.

         "Note Pledge Agreement" means a Note Pledge Agreement in the form of Exhibit I, as amended, supplemented and otherwise modified from time to time.

         "Notice of Borrowing" has the meaning specified in subsection 2.2.

         "Notice of Conversion" has the meaning specified in subsection 2.8.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans and all other obligations and liabilities of any Borrower to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement entered into by any Borrower with any Lender or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to any Agent or any Lender that are required to be paid by the Borrowers pursuant to the terms of this Agreement, any other Loan Document or any Interest Rate Protection Agreement entered into by any Borrower with any Lender).

         "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

         "Olympus Change of Control" means the failure of ACC and the Telesat Owner, collectively, to own, directly or indirectly, (a) 100% of the Capital Securities of Olympus having under ordinary circumstances (not dependent on any contingency) voting power and (b) 66 % or more of the equity Capital Securities of Olympus.

         "Operating Cash Flow" means, for any period, (a) the sum of (i) Net Income for such period and (ii) to the extent deducted in determining such Net Income, (A) interest expense, (B) Management Fees, (C) income taxes,
    (D) depreciation, (E) amortization and (F) all other non-cash expenses of the Borrowers and the Restricted Subsidiaries, as determined on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement, less (b) to the extent included in determining such Net Income, all non-cash income and non-cash gains and all fees, interest income, dividends and distributions received from Affiliates to the extent such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment); provided that, if any Borrower or any of its Restricted Subsidiaries shall have made one or more Acquisitions during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Acquisitions as if they had occurred at the beginning of such period; and provided further, that if any Borrower or any of its Restricted Subsidiaries shall have effected one or more Asset Sales during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Asset Sales as if they had occurred at the beginning of such period.

         "Operating Cash Flow to Interest Expense Ratio" means, at the date of any determination, the ratio of (a) Operating Cash Flow for any fiscal quarter to (b) Interest Expense for such fiscal quarter.

         "Parent Assignment of Partnership Interests" means a Parent Assignment of Partnership Interests in the form of Exhibit J, as amended, supplemented and otherwise modified from time to time.

         "Participant" has the meaning specified in subsection 9.6(b).

         "Partnership Agreements" means the ACP Partnership Agreement and the West Boca Partnership Agreement.

         "Partnership Assignment Agreements" means each Borrower Assignment of Partnership Interests, each Parent Assignment of Partnership Interests, each Subsidiary Assignment of Partnership Interests and each other agreement executed and delivered by any Person pursuant to this Agreement assigning, pledging and transferring to the Administrative Agent all or any portion of the partnership interests of such Person in any Borrower or any Restricted Subsidiary of such Borrower, as the same may be amended, supplemented and modified from time to time.

         "Pay Subscriber" has the meaning generally ascribed to such term in the cable television industry.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Intercompany Indebtedness" means Indebtedness of (a) any Borrower owing to any other Borrower or (b) any Restricted Subsidiary owing to any Borrower owning, directly or indirectly, Capital Securities of such Restricted Subsidiary, which Indebtedness is evidenced by a promissory note of such Restricted Subsidiary pledged to the Administrative Agent pursuant to a Note Pledge Agreement that is in full force and effect and not being contested by any Person.

         "Permitted Liens" means, as applied to the property or assets (or any revenues, income or profits therefrom), (a) Liens for taxes, assessments and other governmental charges or levies not yet due or which (if foreclosure, distraint, sale or other similar proceedings have not commenced or, if commenced, have been stayed) are being contested in good faith and by appropriate proceedings and adequate reserves for which are maintained on the books of such Person in conformity with GAAP;
    (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty days or which (if foreclosure, distraint, sale or other similar proceedings have not commenced or, if commenced, have been stayed) are being contested in good faith by appropriate proceedings and adequate reserves for which are maintained on the books of such Person in accordance with GAAP; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code); (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), operating leases (as lessee thereunder), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any Restricted Subsidiary; (f) any interest or title of a lessor of assets being leased by any Person pursuant to any Capital Lease permitted by subsection 6.2(c) or 6.2(d); (g) Liens under Pole Rental Leases on cables and other property affixed to transmission poles;
    (h) Liens securing Indebtedness of the Borrowers and the Restricted Subsidiaries permitted by subsection 6.2(c) or 6.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired; and (i) Liens created pursuant to the Security Documents.

         "Person" means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, mutual company, limited liability company, business trust, trust, estate, unincorporated association, joint venture, union, employee organization, Governmental Authority or other entity of whatever nature.

         "Plan" means any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pole Rental Leases" means leases under which any Borrower or any of its Restricted Subsidiaries has the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of any System owned or operated by any Borrower or any of its Restricted Subsidiaries.

         "Pro Forma Debt Service" means, at any date of determination, the sum of all pro forma Interest Expense, commitment fees and principal payments, including the current maturities thereof, due in respect of Indebtedness, other than Affiliate Subordinated Indebtedness, during the four fiscal quarters of Borrowers next succeeding such date of determination; provided that (i) pro forma Interest Expense with respect to outstanding Loans and commitment fees pursuant to subsection 2.3 shall be determined (A) assuming that, with respect to each fiscal quarter comprising a portion of such period, Loans in an aggregate principal amount equal to the lesser of (I) the aggregate amount of Loans outstanding on such date of determination and (II) the Total Commitment which, as at such date, is scheduled to be in effect at the beginning of such quarter in accordance with the provisions of this Agreement will be in effect during such quarter and (B) assuming that (I) all Eurodollar Loans outstanding on such date of determination shall bear interest until the end of the then current Interest Period with respect thereto at the rate applicable thereto on such date of determination and shall bear interest from and after the end of such then current Interest Period with respect thereto, at the three-month Adjusted Eurodollar Rate in effect on the date of calculation on which Pro Forma Debt Service is being calculated (the "Calculation Date") and (II) all Base Rate Loans shall bear interest during such period at the Base Rate in effect on such Calculation Date (provided that (x) if the aggregate principal amount of Loans to be outstanding is ever determined pursuant to clause (i)(A)(II) of this provision, the Loans shall be deemed repaid in the following order, first, Base Rate Loans and, second, Eurodollar Loans and (y) the interest rate applicable to all Loans shall be calculated after giving effect to any Interest Rate Protection Agreement in effect with respect to such Loans), (ii) pro forma principal payments with respect to Loans outstanding under this Agreement shall be equal to the excess of the aggregate amount of Loans outstanding on such date of determination over the Total Commitment scheduled to be in effect at the end of such period in accordance with the provisions of this Agreement, (iii) pro forma Interest Expense with respect to all other Senior Funded Debt shall be determined based upon the applicable interest rate in effect on such date of determination assuming that the principal amount of such Indebtedness on such date of determination remains outstanding throughout such period, adjusted to give effect to any scheduled principal payments during such period and after giving effect to any Interest Rate Protection Agreement in effect with respect to such Senior Funded Debt and (iv) pro forma principal payments with respect to all such other Senior Funded Debt shall be equal to the excess of the principal amount of such Senior Debt on such date of determination over the principal amount of such Senior Debt scheduled to be outstanding at the end of such period.

         "Properties" has the meaning specified in subsection 3.19.

         "Refinancing" means the payment of the outstanding Indebtedness, together with all accrued interest and fees thereon and other amounts due thereunder, of (i) ACP and Southeast under the ACP/Southeast Loan Agreement, (ii) West Boca under the West Boca Bridge Loan Agreement and
    (iii) ACP and Southeast owing in respect of certain Affiliate Subordinated Indebtedness.

         "Register" has the meaning specified in subsection 9.6(d).

         "Regulations G and U" means Regulations G and U of the Board of Governors.

         "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
    Section 4241 of ERISA.

         "Reportable Event" means any of the events set forth in Section 4043(b) or (c) of ERISA, other than those events described in Section 4043(b) as to which notice is waived by applicable PBGC regulation or those events described in Section 4043(c) as to which the thirty-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

         "Required Lenders" means, at the time of any determination, Lenders the Loan Percentages of which aggregate at least 66 % or, if no Loans are then outstanding, Lenders the Commitment Percentages of which aggregate at least 66 %.

         "Responsible Officer" means, with respect to any Loan Party or Affiliate Pledgor, (a) if such Loan Party or Affiliate Pledgor is a partnership, such senior personnel of the general partner of such partnership, including, without limitation, the Chief Executive Officer, the President, any Vice President and Colin H. Higgin or, with respect to financial matters, the Chief Financial Officer, as may be duly authorized and designated in writing by such general partner to the Administrative Agent to execute the Loan Documents to which the Loan Party or Affiliate Pledgor of which it is the general partner is a party and any other documents, agreements or instruments to be delivered by such Loan Party or Affiliate Pledgor thereunder and (b) if such Loan Party or Affiliate Pledgor is a corporation, such senior personnel of such Loan Party or Affiliate Pledgor, including, without limitation, the Chief Executive Officer, the President, any Vice President and Colin H. Higgin or, with respect to financial matters, the Chief Financial Officer, as may be duly authorized and designated in writing by such Loan Party or Affiliate Pledgor to the Administrative Agent to execute the Loan Documents to which such Loan Party or Affiliate Pledgor is a party and any other documents, agreements or instruments to be delivered by such Loan Party or Affiliate Pledgor thereunder.

         "Restricted Investments" means, as to any Person, any Investment by such Person in any of its Affiliates or Unrestricted Subsidiaries.

         "Restricted Payments" has the meaning specified in subsection 6.6.

         "Restricted Subsidiary" means Key Biscayne Cablevision, a Pennsylvania general partnership, Cable Sentry Corporation, a Florida corporation, any other Subsidiary of any Borrower that is not an Unrestricted Subsidiary and any Unrestricted Subsidiary of any Borrower which the Managing General Partner hereafter designates as a Restricted Subsidiary and as to which the applicable Borrower complies with the provisions of subsection 5.9 relating to "new Restricted Subsidiaries."

         "Rigas Family" means John J. Rigas, Timothy J. Rigas, James P.
    Rigas, Ellen K. Rigas, Michael J. Rigas and their respective spouses and children and trusts, partnerships, corporations and other entities controlled by one or more of such Persons; provided that neither ACC nor any of its Subsidiaries shall be deemed to be a part of the Rigas Family. For purposes of this definition, the term "controlled" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person or Persons, which represent more than 50% of the voting power in such Person.

         "Security Agreement" means a Security Agreement in the form of Exhibit K, as amended, supplemented and otherwise from time to time.

         "Security Documents" means each Partnership Assignment Agreement, each Stock Pledge Agreement, each Security Agreement, each Note Pledge -

    Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the Obligations hereunder and under any of the other Loan Documents or to secure any guaranty of the Obligations, including, without limitation, any such security document delivered pursuant to subsection
    5.9 or 5.10.

         "Senior Funded Debt" means, at any date of determination, (a) the Loans and all other Indebtedness of the Borrowers and the Restricted Subsidiaries on such date which (i) purports to be secured by a first Lien on any assets of any Borrower or any Restricted Subsidiary or (ii) is not subordinated to the Obligations and any other Indebtedness of such Borrower or such Restricted Subsidiary, less (b) the Excess Cash Balance at such date.

         "Senior Funded Debt to Annualized Operating Cash Flow Ratio" means, at the time of any determination, without duplication of amounts, the ratio of (a) the aggregate amount outstanding at such time of all obligations of the Borrowers and the Restricted Subsidiaries in respect of the principal amount of all Senior Funded Debt to (b) Annualized Operating Cash Flow for the most recently ended fiscal quarter.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SMATV System" means any System that is a satellite master antenna television system as such term is commonly understood in the cable television industry.

         "Solvent" means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date, the making of the Loans to be made on the Closing Date and to the application of the proceeds of such Loans and (B) on any date after the Closing Date, the making of any Loan to be made on such date, and to the application of the proceeds of such Loan. For purposes of this definition, (i) "debt" means liability on a "claim", and
    (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Southeast" means Southeast Florida Cable, Inc., a Florida corporation.

         "S&P" means Standard & Poor's Rating Group.

         "Stock Pledge Agreement" means a Stock Pledge Agreement in the form of Exhibit L, as amended, supplemented and otherwise modified from time to time.

         "Subordination Agreements" means each Affiliate Subordination Agreement and each Management Subordination Agreement.

         "Subsidiary" means, as to any Person, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such voting power only by reason of the happening of a contingency) sufficient to elect a majority of the board of directors of such corporation is at the time directly or indirectly through one or more intermediaries, or both, owned, or the management of which is controlled, by such Person, or
    (b) a partnership, joint venture or other entity of which ownership, equity or similar interests having the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be, is at the time directly or indirectly through one or more intermediaries, or both, owned, or the management of which is controlled by, such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower.

         "Subsidiary Assignment of Partnership Interests" means a Subsidiary Assignment of Partnership Interests in the form of Exhibit M, as amended, supplemented and otherwise modified from time to time.

         "System" means as to any Person, assets constituting a CATV System or SMATV System (including, without limitation, all related licenses, franchises and permits issued under federal or local laws from time to time, and all Pole Rental Leases, utility easements and other property services provided pursuant to, and all interest of such Person to receive payments from, or pursuant to, said licenses, franchises and permits) owned and operated by such Person and serving subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

         "System Cash Flow Percentage" has the meaning specified in subsection 6.5(a).

         "TD Prime Rate" means the fluctuating prime commercial lending rate of interest adopted by The Toronto-Dominion Bank, New York Branch, as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to residents of the United States of America of varying degrees of creditworthiness and being quoted at such time by such bank as its "prime rate." The TD Prime Rate shall be adjusted automatically, without notice, on the effective date of any change in such prime commercial lending rate. The TD Prime Rate is not necessarily the lowest rate of interest of The Toronto-Dominion Bank, New York Branch.

         "Telesat" means Telesat Cablevision, Inc., a Florida corporation.

         "Telesat Owner" means the indirect holders on the date hereof of the Capital Securities of Telesat identified in the Ownership Certificate delivered to the Administrative Agent and the Lenders pursuant to subsection 4.1(a)(x).

         "Termination Date" means the earlier of (a) December 31, 2003 and
    (b) any date on which the Loans become due and payable in full, whether by acceleration or otherwise.

         "Total Commitment" means $475,000,000, as such amount is or may be reduced from time to time pursuant to this Agreement.

         "Transferee" has the meaning specified in subsection 9.6(f).

         "Trigger Date" means the earlier of (a) the date the Loans and all other Obligations owing under this Agreement shall have become or declared to be due and payable and (b) the date on which the Required Lenders shall have notified the Administrative Agent after the occurrence of an Event of Default that amounts are to be shared pursuant to subsection 7.2.

         "Type" refers to a Base Rate Loan or a Eurodollar Loan.

         "Unrestricted Subsidiary" means Palm Beach Group Cable Joint
    Venture, a Florida joint venture, Palm Beach Group Cable, Inc., a Florida corporation, and any Subsidiary of any Borrower formed or acquired after the Closing Date and designated by a resolution of the Managing General Partner on behalf of ACP or West Boca, as the case may be, as an Unrestricted Subsidiary; provided that (a) if such Subsidiary is a partnership, such Subsidiary may be an Unrestricted Subsidiary only if no Borrower or any Restricted Subsidiary is a general partner of such Subsidiary and (b) such Subsidiary shall only be an Unrestricted Subsidiary for so long as such Subsidiary engages solely in the business of acquiring, owning or disposing of publicly traded marketable securities and FCC Licenses (other than FCC Licenses used in connection with the ownership or operation of the Systems of any Borrower and its Subsidiaries).

         "WB Cable Associates" means WB Cable Associates, Ltd., a Florida limited partnership.

         "West Boca" means West Boca Acquisition Limited Partnership, a Delaware limited partnership.

         "West Boca Bridge Loan Agreement" means the $65,000,000 Credit Agreement, dated as of April 3, 1995, among West Boca, as Borrower, various financial institutions, as lenders, Societe Generale, as Agent, and Toronto Dominion (Texas), Inc., as Co-Agent.

         "West Boca General Partner" means Olympus in its capacity as the general partner of West Boca and any successor thereto to the extent permitted by subsection 6.8.

         "West Boca Partnership Agreement" means the Limited Partnership Agreement, dated as of April 3, 1995, of West Boca, as amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in any Note or any other Loan Document.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and the Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. Without limiting any other provision of this Agreement, to the extent that any entity which is a Restricted Subsidiary under this Agreement would not be included in the financial statements of any Borrower as prepared on a consolidated basis in accordance with GAAP, such financial statements shall be prepared so as to include such Restricted Subsidiary on a combined basis in accordance with GAAP. Without limiting any other provision of this Agreement, to the extent that any such Restricted Subsidiary is included in the Financial Statements on a combined basis, all financial terms defined herein shall also include the accounts of such Restricted Subsidiary on a combined basis in accordance with GAAP.

         (c) When used in this Agreement, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words Section, subsection, Annex, Schedule and Exhibit refer to Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) Except as otherwise specified herein, all references herein to any Governmental Requirement defined or referred to herein shall be deemed references to such Governmental Requirement or any successor Governmental Requirement, as the same may have been or may be amended and supplemented from time to time, and any rules or regulations promulgated thereunder from time to time as the same may have or may be amended and supplemented from time to time.

                SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

         2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender's Commitment. Each Borrowing (a) shall consist of Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitment Percentages, (b) consisting of Base Rate Loans shall be in an aggregate amount not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the aggregate amount of the Available Commitments on the date of such Borrowing is less than $1,000,000, such lesser amount) and (c) consisting of Eurodollar Loans shall be in aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Within the foregoing limits and subject, without limitation, to subsections
2.17 and 4.2(e), the Borrowers may borrow, prepay and reborrow Loans in accordance with the provisions hereof. The principal amount outstanding of all Loans of all Lenders shall mature and be due and payable, together with all accrued and unpaid interest thereon, on the Termination Date.

         2.2 Making the Loans. (a) Each Borrowing shall be made by telephonic notice to be followed by written confirmation given by the Managing General Partner on behalf of any Borrower to the Administrative Agent not later than 12:00 Noon (New York City time) on (i) one Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Base Rate Loans and
(ii) the third Business Day prior to the date of the Borrowing in the case of a Borrowing consisting of Eurodollar Loans. Each such notice of a Borrowing
(a "Notice of Borrowing") shall be in the form of Exhibit 2.2 and shall identify the Borrower and specify (A) the date of such Borrowing, (B) the number of Borrowings and the Type and aggregate principal amount of Loans comprising each Borrowing, and (C) in the case of a Borrowing consisting of Eurodollar Loans, the initial Interest Period for such Loans. Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of a Borrowing, the proceeds of which will be used in whole or in part to reinvest Net Proceeds of any Asset Sale, such Notice of Borrowing shall be accompanied by the certificate required by subsection 2.17(b). The Administrative Agent shall promptly deliver a copy of each Notice of Borrowing to the Lenders.

         (b) Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and, upon fulfillment of the applicable conditions set forth in Section 4, the Administrative Agent shall make such funds available to the applicable Borrower's account at the Administrative Agent's Office or as otherwise designated in the Notice of Borrowing.

         (c) Unless the Administrative Agent has received notice from a Lender prior to 11:00 A.M. (New York City time) on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of such Borrowing, the Administrative Agent may assume such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection 2.2(b) and the Administrative Agent in its sole discretion may, in reliance on such assumption, make available to the applicable Borrower on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender shall not have so made its Commitment Percentage available to the Administrative Agent, the Borrowers jointly and severally agree and such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate until, and including, the third Business Day after demand is made and thereafter at the Base Rate.
If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrowers shall repay to the Administrative Agent such corresponding amount, no Borrower shall have any liability with respect to losses, costs or expenses otherwise compensable under subsection 2.15 in connection therewith.

         (d) The agreements of the Lenders to make Loans to the Borrowers pursuant to this Agreement are several, and not joint or joint and several, and the failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         2.3 Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender's Domestic Lending Office a commitment fee during the Commitment Period, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, calculated on the basis of a 360-day year for the actual number of days elapsed, payable quarterly in arrears on each Interest Payment Date and on the Termination Date.

         2.4 Reduction of Total Commitment. (a) The Total Commitment shall be reduced automatically and permanently on each reduction date set forth on
Schedule 2.4 by the amount set forth opposite such date on Schedule 2.4.

         (b) The Total Commitment shall reduce under the circumstances, in the amounts and on the dates specified in subsection 2.17. Any such reduction of the Total Commitment pursuant to this subsection 2.4(b) shall reduce on a pro rata basis the reductions of the Total Commitment scheduled to occur pursuant to subsection 2.4(a) after the date of such reduction.

         (c) The Borrowers shall have the right, on not less than five Business Days' notice by the Managing General Partner to the Administrative Agent, to terminate the Commitments or from time to time to reduce the Total Commitment. Any such partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be permanent. Any reduction of the Total Commitment pursuant to this subsection 2.4(c) shall reduce on a pro rata basis the reductions of the Total Commitment scheduled to occur pursuant to subsection 2.4(a) after the date of such reduction. The Administrative Agent shall promptly deliver a copy of such notice to the Lenders.

         2.5 Repayment of Loans. The Borrowers hereby jointly and severally and unconditionally promise to pay, or prepay as the case may be, to the Administrative Agent, for the account of the Applicable Lending Office of each Lender, the principal amount of the Loans made by such Lender on the date the same become due and payable pursuant to and in accordance with this Agreement. Subject to subsection 2.6(a), payments and prepayments of Loans shall be applied by the Administrative Agent first to pay Base Rate Loans and then to pay Eurodollar Loans in the order that the Interest Periods for such Loans end. All amounts shall be paid on the date specified therefor, whether or not such payment would require a prepayment of any Eurodollar Loans prior to the last day of the applicable Interest Periods therefor or would result in losses, costs or expenses compensable under subsection 2.15.

         2.6 Optional and Mandatory Prepayments. (a) Subject to subsection 2.15, the Borrowers may at any time, and from time to time, prepay, without premium or penalty, the Loans, in whole or ratably in part, together with accrued and unpaid interest to the date of such repayment on the principal amount prepaid, by the Managing General Partner giving the Administrative Agent notice (i) at least three Business Days prior to the prepayment of any Eurodollar Loans and (ii) at least one Business Day prior to the prepayment of any Base Rate Loans, in each case specifying the Type of Loans to be prepaid, the date and amount of such prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date specified in such notice, together with accrued and unpaid interest on the amount prepaid and any amounts compensable pursuant to subsection 2.15. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly deliver a copy of such notice to the Lenders.

         (b) The Borrowers hereby, jointly and severally, agree, without notice or demand, immediately upon receipt by or on behalf of any Borrower or any Restricted Subsidiary of any Net Proceeds of any Asset Sale, to pay to the Administrative Agent for the ratable account of the Lenders an amount equal to such Net Proceeds.

         (c) If at any time the aggregate outstanding principal amount of the Loans exceeds the Total Commitment then in effect, the Borrowers jointly and severally agree, without notice or demand, to pay to the Administrative Agent for the ratable account of the Lenders the amount of such excess, together with accrued and unpaid interest to the date of such prepayment on the principal amount prepaid.

         2.7 Interest. Each Loan shall bear interest at the rates set forth below, and the Borrowers jointly and severally agree to pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth below:

         (a) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate in effect from time to time, calculated on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed, payable in arrears on (A) each Interest Payment Date, (B) the date such Loan shall be Converted and (C) the Termination Date.

         (b) During such periods as such Loan is a Eurodollar Loan, a rate per annum equal at all times during each Interest Period for such Loan to the lesser of (i) the Highest Lawful Rate and (ii) the Adjusted Eurodollar Rate for such Interest Period, calculated on the basis of a 360-day year for the actual number of days elapsed, payable in arrears on (A) the last day of such Interest Period and, in the case of a Eurodollar Loan having an Interest Period longer than three months, on the three-month anniversary of the first day of such Interest Period and (B) the Termination Date.

         (c) After the occurrence of any Event of Default, at the option of the Required Lenders, to the extent permitted by applicable law, the outstanding Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Default Rate. Such interest shall be payable on demand and accrue until the earliest of (A) the waiver of such Event of Default by the requisite number of Lenders or the cure of such Event of Default to the satisfaction of the requisite number of Lenders, (B) agreement by the requisite number of Lenders to rescind the charging of interest at the Default Rate and (C) payment in full of the Obligations and the termination of the Total Commitment.

         2.8 Voluntary Interest Rate Conversion. Subject to the terms and conditions hereof, the Borrowers may on any Business Day, on telephonic notice to be followed by written confirmation ("Notice of Conversion"), given by the Managing General Partner to the Administrative Agent not later than 12:00 Noon (New York City time) (a) on the third Business Day prior to the date of the proposed Conversion of Loans into Eurodollar Loans or (b) on one Business Day prior to the date of the proposed Conversion of Eurodollar Loans into Base Rate Loans, Convert Loans of one Type into Loans of another Type or Convert Eurodollar Loans into Eurodollar Loans having a different Interest Period; provided, however, that any Conversion of any Eurodollar Loans into Base Rate Loans and of any Eurodollar Loans into Eurodollar Loans having a different Interest Period shall be made only on the last day of an Interest Period for such Eurodollar Loans. Each such Notice of Conversion shall specify therein the requested (i) date of such Conversion, (ii) the amount of the Loans to be Converted and (iii) if such Conversion is into Loans constituting Eurodollar Loans or Eurodollar Loans having a different Interest Period, the duration of the Interest Period for such Loans. Each Notice of Conversion shall be irrevocable and binding on the Borrowers. The Administrative Agent shall promptly deliver a copy of each Notice of Conversion to each Lender. Each Conversion shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         2.9 Determination of Interest Rate. (a) The rate of interest for each Eurodollar Loan specified in a Notice of Borrowing or a Notice of Conversion shall be determined by the Administrative Agent two Business Days before the first day of the Interest Period applicable for such Loan. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the interest rate determined by the Administrative Agent for purposes of subsection 2.7(b) and each such determination by the Administrative Agent shall be conclusive, absent manifest error.

         (b) If the Managing General Partner shall fail to deliver to the Administrative Agent a Notice of Conversion in accordance with subsection 2.8 to select the duration of any Interest Period for any outstanding Eurodollar Loan prior to the last day of the Interest Period applicable to such Loan, such Loan will, automatically on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

         2.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, then
(i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans that were to have been Converted on the first day of such Interest Period to Eurodollar Loans shall continue as Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be Converted, on the respective last days of the then current Interest Periods with respect to such Loans, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made nor shall any Borrower have the right to Convert Loans into Eurodollar Loans.

         2.11 Pro Rata Treatment and Payments.  Each Borrowing by any
Borrower from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Total Commitment shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Loans shall be made pro rata according to the respective Loan Percentages then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or any other Obligation, shall be made without set-off, counterclaim or other deduction whatsoever and shall be made prior to 12:00 Noon (New York City time) on the date due to the Administrative Agent, for the account of the respective Applicable Lending Offices of the Lenders, at the Administrative Agent's Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         2.12 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Governmental Requirement or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make or Convert into Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be Converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as is required by such Governmental Requirement. If any such Conversion of Eurodollar Loans into Base Rate Loans occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers jointly and severally agree to pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.15. Each Lender will promptly notify the Borrowers of any event occurring after the date of this Agreement which makes it unlawful for such Lender to make or maintain Eurodollar Loans.

         2.13 Governmental Requirements. (a) If the adoption of or any change in any Governmental Requirement or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.14 and changes in tax on the overall net income of such Lender);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

              (iii) shall impose on such Lender any other condition with respect to any Eurodollar Loan;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, Converting or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, such Lender shall give prompt notice thereof to the Borrowers and then, in any such case, the Borrowers jointly and severally agree to promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable. If the Borrowers should receive any such notice from any Lender, subject to subsection 2.15, by telephonic notice, followed by written confirmation by the Managing General Partner to the Administrative Agent and such Lender, the Borrowers may Convert the affected Eurodollar Loans of such Lender to Base Rate Loans notwithstanding such Conversion would occur on a date other than the last day of the Interest Period for such Loans.

         (b) If any Lender shall have determined that the adoption of or any change in any Governmental Requirement regarding capital adequacy, or in the interpretation or application thereof, or compliance by such Lender, or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as a consequence of its obligations hereunder (including in respect of its Commitment or any Loans made by it), to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, such Lender shall give prompt notice thereof to the Borrowers and then, from time to time, the Borrowers jointly and severally agree to pay promptly to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.13, it shall notify the Borrowers promptly (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 2.13 submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection 2.13 shall survive the termination of this Agreement and the payment of the Obligations.

         2.14 Taxes. (a) All payments made by the Borrowers under this Agreement, any Notes and any other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non--

Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection 2.14. Whenever any Non-Excluded Taxes are payable by the Borrowers, each Lender affected thereby shall give prompt notice to the Borrowers of such circumstance and as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall jointly and severally indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 2.14 shall survive the termination of this Agreement and the payment of the Obligations.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

              (i)  deliver to the Borrowers and the Administrative Agent
(A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

              (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 2.14; provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         2.15 Indemnity. The Borrowers shall jointly and severally indemnify each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a Borrowing of or a Conversion into Eurodollar Loans after the Managing General Partner has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Managing General Partner has given a notice thereof in accordance with the provisions of this Agreement, (c) any prepayment of any Eurodollar Loan on a day which is not the last day of the Interest Period for such Loan or (d) any Conversion of a Eurodollar Loan to a Base Rate Loan on any day other than the last day of the Interest Period therefor. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed or Converted, or so Converted, for the period from the date of such prepayment or of such failure to borrow or Convert or such Conversion to the last day of such Interest Period (or, in the case of a failure to borrow or Convert, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

         2.16 Change of Lending Office; Substitution of Lender. (a) Each Lender agrees that if it makes any demand for payment under subsection 2.13 or 2.14(a), or if any adoption or change of the type described in subsection 2.12 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 2.13 or 2.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.12.

         (b) If (i) the obligation of any Lender to make or Convert Loans into Eurodollar Loans has been suspended pursuant to subsection 2.12, (ii) any Lender has demanded compensation under subsection 2.13 or (iii) any Lender has notified the Borrower that it is not capable of receiving payments without deduction or withholding pursuant to subsection 2.14, the Borrowers may replace such Lender by the Managing General Partner designating in a notice given to the Administrative Agent an Eligible Assignee to replace such Lender, which Eligible Assignee, if not already a Lender, shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld. If the Borrowers so designate an Eligible Assignee, then the Administrative Agent shall give notice thereof to the Lender to be replaced, and thereupon, such Lender shall promptly consummate an assignment of such Lender's Commitment, Loans, Notes and other rights and obligations hereunder relative to the Commitment of such Lender to such Eligible Assignee in accordance with subsection 9.6. Notwithstanding anything to the contrary contained in subsection 9.6(e) or in the Assignment and Acceptance Agreement, in connection with any assignment pursuant to this subsection 2.16(b), the Borrowers jointly and severally agree to pay to the Administrative Agent the $3,000 processing fee provided for in subsection 9.6(e) and in paragraph numbered 4 of the Assignment and Acceptance Agreement and jointly and severally agree to pay to the Administrative Agent for the account of the assigning Lender all interest and fees accrued and unpaid to the Effective Date of, and as such term is defined in, the Assignment and Acceptance Agreement and all other Obligations (other than principal on the Loans) then owing to such assigning Lender.

         2.17 Use of Net Proceeds. (a) So long as no Default or Event of Default exists or would exist as a result thereof and subject to the terms and conditions hereof, the selling Borrower, on its own behalf or on behalf of any of its selling Restricted Subsidiaries, as the case may be, may exercise its right to borrow under subsection 2.1 an amount equal to the Net Proceeds received by such Borrower or such Restricted Subsidiary from any voluntary Asset Sale to make Acquisitions permitted by subsection 6.7(b) and, in the case of any Net Proceeds arising out of a taking by condemnation or eminent domain or a loss or damage pursuant to any casualty, any Borrower suffering such taking or casualty, on its own behalf or on behalf of any of its Restricted Subsidiaries suffering such taking or casualty, may exercise its rights to borrow under subsection 2.1 an amount equal to such Net Proceeds received by such Borrower or such Restricted Subsidiary to replace, restore or repair any property or asset so taken or destroyed or damaged, including, without limitation, to make Acquisitions permitted by subsection 6.7(b); provided, that an amount equal to such Net Proceeds previously has been paid to the Administrative Agent pursuant to subsection 2.6(b) and any such Acquisitions or replacements, restorations or repairs occurs on or before twelve months after the date on which the Net Proceeds from such Asset Sale are received from time to time by such Borrower or such Restricted Subsidiary. Such Borrower shall exercise such right to borrow by the Managing General Partner giving notice to the Administrative Agent, in the case of a voluntary Asset Sale, on or before the date such Asset Sale is consummated and, in the case of an involuntary Asset Sale, within thirty days after such taking or casualty, which notice shall state (i) the amount of the Net Proceeds of such Asset Sale received and to be received by such Borrower or its Restricted Subsidiary and the amount which the Managing General Partner expects to reinvest or to use to replace, restore or repair taken or destroyed or damaged property or assets and
(ii) that no Default or Event of Default exists. The Administrative Agent will promptly give a copy of such notice to the Lenders. In the event no such right is timely exercised by the Managing General Partner or the Managing General Partner exercises such right only as to a portion of such Net Proceeds, the Total Commitment shall reduce permanently on the earlier of (i) the date on which such notice is received by the Administrative Agent and (ii) the date on which such notice is due, by the amount of such Net Proceeds that the Managing General Partner elects not to reinvest or is hereby deemed to have elected not to reinvest by failure to give timely notice.

         (b) Together with its Notice of Borrowing in connection with any Borrowing all or any portion of the proceeds of which will be used as a reinvestment of Net Proceeds, the Managing General Partner shall deliver to the Administrative Agent a certificate executed and delivered by a Responsible Officer, certifying the amount of such Net Proceeds to be reinvested and specifying in reasonable detail satisfactory to the Administrative Agent the intended use of the proceeds of such Borrowing. On the date which is twelve months after the date of receipt by any Borrower or any of its Restricted Subsidiaries of any Net Proceeds, the Managing General Partner shall deliver a certificate executed and delivered by a Responsible Officer, certifying (i) the aggregate amount and use of such Net Proceeds actually reinvested in accordance with this subsection 2.17 and (ii) the reduction, if any, in the Total Commitment required by subsection 2.17(c).

         (c) On the last day of the twelve-month period referred to in subsection 2.17(b) applicable to any Net Proceeds or, at the option of the Required Lenders, upon the occurrence of an Event of Default, the Total Commitment shall be permanently reduced by an amount equal to such Net Proceeds which have not been reinvested in accordance with this subsection 2.17.

                SECTION 3.  REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

         3.1 Financial Condition. (a) The Initial Financial Statements and the other Financial Statements (including in each case the related schedules and notes) delivered pursuant to subsection 5.1 present fairly, in all material respects, the consolidated and combined financial position of the Borrowers and the Restricted Subsidiaries at the respective dates of the balance sheets included therein and the consolidated and combined results of their operations and their consolidated and combined cash flows for the respective periods set forth therein and have been prepared in accordance with GAAP consistently applied throughout the periods involved (subject, in the case of interim Financial Statements, to normal year-end adjustments). As of the date of any balance sheet included in such Financial Statements, no Borrower or any Restricted Subsidiary then had any outstanding Indebtedness to any Person or any material, individually or in the aggregate, obligations pursuant to any Guaranty, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including, without limitation, any Interest Rate Protection Agreement or foreign currency swap or exchange transaction), or any material, individually or in the aggregate, unrealized or anticipated loss, not reflected in accordance with GAAP on such balance sheet or in the notes related thereto in the Financial Statements.

         (b) Since December 31, 1994, no change has occurred in the business, operations, properties, liabilities, condition (financial or otherwise), results of operations or prospects of any Borrower or any Restricted Subsidiary that could reasonably be expected, either alone or together with all other such changes affecting all or any of the Borrowers and the Restricted Subsidiaries, to have a Material Adverse Effect.

         3.2 Existence; Compliance with Law. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership, as the case may be, power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity or business, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) possesses, and is in compliance with, all Governmental Approvals and Governmental Requirements except to the extent that the failure to possess or comply with any Governmental Approval or Governmental Requirement could not reasonably be expected, either alone or together with all such failures by the Borrowers and the Restricted Subsidiaries, to have a Material Adverse Effect.

         3.3  Power; Authorization; Enforceable Obligations.  Each Loan
Party has the corporate or partnership, as the case may be, power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of each Borrower) to borrow hereunder and has taken all necessary corporate or partnership, as the case may be, action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as set forth on Schedule 3.3, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.4 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Governmental Requirement, Contractual Obligation or Charter Document of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or assets (or any revenues, income or profits therefrom) pursuant to any such Governmental Requirement or Contractual Obligation.

         3.5 No Material Litigation. Except as set forth on Schedule 3.5, no Litigation is pending or, to the knowledge of any Borrower, threatened to which any Loan Party is or may become a party (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby,
(b) with respect to any Franchises or other Governmental Approvals necessary for the conduct of such Loan Party's business or (c) which could reasonably be expected to have a Material Adverse Effect.

         3.6 No Default. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.7 Ownership of Property; Liens. Each Loan Party has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien, other than Permitted Liens. Schedule 3.7 sets forth a complete and correct list of all such real property and leasehold interests owned by the Loan Parties as of the date of this Agreement.

         3.8 Intellectual Property. Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those which the failure to own or hold a license to use could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Loan Parties does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         3.9 No Burdensome Restrictions. No Governmental Requirement or Contractual Obligation of any Loan Party could reasonably be expected to have a Material Adverse Effect.

         3.10 Taxes. Each Loan Party has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property or assets (or any revenues, income or profits therefrom) and all other taxes, fees or other charges imposed on it or any of its property or assets (or any revenues, income or profits therefrom) by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Loan Party); no tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

         3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors. If requested by any Lender or the Administrative Agent, each Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         3.12 ERISA. (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. No Borrower or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and no Borrower or any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. No Borrower or any Commonly Controlled Entity has any liability, individually or in the aggregate, to the PBGC (other than required insurance premiums, all of which that have become due have been paid) or any Plan that has not been satisfied in full and no event or condition has occurred, or is reasonably expected to occur, which presents a material risk of termination of any Plan under circumstances which could result in a material liability to any Borrower or any Commonly Controlled Entity.

         (b) In each case, assuming that the provisions of PL 103-465, the General Agreement on Tariffs and Trade ("GATT"), were currently in effect, (i) no Plan established or maintained by any Borrower or any Commonly Controlled Entity would have a "liquidity shortfall" within the meaning of Section 302(c)(5) of ERISA, (ii) the liabilities of any such Plan, determined on each of an ongoing and a termination basis, would not be increased, (iii) no additional PBGC premiums relating to any such Plan would be required, (iv) the minimum contribution obligations with respect to any such Plan would not be increased solely by reason of the application of the provisions of GATT, (v) no Lien upon any property or assets of an Borrower or any Restricted Subsidiary (or upon any revenues, income or profits of any Borrower or any Subsidiary therefrom) would be imposed with respect to obligations and responsibilities to any such Plan and (vi) no notice to participants with respect to the level of funding in any such Plan would be required.

         3.13 Government Regulation.  No Borrower or any Subsidiary is
(a) an "investment company" or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940,
(b) a "holding company" or a "subsidiary" or "affiliate" of any Person that is a "holding company," other than a Person that is a "holding company" exempt from the provisions of the Public Utility Holding Company Act of 1935 ("PUHCA"), and the rules thereunder, except Section 9(a)(2) of the PUHCA, as such terms are defined in such act, or (c) subject to any Governmental Requirement that regulates or otherwise limits its ability to issue promissory notes or securities (other than the Securities Act of 1933, the Trust Indenture Act of 1939 and state "blue sky" laws) or (in the case of any Loan Party) to perform its obligations under the Loan Documents.

         3.14 Subsidiaries. Schedule 3.14 sets forth a complete and correct list of all the Subsidiaries at the date of this Agreement and of all the issued and outstanding Capital Securities, and the owners thereof, of each Borrower and each such Subsidiary on the date of this Agreement.

         3.15 General Partners' Existence; Compliance with Law.  Each
General Partner (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership, as the case may be, power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity or business, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) possesses, and is in compliance with, all Governmental Approvals and Governmental Requirements except to the extent that the failure to possess or comply with any Governmental Approval or Governmental Requirement could not reasonably be expected, either alone or together with all such failures by all or any of the General Partners, to have a Material Adverse Effect.

         3.16 General Partners' Power: Authorization; Enforceable
Obligations. Each General Partner has the corporate or partnership, as the case may be, power and authority and the legal right to make, deliver and perform on behalf of the Loan Party of which it is a general partner, and thereby legally bind such Loan Party to perform, (a) in the case of such Loan Party which is a Borrower, this Agreement, and has taken all necessary action to authorize the borrowings by such Borrower on the terms and conditions of this Agreement and the Notes and (b) in the case of each such Loan Party (including such Borrower), the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery on behalf of such Loan Party of, and thereby legally bind such Loan Party to perform, this Agreement, the Notes and the other Loan Documents to which such Loan Party is a party. This Agreement has been, and each of the other Loan Documents will be, duly executed and delivered by each General Partner on behalf of each Loan Party of which it is a general partner which is a party thereto.

         3.17 Accuracy of Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of any Loan Party or any of its Affiliates to any Agent or any Lender for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Loan Party or any of its Affiliates to any Agent or any Lender pursuant to or in connection with this Agreement, any Loan Document or the transactions contemplated hereby or thereby will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         (b) All financial budgets and projections that have been or are hereafter from time to time prepared by or on behalf of the Borrowers and made available to any Agent or any Lender pursuant to or in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby have been and will be prepared and furnished in good faith and were and will be based on facts and assumptions that are believed by the management of the Borrowers to be reasonable in light of the then current and foreseeable business conditions of the Borrowers and the Restricted Subsidiaries and represented and will represent the Borrowers' management's good faith estimate of the consolidated and combined projected financial performance of the Borrowers and the Restricted Subsidiaries based on the information available to the Responsible Officers at the time so furnished.

         3.18 Purpose of Loans. The proceeds of the Loans shall be used by the Borrowers (a) for the Refinancing (i) in the case of ACP and Southeast, to repay outstanding Indebtedness, and accrued and unpaid interest and fees thereon to the Closing Date, in an aggregate principal amount not to exceed $297,000,000, and (ii) in the case of West Boca, to repay outstanding Indebtedness, and accrued and unpaid interest and fees thereon to the Closing Date in an aggregate principal amount not to exceed $84,000,000, and (b) for working capital and general corporate purposes.

         3.19 Environmental Matters.  Except as set forth on Schedule 3.19:

         (a) The facilities and properties owned, leased or operated by any Borrower or any Restricted Subsidiary (the "Properties") do not contain, and, to the best knowledge of the Borrowers, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a material violation of, or (ii) could reasonably be expected to give rise to any material liability under, any Environmental Law.

         (b) To the best knowledge of the Borrowers, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Restricted Subsidiary (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

         (c) No Borrower or any Restricted Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

         (d) To the best knowledge of the Borrowers, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

         (e) No Litigation is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Borrower or any Restricted Subsidiary is or, to the knowledge of any Borrower, will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

         (f) To the best knowledge of the Borrowers, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Borrower or any Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

         3.20 Solvency. As of the Closing Date each Loan Party is Solvent and on each date on which a Loan is made (after giving effect to the transactions being consummated on such day) will be Solvent.

         3.21 Franchises; FCC and Copyright Matters. (a) Schedule 3.21 sets forth all of the Systems owned or operated, and all of the Franchises held by, the Loan Parties and correctly sets forth the issuer of and the termination date, if any, of each such Franchise, provided, however, that if any Loan Party acquires any System or Franchise after the Closing Date, the Borrowers shall provide a notice to the Administrative Agent containing information of the type contained in Schedule 3.21 with respect to each such System or Franchise, and such notice shall be deemed incorporated in such Schedule, and provided, further, that nothing contained in this subsection shall be deemed to constitute consent to an Acquisition or Investment otherwise prohibited by the terms of this Agreement. The Administrative Agent shall promptly deliver a copy of each such notice to the Lenders.

         (b) All of the following are true, correct and complete statements with respect to each Loan Party, except for facts or circumstances which could not reasonably be expected, either alone or together with all such facts and circumstances affecting all or any of the Loan Parties, to have a Material Adverse Effect:

              (i) Each Franchise listed in Schedule 3.21 was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law.

              (ii) Each Loan Party has the right to use all Franchises and all other material licenses (including, without limitation, all cable television or broadcast licenses), copyrights, permits, authorizations and other rights, including, without limitation, agreements with public utilities and microwave transmission companies, Pole Rental Leases and utility easements, as are necessary or desirable for the conduct of the business of such Loan Party.

              (iii) Each such Franchise or other license or right held by any Loan Party is in full force and effect, and such Loan Party is substantially in compliance with the terms thereof with no known conflict with the valid rights of others.

              (iv) No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Franchise or other license or right.

              (v) Each Loan Party has duly filed, in a timely manner, all cable television registration statements and other filings which are required to be filed by it under the Communications Act or the Cable Act and is in compliance with the Communications Act and the Cable Act, including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals.

              (vi) Each Loan Party has submitted all requisite notices under the Copyright Act and the rules and regulations of the U.S. Copyright Office for the carriage of all broadcast stations as currently carried.

              (vii) Each Loan Party has duly filed, in a timely manner, with the Copyright Office all required documents, instruments and statements of account (other than any such documents or instruments with respect to which counsel for such Loan Party shall have advised such Loan Party that the failure to make a filing in a timely manner is unlikely to result in the U.S. Copyright Office or any other Person imposing sanctions upon or bringing legal proceedings against such Loan Party), has remitted payments of all required royalty fees and has obtained the compulsory license provided for in Section
Ill of the Copyright Act for the carriage of broadcast signals, which license is currently valid and in full force and effect.

              (viii) No Loan Party is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations.

              (ix) No consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person are required in order to operate the Systems owned or operated by any Loan Party or to permit such Loan Party to carry on the business of such Systems as presently conducted, including, without limitation, West Boca has obtained all such consents and authorizations of, made all such filings with, and given all such notices to, all applicable Governmental Authorities that are required in respect of its acquisition of the assets of the CATV System operated in Palm Beach County, Florida from WB Cable Associates and other necessary Governmental Approvals associated with such acquisition.

                     SECTION 4.  CONDITIONS PRECEDENT

         4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

         (a) Loan Documents. The Administrative Agent shall receive each of the following, in sufficient number for each Lender, except where otherwise noted, and in form and substance satisfactory to the Lenders:

              (i) this Agreement, duly executed and delivered on behalf of each Borrower by one or more Responsible Officers as required by such Borrower's Charter Documents;

              (ii) a Note, dated the Closing Date, duly executed and delivered on behalf of each Borrower by one or more Responsible Officers as required by such Borrower's Charter Documents;

              (iii) a Guaranty Agreement, dated the Closing Date, duly executed and delivered on behalf of each Restricted Subsidiary by one or more Responsible Officers of such Restricted Subsidiary as required by such Restricted Subsidiary's Charter Documents;

              (iv) (A) a Borrower Assignment of Partnership Interests, duly executed and delivered on behalf of ACP by one or more Responsible Officers as required by its Charter Documents and (B) a Parent Assignment of Partnership Interests from each of Olympus, Dorellenic and ACP Holdings, duly executed on behalf of such Person by one or more Responsible Officers as required by its Charter Documents;

              (v) a Stock Pledge Agreement, dated the Closing Date, from each of ACP and West Boca, duly executed and delivered on behalf of such Person by one or more Responsible Officers as required by its Charter Documents;

              (vi) a Note Pledge Agreement, dated the Closing Date, from each Borrower, duly executed and delivered on behalf of such Person by one or more Responsible Officers as required by its Charter Documents;

              (vii) a Management Subordination Agreement, dated the Closing Date, duly executed and delivered on behalf of Olympus by a Responsible Officer as required by its Charter Documents;

              (viii) a Security Agreement, dated the Closing Date, from each of ACC and Olympus, duly executed and delivered on behalf of such Person by a Responsible Officer as required by its Charter Documents, assigning to the Administrative Agent for the benefit of the Lenders the Franchises held by ACC and Olympus relating to the Systems owned and operated by West Boca;

              (ix) an Ownership Certificate, duly executed on behalf of Telesat by the Secretary or Assistant Secretary, certifying as to the ownership of Telesat's Capital Securities as of the Closing Date, in form and substance satisfactory to the Administrative Agent;

              (x) an amendment to each Management Agreement in form and substance reasonably satisfactory to the Administrative Agent, amending among other things, the term and the payment provisions thereof to conform to the requirements of this Agreement and the Management Subordination Agreement relating thereto;

              (xi) a letter agreement from Olympus providing for a cost-sharing agreement and other agreements the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the FCC Licenses to be held by Olympus relating to the Systems owned and operated by West Boca;

              (xii) an Affiliate Subordination Agreement from each holder of Affiliate Subordinated Indebtedness outstanding on the Closing Date after giving effect to the Loans made to the Borrowers on such date; and

              (xiii) a letter agreement from the Borrowers to the Administrative Agent concerning the insurance required by subsection 5.5.

         (b) Refinancing. The Administrative Agent shall have received evidence satisfactory to it that:

              (i) the Refinancing Indebtedness has been paid or otherwise discharged in full, which Indebtedness, together with accrued and unpaid interest and fees thereon, in an aggregate principal amount (A) not to exceed $297,000,000 with respect to ACP and Southeast, (B) not to exceed $84,000,000 with respect to West Boca, may be paid contemporaneously from the proceeds of the Loans; and (C) not to exceed $10,000,000 with respect to certain Affiliate Subordinated Indebtedness, may be paid contemporaneously from the proceeds of the Loans; and

              (ii) the ACP/Southeast Credit Agreement and the West Boca
Bridge Loan Agreement shall be terminated concurrently with the funding of the Loans, together with executed copies of all payout or assignment letters, Lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents entered into in connection with the Refinancing, all of which payout letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (c) Related Agreements. The Administrative Agent shall have received a copy of each Management Agreement, duly certified as of the Closing Date by a Responsible Officer of the Borrower or Restricted Subsidiary party thereto.

         (d) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrowers, dated the Closing Date, substantially in the form of Exhibit 4.1(d), with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed on behalf of each Borrower by a Responsible Officer.

         (e) Compliance Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Managing General Partner, dated the Closing Date and executed on behalf of the Managing General Partner by a Responsible Officer, demonstrating in a manner reasonably satisfactory to the Administrative Agent pro forma compliance with the financial covenants set forth in subsection 6.1 as of the Closing Date.

         (f) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party that is a corporation authorizing (i) the execution, delivery and performance of each Loan Document to which such Loan Party is a party, (ii) the granting by such Loan Party of the Liens created pursuant to the Security Documents to which it is a party and (iii) in the case of Southeast, the borrowings contemplated hereunder, certified by a Responsible Officer as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (g) Loan Party Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party that is a corporation, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document on behalf of such Loan Party which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

         (h)  Partnership Proceedings of the Loan Parties.  The
Administrative Agent shall have received, with a counterpart for each Lender, a copy of any consent or approval of the partners required under the Charter Documents of each Loan Party that is a partnership in connection with (i) the execution, delivery and performance of each Loan Document to which it is a party, (ii) the granting of the Liens created pursuant to the Security Documents to which it is a party and (iii) in the case of ACP and West Boca, the borrowings contemplated hereunder, certified on behalf of such Loan Party by a Responsible Officer, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the consent or approval thereby certified have not been amended, modified, revoked or rescinded.

         (i) Corporate and Partnership Documents of Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Charter Documents of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer.

         (j)  Corporate Proceedings of the Affiliate Pledgors and the
Corporate General Partners Thereof. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Affiliate Pledgor that is a corporation and of each corporate managing general partner of each Affiliate Pledgor that is a partnership, which resolutions shall be in form and substance reasonably satisfactory to the Administrative Agent authorizing (i) the execution, delivery and performance of each Security Document to which such Affiliate Pledgor is a party and (ii) the granting by such Affiliate Pledgor of the Liens created pursuant to the Security Documents to which such Affiliate Pledgor is a party, certified by a Responsible Officer of such Affiliate Pledgor (if such Affiliate Pledgor is a corporation) or a Responsible Officer of such corporate managing general partner of such Affiliate Pledgor (if such Affiliate Pledgor is a partnership) as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

         (k) Affiliate Pledgor Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Affiliate Pledgor that is a corporation and of the corporate managing general partner of each Affiliate Pledgor that is a partnership, dated the Closing Date, as to the incumbency and signature of the officers of such Affiliate Pledgor (if such Affiliate Pledgor is a corporation) or such corporate general partner of such Affiliate Pledgor (if such Affiliate Pledgor is a partnership) executing any Security Document on behalf of such Affiliate Pledgor, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer of such Affiliate Pledgor (if such Affiliate Pledgor is a corporation) or such corporate general partner of such Affiliate Pledgor (if such Affiliate Pledgor is a partnership).

         (l) Partnership Proceedings of the Affiliate Pledgors. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of any consent or approval of the partners required under the Charter Documents of any Affiliate Pledgor that is a partnership in connection with (i) the execution, delivery and performance of each Security Document to which it is a party or (ii) the granting of the Liens created pursuant to the Security Documents to which it is a party, certified on behalf of such Affiliate Pledgor by a Responsible Officer of each managing general partner of such Affiliate Pledgor, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the consent or approval thereby certified has not been amended, modified, revoked or rescinded.

         (m) Corporate and Partnership Documents of the Affiliate Pledgors. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the Charter Documents of each Affiliate Pledgor, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Affiliate Pledgor (if such Affiliate Pledgor is a corporation) or by a Responsible Officer of each managing general partner of such Affiliate Pledgor (if such Affiliate Pledgor is a partnership).

         (n) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower executed and delivered on behalf of such Borrower by a Responsible Officer (i) attaching copies of all consents, authorizations, filings and notices referred to in subsection 3.3, if any, and (ii) stating that such consents, authorizations, filings and notices are in full force and effect, and each such consent, authorization, filing and notice shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (o) Fees. The Administrative Agent and the Documentation Agent shall have received the fees to be received on the Closing Date referred to in the Fee Letters.

         (p) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

              (i) the executed legal opinion of Buchanan Ingersoll Professional Corporation, counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit 4.1(p)(i);

              (ii) the executed legal opinion of Colin H. Higgin, Esq., Deputy General Counsel of the Borrowers, substantially in the form of Exhibit 4.1(p)(ii); and

              (iii) the executed legal opinion of Fleischman & Walsh, special counsel to the Borrowers and the other Loan Parties with respect to FCC matters, substantially in the form of Exhibit 4.1(p)(iii).

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (q) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 and the delivery of any notices required pursuant to Article 8 of the Uniform Commercial Code, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed (or arrangements satisfactory to the Administrative Agent for the prompt completion thereof after the Closing Date).

         (r) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of any Loan Party, and the results of such search shall be satisfactory to the Administrative Agent.

         (s) Insurance. The Administrative Agent shall have received certificates of insurance and other evidence in form and substance satisfactory to it that all of the requirements of subsection 5.5 shall have been satisfied.

         (t) Transaction Statements; Pledged Stock; Stock Powers; Acknowledgment and Consents. The Administrative Agent shall have received (i) such executed copies of the Transaction Statements and Notices, in the forms attached to each Assignment of Partnership Interests as Exhibit A and Exhibit B, respectively, as are requested by the Administrative Agent, (ii) the certificates representing the Capital Securities pledged pursuant to each Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by the appropriate Responsible Officer and
(iii) Acknowledgment and Consents in the form attached to the Stock Pledge Agreements, executed by the appropriate Responsible Officers.

         4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

         (a) Notice of Borrowing. The Administrative Agent has received a Notice of Borrowing with respect to such Loan in accordance with subsection 2.2(a), together with the certificate required by subsection 2.17(b), if applicable.

         (b) Representations and Warranties. Each of the representations and warranties made by the Loan Parties and the Affiliate Pledgors in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

         (d) Governmental Requirements. Such Loan will not contravene any Governmental Requirement applicable to such Lender.

         (e) Leverage. On such date and after giving effect to the Loans requested to be made on such date, the Senior Funded Debt to Annualized Operating Cash Flow Ratio on such date shall not be greater than the Senior Funded Debt to Annualized Operating Cash Flow Ratio applicable pursuant to subsection 6.1 to the most recently ended fiscal quarter of the Borrowers for which the Financial Statements and Compliance Certificate required by subsections 5.1 and 5.2(b) have been delivered.

         (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

         4.3 Conditions to Conversions. The agreement of each Lender to Convert any Loan to a Eurodollar Loan on any date pursuant to a Notice of Conversion is subject to the satisfaction of the following conditions precedent:

         (a) Notice of Conversion. The Administrative Agent has received a Notice of Conversion in accordance with subsection 2.8.

         (b) Representations and Warranties. Each of the representations and warranties made by the Loan Parties and the Affiliate Pledgors in or pursuant to any Loan Document shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date.

         (d) Governmental Requirements. Such Conversion will not contravene any Governmental Requirement applicable to such Lender.

         4.4 Satisfaction of Conditions. Each Borrowing by any Borrower hereunder and each Conversion of any Loan pursuant to subsection 2.8 shall constitute a joint and several representation and warranty by the Borrowers as of the date thereof that the conditions contained in subsection 4.2 or 4.3, as the case may be, have been satisfied.

                     SECTION 5.  AFFIRMATIVE COVENANTS

         The Borrowers hereby agree that, so long as the Commitments remain in effect and until payment in full of the Loans and all other Obligations that have become due when the Loans have been paid in full, each Borrower shall and (except in the case of delivery of financial information and reports) shall cause each of its Restricted Subsidiaries to:

         5.1  Financial Statements.  Furnish to each Lender:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, a copy of the consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries as at the end of such year and the related consolidated and combined statements of income and retained earnings and of cash flows of the Borrowers and the Restricted Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification as to the Borrowers being a going concern or as to the scope of the audit by Deloitte & Touche or other independent certified public accountants of nationally recognized standing and with respect to which Deloitte & Touche or such other accountants have not issued an adverse opinion or a disclaimer of opinion; and

         (b) as soon as available, but in any event not later than ninety days after the end of each of the first three fiscal quarters of the Borrowers, the unaudited consolidated and combined balance sheet of the Borrowers and the Restricted Subsidiaries as at the end of such quarter and the related unaudited consolidated and combined statements of income and retained earnings and of cash flows of the Borrowers and the Restricted Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Managing General Partner as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such Financial Statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, except as approved by such accountants or Officer, as the case may be, and disclosed therein. If any such change has occurred, the Compliance Certificate shall include the applicable Financial Statement Adjustments.

         5.2  Certificates; Other Information.  Furnish to each Lender:

         (a) concurrently with the delivery of the Financial Statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such Financial Statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the Financial Statements referred to in subsections 5.1(a) and 5.1(b), a Compliance Certificate of the Borrowers executed and delivered on behalf of the Borrowers by a Responsible Officer of the Managing General Partner (i) stating that, to the best of such Officer's knowledge, after due inquiry, the Borrowers during such period have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by them or any of them, and that such Officer has obtained no knowledge, after due inquiry, of the occurrence of any Default or Event of Default except as specified in such certificate (if a Default or Event of Default has occurred, such Officer shall further state in reasonable detail the duration of such Default or Event of Default and what action any Borrower has taken, is taking or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the calculations required to determine compliance with subsections 6.1, 6.5(a), 6.6 and 6.15, including any necessary Financial Statement Adjustments;

         (c) as soon as available and in any event within thirty days after the end of each fiscal quarter of the Borrowers, an operating report in such form as is agreed between the Borrowers and the Administrative Agent, including the number of Basic Subscribers, Pay Subscribers (and the services provided to such Pay Subscribers) and Homes Passed for each Borrower and its Restricted Subsidiaries for each principal geographic area of service as of the first and last day of such fiscal quarter;

         (d) within five days after the same are sent, copies of all financial statements and reports which any Borrower or ACC sends to its partners or stockholders, as the case may be, and within five days after the same are filed, copies of all financial statements and reports which any Borrower or ACC may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

         (e) within ten Business Days after the end of each fiscal year of the Borrowers, evidence in form and substance satisfactory to the Administrative Agent that the Borrowers are in compliance with subsection 5.5; and

         (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         5.3 Payment of Obligations. (a) File or cause to be filed all tax returns which are required to be filed and pay and discharge or cause to be paid and discharged promptly when due all taxes, assessments and other charges imposed on it or its revenue, income, profits or capital or in respect of any of its properties or assets by any Governmental Authority before the same shall become delinquent or in default and (b) pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its other obligations of whatever nature, in each case except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (b) no Lien has attached with respect thereto (other than a Permitted Lien with respect to which no foreclosure, distraint, sale or other similar proceedings have been commenced or, if commenced, have been stayed) and (c) reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Restricted Subsidiaries, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate or partnership existence and take all reasonable action to maintain all rights, privileges, Franchises and other material licenses and Governmental Approvals and material rights necessary or desirable in the normal conduct of its business, except as otherwise permitted by subsection 6.4; comply with all Contractual Obligations and Governmental Requirements except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         5.5 Maintenance of Property; Insurance; Insurance and Condemnation Proceeds. Maintain and preserve all of its properties, owned or leased, that are necessary or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted; except as otherwise contemplated in subsection 4.1(a)(xiii), maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (including public liability, product liability and business interruption) as the Managing Agents shall approve from time to time. Immediately upon receipt thereof by or on behalf of any Borrower or any Restricted Subsidiary, pay or cause to be paid to the Administrative Agent at the Administrative Agent's Office, any and all Net Proceeds arising out of any condemnation or eminent domain proceeding or casualty, which Net Proceeds shall be applied by the Administrative Agent as a prepayment of the Loans pursuant to subsection 2.6(b).

         5.6  Inspection of Property; Books and Records; Discussions.  (a)
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Governmental Requirements shall be made of all dealings and transactions in relation to its business and activities; and (b) permit representatives (whether or not officers or employees) of any Lender, from time to time during such Borrower's normal daytime business hours, as often as may be reasonably requested and upon reasonable notice to (i) visit any of the premises or property of such Borrower or such Restricted Subsidiary,
(ii) inspect, and verify the amount, character and condition of, any of the properties or assets of such Borrower or such Restricted Subsidiary, (iii) review and make extracts from the books and records of such Borrower or such Restricted Subsidiary and (iv) discuss the affairs, finances and accounts of such Borrower or such Restricted Subsidiary with (A) its officers and employees, (B) its independent public accountants (and the Borrowers hereby authorize such accountants to discuss the finances and affairs of the Borrowers and the Restricted Subsidiaries), (C) the Manager and (D) the General Partners; provided, that in the case of any discussions pursuant to clause (b)(iv)(B), a representative of the Borrowers designated by a Responsible Officer may be present.

         5.7 Notices. Promptly (but in no event later than five days, or thirty days with respect to subsection 5.7(d)), after any Borrower or any Restricted Subsidiary knows or has reason to know thereof) give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default, specifying the nature and duration thereof and what action any Borrower has taken, is taking or proposes to take with respect thereto;

         (b) any default under any Contractual Obligation or Governmental Approval of such Borrower or any of its Restricted Subsidiaries which, together with all other such defaults of the Borrowers and the Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

         (c)(i) any Litigation affecting such Borrower or any of its Restricted Subsidiaries (A) in which the amount involved is $1,500,000 or more and not covered by insurance or with respect to which any insurer has reserved its rights or (B) in which injunctive or similar relief is sought, including, without limitation, any Litigation which seeks (or reasonably may be expected to seek) to rescind, revoke, terminate, cancel, withdraw, suspend, modify or change adversely or withhold any Franchise or other Governmental Approval and
(ii) any Litigation between such Borrower or any of its Restricted Subsidiaries and any Governmental Authority, which, together with all such Litigation of the Borrowers and the Restricted Subsidiaries, if adversely determined could reasonably be expected to have a Material Adverse Effect;

         (d) any of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

         (e) any condemnation or eminent domain proceeding or any casualty that could reasonably be expected to result in a taking or loss or damage in excess of $1,000,000; and

         (f) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 5.7 shall be accompanied by a statement of such Borrower executed and delivered on behalf of such Borrower by a Responsible Officer setting forth details of the occurrence referred to therein and stating what action such Borrower proposes to take with respect thereto.

         5.8 Environmental Laws. (a) Comply with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         5.9 Pledge of After Acquired Property. (a) If at any time following the Closing Date any Borrower or any of its Restricted Subsidiaries shall acquire at any time property or assets of any nature whatsoever which is intended by the terms of the applicable Security Document to be but is not subject to the Lien created by the Security Documents, as soon as possible and in no event later than thirty days after the relevant acquisition date and, to the extent permitted by applicable law, grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on such property as collateral security for the Obligations pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

         (b) Each Borrower shall cause each new Restricted Subsidiary of such Borrower created, acquired or designated as such by the Managing General Partner after the date hereof, immediately upon such creation, acquisition or designation, to execute a supplement to the Guaranty Agreement in the form attached thereto and such other Loan Documents as the Administrative Agent shall request. Such Borrower shall execute and deliver or, as the case may be, shall cause the appropriate Restricted Subsidiary and any other Person holding any of the Capital Securities of such new Restricted Subsidiary to execute and deliver such Security Documents (including, without limitation, where applicable, a Subsidiary Assignment of Partnership Interests) or supplements to Security Documents and such other Loan Documents as the Administrative Agent shall request to effect a first priority perfected Lien in favor of the Administrative Agent for the benefit of the Lenders in and to 100% of the issued and outstanding Capital Securities of such new Restricted Subsidiary.
If such new Restricted Subsidiary is a corporation, such Borrower or such Restricted Subsidiary and any such other Persons which hold the Capital Securities of such new Restricted Subsidiary shall deliver to the Administrative Agent the stock certificates evidencing such Capital Securities, together with undated stock powers for each such certificate, duly executed in blank.

         (c) In furtherance of the obligations of the Borrowers set forth in subsections 5.9(a) and 5.9(b), each such Borrower shall, and shall cause each other appropriate Person to, (i) execute, acknowledge and deliver, and thereafter register, file or record in the respective offices of the appropriate Governmental Authorities, such financing statements, documents and instruments and (ii) take all such actions reasonably deemed by the Administrative Agent to be necessary or desirable to ensure the creation, priority and perfection of the Liens contemplated by this subsection 5.9.

         5.10 Pledge During Event of Default. At any time after the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent or the Required Lenders, promptly deliver such security agreements, mortgages, pledges, guarantees and other security documents as the Administrative Agent or the Required Lenders, as the case may be, may reasonably request to grant to the Administrative Agent, for the ratable benefit of the Lenders, to the extent permitted by applicable law, a fully perfected first Lien on all right, title and interest of any Loan Party in any unencumbered property of any Loan Party of any nature whatsoever, as collateral security for the Obligations, pursuant to documentation reasonably satisfactory to the Administrative Agent and take all such actions (including obtaining releases of existing Liens) and deliver all such other documents (including legal opinions, title insurance, consents and corporate documents) as the Administrative Agent shall reasonably require to ensure the priority and perfection of such Lien.

         5.11 Interest Rate Protection. Within ninety days following the Closing Date, enter into one or more Interest Rate Protection Agreements with a party, and on terms, acceptable to the Managing Agents providing to the Borrowers interest rate protection with respect to not less than the greater of (a) 40% of the Total Commitment on the Closing Date and (b) 50% of the maximum aggregate amount of Loans outstanding at any time during the ninety-day period after the Closing Date, and having an expiry date no earlier than the third anniversary of the Closing Date.

                      SECTION 6.  NEGATIVE COVENANTS

         The Borrowers hereby jointly and severally agree that, so long as any of the Commitments remain in effect and until payment in full of the Loans and all other Obligations that have become due when the Loans have been paid in full, no Borrower shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly:

         6.1  Financial Condition Covenants.

         (a) Senior Leverage Ratio. Permit at any time the Senior Funded Debt to Annualized Operating Cash Flow Ratio to be greater than the ratio set forth below opposite the period in which shall occur the last day of the most recently ended fiscal quarter of the Borrowers:

Period                                   Ratio

Closing Date through December 31, 1995     6.25 to 1.00
January 1, 1996 through June 30, 1996      6.00 to 1.00
July 1, 1996 through March 31, 1997        5.75 to 1.00
April 1, 1997 through September 30, 1997   5.50 to 1.00
October 1, 1997 through March 31, 1998     5.25 to 1.00
April 1, 1998 through September 30, 1998   5.00 to 1.00
October 1, 1998 through March 31, 1999     4.75 to 1.00
April 1, 1999 through March 31, 2000       4.50 to 1.00
Thereafter                                 4.00 to 1.00
         (b) Interest Coverage. Permit the Operating Cash Flow to Interest Expense Ratio for any fiscal quarter to be less than the ratio set forth below opposite the period in which shall occur the last day of such fiscal quarter:

Period                                          Ratio

April 1 1995 through December 31, 1995      1.625 to 1.00
January 1, 1996 through December 31, 1996   1.750 to 1.00
Thereafter                                  2.000 to 1.00

         (c) Fixed Charge Coverage. Permit the Fixed Charges Annualized Operating Cash Flow to Fixed Charges Ratio at the end of any fiscal quarter to be less than 1.00 to 1.00.

         (d) Pro Forma Debt Service. Permit the Annualized Operating Cash Flow to Pro Forma Debt Service Ratio at the end of any fiscal quarter to be less than 1.10 to 1.00.

         6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of any Borrower under this Agreement and Indebtedness evidenced by any Guaranty Agreement;

         (b)  Permitted Intercompany Indebtedness;

         (c) obligations of the Borrowers and the Restricted Subsidiaries, in an aggregate amount, together with the aggregate amount of obligations permitted by subsection 6.2(d), not to exceed $25,000,000 at any time outstanding in respect of Capital Leases and Indebtedness consisting of secured purchase money Indebtedness incurred by any Borrower or any Restricted Subsidiary in the ordinary course of business;

         (d) obligations of the Borrowers and the Restricted Subsidiaries in respect of Capital Leases and Indebtedness consisting of secured purchase money Indebtedness incurred in the ordinary courses of business outstanding on the date hereof and listed on Schedule 6.2(d) and any refundings, refinancings or extensions thereof that do not increase the principal amount or shorten the maturity date thereof;

         (e) obligations of the Borrowers and the Restricted Subsidiaries in respect of deferred Management Fees which are subordinated to the Obligations pursuant to a Management Subordination Agreement that is in full force and effect and not being contested by any Person;

         (f) Affiliate Subordinated Indebtedness, together with Affiliate Subordinated Indebtedness outstanding on the date hereof and listed on Schedule 6.2(f), bearing simple interest at a rate per annum not to exceed 12% and in an aggregate principal amount, together with all accrued and unpaid interest thereon, not to exceed $70,000,000 at any time outstanding;

         (g) subject to subsections 6.7(a) and 6.7(b), obligations of any Borrower or any Restricted Subsidiary in respect of Indebtedness of a Person which becomes a Restricted Subsidiary after the date hereof, provided that
(i) such Indebtedness existed at the time such Person became a Restricted Subsidiary, was not created in anticipation thereof and is unsecured except for Permitted Liens and (ii) immediately after giving effect to such Acquisition no Default or Event of Default shall exist; and

         (h) additional Indebtedness of the Borrowers and the Restricted Subsidiaries, other than pursuant to any Guaranty, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.

         6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property or assets (or any revenues, income or profits therefrom), whether now owned or hereafter acquired, except for Permitted Liens.

         6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

         (a) any Restricted Subsidiary of any Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving Person) or with or into any one or more wholly-owned Restricted Subsidiaries of such Borrower (provided that the wholly-owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving Person or Persons);

         (b) any Restricted Subsidiary of any Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any wholly-owned Restricted Subsidiary of such Borrower;

         (c) any Borrower may be merged or consolidated with or into any other Borrower or any wholly-owned Restricted Subsidiary of any Borrower (provided that in the case of a merger or consolidation with any such Restricted Subsidiary, the Borrower is the surviving Person) and any Borrower may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Borrower or any wholly-owned Restricted Subsidiary of any Borrower; and

         (d)  as permitted by subsection 6.5(a).

         6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Securities to any Person other than the Borrower owning the Capital Securities of such Restricted Subsidiary on the date hereof or any wholly-owned Restricted Subsidiary of such Borrower, except:

         (a) voluntary Asset Sales; provided that (i) the Systems sold by the Borrowers and the Restricted Subsidiaries in any single Asset Sale or series of related Asset Sales, after giving effect to any such Asset Sale or Asset Sales, shall have contributed less than 15% of Operating Cash Flow for the most recent period of four consecutive fiscal quarters ended prior to the date of such Asset Sale or Asset Sales (the percentage of Operating Cash Flow contributed by a System is referred to as the "System Cash Flow Percentage") and (ii) the System Cash Flow Percentage of all Systems sold by the Borrowers and the Restricted Subsidiaries subsequent to the date of this Agreement, after giving affect to any such Asset Sale or Asset Sales, shall not exceed 25% in the aggregate; provided further, that if Operating Cash Flow is calculated as of any date (an "Interim Computation Date") that is prior to the date upon which the Lenders shall have received Financial Statements and the related Compliance Certificates required by subsections 5.1 and 5.2(b) for four complete fiscal quarters commencing subsequent to the date of this Agreement, Operating Cash Flow for the period ended on such Interim Computation Date shall mean for an Interim Computation Date ended on (A) the last day of the first complete fiscal quarter after the date of this Agreement, the Operating Cash Flow of the Borrowers for such fiscal quarter, (B) the last day of the second complete fiscal quarter ending after the date of this Agreement, the Operating Cash Flow of the Borrowers for such two fiscal quarters and (C) the last day of the third complete fiscal quarter ending after the date of this Agreement, the Operating Cash Flow of the Borrowers for such three fiscal quarters; provided further, that the selling Borrower, or the Borrower owning, directly or indirectly, Capital Securities of a selling Restricted Subsidiary, shall, at least fifteen Business Days prior to effecting any such Asset Sale or Asset Sales, deliver to the Administrative Agent and the Lenders a certificate of such Borrower, executed and delivered on behalf of such Borrower by a Responsible Officer, demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in subsection 6.1 after giving effect to such Asset Sale or Asset Sales; and provided further, that all Net Proceeds of such Asset Sale or Asset Sales shall be paid to the Administrative Agent as and when received by any Borrower or any of its Restricted Subsidiaries to be applied toward the prepayment of the Loans pursuant to subsection 2.6(b);

         (b) the sale or other disposition of obsolete or worn out equipment or equipment no longer used or useful in the business of any Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business;

         (c)  the sale of inventory in the ordinary course of business;

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

         (e)  as permitted by subsection 6.4(b); and

         (f)  as approved by the Required Lenders.

         6.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Securities of any Borrower or any of its Restricted Subsidiaries or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Borrower or any Restricted Subsidiary or make any payment on or in respect of any Affiliate Subordinated Indebtedness (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

         (a) the Borrowers may, after delivery of the most recent Financial Statements and Compliance Certificate required by subsections 5.1 and 5.2(b), make a Restricted Payment to an Affiliate (other than any payment or other distribution on account of any principal of any Affiliate Subordinated Indebtedness) if (i) no Default or Event of Default exists or would exist as a result thereof, (ii) such Restricted Payment is not prohibited by the terms of any Affiliate Subordination Agreement, (iii) (A) the Senior Funded Debt to Annualized Operating Cash Flow Ratio for the two then most recently ended fiscal quarters of the Borrower for which Financial Statements and related Compliance Certificates have been delivered pursuant to subsections 5.1 and 5.2(b) (I) immediately prior to making such Restricted Payment is less than
4.50 to 1 for each such fiscal quarter and (II) after giving pro forma effect to such Restricted Payment (assuming that Senior Funded Debt increases by the amount of such Restricted Payment as of the last day of each such fiscal quarter) is less than 4.50 to 1 for each such fiscal quarter or (B) after giving effect to such Restricted Payment, the Available Capital Contributions shall be greater than or equal to zero and (iv) any such Restricted Payment permitted by clause (iii)(A) is made on or before the forty-fifth day after receipt by the Administrative Agent and the Lenders of such most recent Financial Statements and Compliance Certificate;

         (b) Southeast and any Restricted Subsidiary may make Restricted Payments to any Borrower owning, directly or indirectly, Capital Securities of Southeast or such Restricted Subsidiary, as the case may be, provided that no other Person, other than a Restricted Subsidiary owning, directly or indirectly, Capital Securities of such Restricted Subsidiary, receives or is entitled to receive all or any portion of such Restricted Payment or any other amount in connection with or as a result of such Restricted Payment; and

         (c) any Restricted Subsidiary may make a Restricted Payment to a Person other than a Borrower owning, directly or indirectly, Capital Securities of such Restricted Subsidiary or another Restricted Subsidiary of such Borrower only if such Restricted Payment is made on a date on which, and in an amount which, any Borrower would have been able to make a Restricted Payment pursuant to subsection 6.6(a). For all purposes of this Agreement any Restricted Payment made by a Restricted Subsidiary pursuant to this subsection 6.6(c) shall be deemed to have been a Restricted Payment made by a Borrower.

         6.7 Limitation on Investments. Make any Investment in any Person, including, without limitation, any Restricted Investment, except:

         (a) So long as no Default exists or would result therefrom, (i) Acquisitions by any Borrower or any Restricted Subsidiary of such Borrower, the cost or purchase price of which is paid from Available Capital Contributions, and (ii) other Acquisitions by any Borrower or any wholly-owned Restricted Subsidiary of such Borrower; provided that the aggregate cost or purchase price (including any Indebtedness of the type permitted by subsection 6.2(g) which is acquired or assumed in connection with such Acquisition) of all such other Acquisitions by the Borrowers and the Restricted Subsidiaries does not exceed $80,000,000; provided further, that (i) if as a result of such Acquisition any Borrower or any Restricted Subsidiary assumes or acquires any Indebtedness of the type permitted by subsection 6.2(g) or if the cost or purchase price (including any Indebtedness of the type permitted by subsection 6.2(g) which is acquired or assumed in connection with such Acquisition) of any single Acquisition equals or exceeds $15,000,000, the acquiring Borrower, or the Borrower owning, directly or indirectly, Capital Securities of an acquiring Restricted Subsidiary, shall, at least seven Business Days prior to effecting such Investment, deliver to the Administrative Agent and the Lenders a certificate of such Borrower, executed and delivered on behalf of such Borrower by a Responsible Officer stating that no Default or Event of Default exists or will exist after giving effect to such Acquisition and demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in subsection 6.1 after giving effect to such Acquisition, (ii) such Borrower shall have furnished the Administrative Agent and the Lenders with copies of such documents with respect to the Acquisition as the Administrative Agent or any Lender may reasonably request, (iii) such Borrower shall comply, and shall cause each of its Restricted Subsidiaries to comply, with the provisions of subsection 5.9 with respect to any assets or Capital Securities acquired as a result of such Acquisition and (iv) after giving effect to such Acquisition, such Borrower and its Restricted Subsidiaries shall be in compliance with subsection 6.13;

         (b) So long as no Default or Event of Default exists or would result therefrom, Acquisitions by any Borrower or any Restricted Subsidiary, the cost or purchase price of which is paid in whole or in part from the Net Proceeds of any Asset Sale received by such Borrower or Restricted Subsidiary which the Managing General Partner has caused to be applied toward the prepayment of the Loans in accordance with subsection 2.6(b) and has elected to reinvest pursuant to subsection 2.17; provided, that (i) the acquiring Borrower or the Borrower owning, directly or indirectly, Capital Securities of an acquiring Restricted Subsidiary, shall, at least seven Business Days prior to making such Acquisition, deliver to the Administrative Agent and the Lenders a certificate of such Borrower, executed and delivered on behalf of such Borrower by a Responsible Officer, stating (A) that no Default or Event of Default exists or will exist after giving effect to such Acquisition and (B) the amount of the Net Proceeds required to consummate such Acquisition and demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in subsection 6.1 after giving effect to such Acquisition and (iii) any such Acquisitions are consummated within the twelve month period provided for in subsection 2.17.

         (c) Restricted Investments, after delivery of the most recent Financial Statements and Compliance Certificate required by subsections 5.1 and 5.2(b), if no Default exists or would exist as a result thereof and (i) the Senior Funded Debt to Annualized Operating Cash Flow Ratio for the two then most recently ended fiscal quarters of the Borrowers for which Financial Statements and the related Compliance Certificates have been delivered pursuant to subsections 5.1 and 5.2(b) (A) immediately prior to making such Restricted Investment is less than 4.50 to 1 for each such fiscal quarter, and (B) after giving pro forma effect to such Restricted Investment (assuming that Senior Funded Debt increases by the amount of such Restricted Investment as of the last day of each such fiscal quarter), is less than 4.50 to 1 for each such fiscal quarter or (ii) if such Restricted Investment is not made pursuant to clause (i) above, after giving effect to such Restricted Investment, the Available Capital Contributions shall be greater than or equal to zero; provided, however, any Restricted Investments permitted by clause (i) above shall be made only on or before the forty-fifth day after receipt by the Administrative Agent and the Lenders of such most recent Financial Statements and Compliance Certificates;

         (d)  extensions of trade credit in the ordinary course of business;

         (e)  Investments in Cash Equivalents;

         (f) loans to officers of any Borrower listed on Schedule 6.7(f) in aggregate principal amounts outstanding not to exceed the respective amounts set forth for such officers on such Schedule;

         (g) loans and advances to employees of ACP, Southeast or West Boca or any of their respective Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrowers and all the Restricted Subsidiaries not to exceed $250,000 at any time outstanding;

         (h) Investments by any Borrower in its Subsidiaries and by its Subsidiaries in other Subsidiaries of such Borrower existing on the date hereof listed on Schedule 6.7(h) and not otherwise listed on Schedule 3.14; provided that on and after the date of this Agreement all such Investments which constitute loans or advances shall be evidenced by an Intercompany Note; and

         (i) So long as no Default or Event of Default exists or would result therefrom, (i) Investments after the date hereof by any Borrower in its Restricted Subsidiaries and by any Borrower in any other Borrower, in each case, that constitute Permitted Intercompany Indebtedness and (ii) other Investments by any Borrower in its Restricted Subsidiaries and other Investments by any Borrower in any other Borrower; provided that, with respect to the Investments permitted by clause (ii), all the Capital Securities of each such Restricted Subsidiary (including any such Capital Securities owned by Persons other than such Borrower and its other Restricted Subsidiaries) have been pledged to the Administrative Agent as collateral security for the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

         6.8 Limitation on Modifications of Certain Agreements; Replacement of General Partners. (a) Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of (i) Charter Document or any Management Agreement or (b) change or replace any General Partner, or add any additional general partner, without the prior written consent of the Managing Agents (which shall not be unreasonably withheld).

         6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Restricted Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to such Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, the Management Agreements and Management Fees accrued or paid pursuant to subsection 6.15 shall not violate this subsection 6.9.

         6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Restricted Subsidiary.

         6.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of any Borrower or any Restricted Subsidiary to end on a day other than December 31.

         6.12 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person, other than (a) this Agreement and (b) any Capital Lease or any agreement evidencing or creating any purchase money Indebtedness permitted by this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of any Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or assets (or any revenues, income or profits therefrom), whether now owned or hereafter acquired.

         6.13 Limitation on Lines of Business; Activities of Unrestricted Subsidiaries. (a) Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which such Borrower and its Restricted Subsidiaries are engaged on the date of this Agreement, or which are directly related thereto, and in which other Persons in the cable industry are engaged.

         (b) Permit any Subsidiary designated as an Unrestricted Subsidiary after the date of this Agreement to engage in any business other than the business of acquiring, owning or disposing of publicly traded marketable securities or FCC Licenses (other than FCC Licenses used in connection with the ownership or operation of the Systems of any Borrower and its Subsidiaries).

         6.14 Limitation on Interest Rate Protection Agreements. Enter into any Interest Rate Protection Agreements other than Interest Rate Protection Agreements required by subsection 5.11, provided that (a) the aggregate notional amount of all such Interest Rate Protection Agreements shall not exceed at any time the Total Commitment and (b) such Interest Rate Protection Agreements shall, except as provided in the Security Documents, be unsecured.

         6.15 Limitation on Management Fees. Make any payment on account of Management Fees, except, (a) if no Default or Event of Default exists at the time of any such payment or would exist as a result thereof and such payment is not prohibited by any Management Subordination Agreement, any Borrower and its Restricted Subsidiaries may, after receipt by the Administrative Agent and the Lenders of the most recent Financial Statements and Compliance Certificate required by subsections 5.1 and 5.2(b), (i) on or before the forty-fifth day after the receipt by the Administrative Agent and the Lenders of such most recent Financial Statements and Compliance Certificate, pay Management Fees in arrears with respect to such fiscal quarter in an aggregate amount not to exceed 5% of the gross revenues from such fiscal quarter of such Borrower and its Restricted Subsidiaries on a consolidated and combined basis in accordance with GAAP as in effect on the date of this Agreement and (ii) pay Management Fees (including any previously accrued but unpaid Management Fees), provided that, after giving effect to such payment, the Available Capital Contributions as of the last day of the fiscal quarter to which such Financial Statements relate shall be greater than or equal to zero and (b) after the occurrence and during the continuation of an Event of Default (such period, a "Default Period") if such payment is not prohibited by any Management Subordination Agreement, pay Management Fees during the Default Period with the net proceeds of any sale of Capital Securities of the type described in clause (a) of the definition of "Capital Securities" to any Affiliate of such Borrower during the Default Period, provided that, prior to making any such payment, such Borrower shall have given at least ten days' prior written notice to the Administrative Agent and shall have delivered evidence reasonably satisfactory to it as to the sale of such Capital Securities and the net proceeds received in respect thereof.

                       SECTION 7.  EVENTS OF DEFAULT

         7.1 Events of Default; Remedies. If any of the following events shall occur and be continuing:

         (a) The Borrowers fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrowers fail to pay any interest on any Loan, or any other Obligation payable hereunder or under any other Loan Document (other than principal under any Note), in each case within three Business Days after any such interest or Obligation becomes due in accordance with the terms hereof or thereof;

         (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party or any Affiliate Pledgor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document proves to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) Any Borrower or any other Loan Party or any Affiliate Pledgor defaults in the observance or performance of subsection 5.7(a) or any agreement contained in Section 6 or fails to give the Administrative Agent thirty days' prior notice of (i) a change in the location of its chief executive office or principal place of business from that specified in any Security Document or the removal of its books and records from such location or (ii) a change of name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with any Security Document would become misleading;

         (d) Any Borrower or any other Loan Party or any Affiliate Pledgor defaults in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
(a) through (c) of this Section), and such default shall continue unremedied for a period of thirty days;

         (e) Any Borrower or any of its Restricted Subsidiaries (i) defaults in any payment of principal of or interest on any Indebtedness (other than the Loans) beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least $7,500,000; or (ii) (A) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or, with respect to any such Indebtedness pursuant to a Guaranty, such Guaranty obligation to become payable or (B) any event occurs which gives rise to the right of the holder of any such Indebtedness to require such Borrower or such Restricted Subsidiary to purchase or to offer to purchase any such Indebtedness;

         (f) (i) Any Borrower or any of its Subsidiaries or any of ACC, ACP Holdings or Olympus commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any such Person shall make a general assignment for the benefit of its creditors; or (ii) there is commenced against any such Person any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there is commenced against any such Person any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) any such Person takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

         (g) (i) Any Person engages in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event occurs with respect to, or proceedings are commenced to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity incurs, or in the reasonable opinion of the Required Lenders is likely to incur, any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition occurs or exists with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

         (h) One or more judgments or decrees are entered against any Borrower or any of its Restricted Subsidiaries involving, individually or in the aggregate for all Borrowers and Restricted Subsidiaries, a liability (not paid or fully covered by insurance) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof;

         (i) (i) Any Security Document or Subordination Agreement ceases, for any reason, to be in full force and effect, or any Borrower or any other Loan Party or any Affiliate Pledgor or any Manager which is a party to any Security Document or Subordination Agreement shall so assert or (ii) the Lien created by any Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby;

         (j) Any Guaranty Agreement ceases, for any reason, to be in full force and effect or any Guarantor shall so assert;

         (k) Any acceleration of the maturity of any Indebtedness of Olympus which is outstanding in a principal amount of at least $7,500,000 in the aggregate shall occur, or any failure of Olympus to pay any such Indebtedness at final maturity;

         (l) Any Borrower Change of Control, any Olympus Change of Control or any ACC Change of Control occurs; or

         (m) the Manager ceases to manage and supervise the businesses of any Borrower or any of its Restricted Subsidiaries pursuant to the Management Agreements and substantially in the manner and to the extent the Manager has managed and supervised the businesses of such Borrower immediately prior to the Closing Date.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued and unpaid interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         7.2 Application of Proceeds. Notwithstanding subsection 2.11, from and after the Trigger Date, all payments in respect of the Obligations and all proceeds of any Collateral received by the Administrative Agent shall be applied by the Administrative Agent to the Obligations, as follows: (a) first, to pay interest on and the principal of any portion of any Loan which the Administrative Agent has advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by any Lender or any Borrower; (b) second, to the reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the retaking, holding, preparing for sale or lease, selling or leasing or other disposition of any Collateral, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel; (c) third, to the payment in full of the Obligations or in the event that such proceeds are insufficient to pay in full the Obligations, equally and ratably, in accordance with each Lender s respective amounts owing to it under or pursuant to this Agreement (including, without limitation and without duplication, amounts owing to any Lender in its capacity as an Agent under this Agreement pursuant to this Agreement or any other Loan Document), or under or pursuant to any Interest Rate Protection Agreement (as to each Lender, applied first to fees and expense reimbursements then due to such Lender, then to interest due to such Lender, then to pay or prepay principal of the Loans or owing to, or to reduce the credit exposure of, such Lender under such Interest Rate Protection Agreement, as the case may be);
(d) fourth, to any Persons entitled to such amounts pursuant to Section 9-504(a)(c) of the Uniform Commercial Code; and (e) fifth, to the Borrowers, or their respective successors and assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining. For purposes of this Agreement, the credit exposure at any time of any Lender under an Interest Rate Protection Agreement to which such Lender is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement. The Borrowers shall remain jointly and severally liable to the Agents and the Lenders for any deficiency. If the Administrative Agent has funds available to apply to a portion of, but not all of, one of the amounts described in clauses (a) through (c) above, then the Administrative Agent shall apply such funds to the applicable parties in proportion to the amounts to which such parties would have been entitled if the entire amount described in any such clause had been available.

                   SECTION 8.  THE ADMINISTRATIVE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. No Agent, in its capacity as an Agent hereunder, other than the Administrative Agent, has any duties or responsibilities hereunder or under any other Loan Document.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer or representative thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

         8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that
(a) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and (b) no such direction could reasonably be expected to result in liability to the Administrative Agent, or in a violation of applicable law or any Loan Document.

         8.6 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that no Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to such Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify each Agent in its agency capacity (to the extent not reimbursed by any Borrower and without limiting the obligation of any Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Total Commitment shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by any Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 An Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and its Subsidiaries as though such Agent were not an Agent hereunder or under the other Loan Documents. With respect to the Loans made by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the Borrowers, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                         SECTION 9.  MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Commitment or of any installment or reduction thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender, or (ii) amend, modify or waive subsection 2.4(a), any provision of this subsection 9.1 or change the requirement specified in any provision herein for any consent or approval or any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party or Affiliate Pledgor of any of its rights and obligations under this Agreement and the other Loan Documents or, subject to subsection 9.16, release any of the Collateral or reduce or limit the obligations of any Guarantor under any Guaranty Agreement or, subject to subsection 9.16, release any Guarantor under any Guaranty Agreement or waive any Default or Event of Default under subsection 7(a) or amend or modify the subordination provisions contained in any Subordination Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent or any other Agent affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and the other Agents and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Annex A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrowers:      c/o Olympus Communications, L.P.
                        Managing General Partner
                        5 West Third Street
                        Coudersport, Pennsylvania  16915
                        Attention:     Colin H. Higgin, Esq.
                        Telephone:     (814) 274-9830
                        Telecopy: (814) 274-8631


    with a copy to:          Buchanan Ingersoll
                        Professional Corporation
                        58th Floor, 600 Grant Street
                        Pittsburgh, Pennsylvania  15219
                        Attention:     Paula Zawadzki
                        Telephone:     (412) 562-8911
                        Telecopy: (412) 562-9316


    The Administrative
      Agent:            Toronto Dominion (Texas), Inc.
                        909 Fannin, Suite 1700
                        Houston, TX 77010
                        Attention:     Sophia Sgrabi
                        Telephone:     (713) 653-8325
                        Telecopy: (713) 951-9921


    with a copy to:          The Toronto-Dominion Bank
                        31 West 52nd Street
                        New York, NY 10019
                        Attention:     Jessica Laxman
                        Telephone:     (212) 468-0719
                        Telecopy: (212) 262-1928


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6 or 2.8 shall not be effective until received.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by any Governmental Requirement.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         9.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse each of the Administrative Agent and the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and to pay or reimburse each of the Administrative Agent and the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including in all such cases, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Documentation Agent, (b) to pay or reimburse each of the Lenders and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) (i) to pay, indemnify, and hold the Lenders and the Agents, and their respective directors, officers, employees and agents, harmless from and against any and all other liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, proceedings, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Person (including, without limitation, the reasonable fees charged and disbursements made by counsel to such Person, whether or not suit is brought) or to which such Person may become subject arising out of or in connection with or in any way relating to or resulting from any actual or threatened Litigation relating to this Agreement (including the use of the proceeds of the Loans), the other Loan Documents or any transaction contemplated by any of the foregoing, whether or not such Person is a party thereto, whether direct or indirect, whether based on any federal, state or local law or regulation, securities or commercial law or regulation or under common law or in equity or on contract, tort or otherwise, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the Properties, and (ii) to reimburse each such Person, on demand, for all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with any of the foregoing, including, without limitation, costs and expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"); provided that no Borrower shall have any obligation hereunder to any such Person with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Person or (ii) legal proceedings commenced against such Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. No Borrower shall make any claim against any such Person for any special, indirect or punitive damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by, and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith. The agreements in this subsection 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         9.6  Successors and Assigns; Participations and Assignments.  (a)
This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any purported transfer by any Borrower in contravention of the foregoing shall be null and void.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other Persons ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.13, 2.14 and
2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 2.14, such Participant shall have complied with the requirements of said subsection; and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which in each case shall not be unreasonably withheld), to any other Eligible Assignee all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance Agreement executed by such Eligible Assignee, such assigning Lender (and, in the case of an Eligible Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, in the case of any such assignment to an Eligible Assignee that is not a Lender or an Affiliate of a Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $10,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this subsection 9.6(c) and subsection 9.6(e), the consent of the Borrowers shall not be required, and, unless requested by the Eligible Assignee or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing. Each Lender party to this Agreement on the Closing Date hereby represents, and each Person that becomes a Lender pursuant to any Assignment and Acceptance Agreement will represent, that it is in fact, otherwise than by reason of being a Lender, an Eligible Assignee and will make or acquire Loans hereunder for its own account in the ordinary course of its business.

         (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection
9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) within five Business Days after receipt thereof accept such Assignment and Acceptance Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

         (f) The Borrowers authorize each Lender to disclose to any Participant or Eligible Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning any Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         9.7  Adjustments; Set-off.  (a) If any Lender (a "Benefitted
Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to, or collateral received by, any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, after the occurrence of an Event of Default and until such Event of Default has been cured to the satisfaction of or waived by the requisite Lenders, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         9.9 Severability; Limitation on Agreements. (a) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (b) It is the express intent of the parties to this Agreement that the Borrowers not pay and no Agents or Lenders charge or receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid to such Agent or Lender under applicable Governmental Requirements. In no event shall the amount of interest due or payable hereunder to any Agent or any Lender or under any Lender's Note or other Loan Document exceed the Highest Lawful Rate. In the event any payment of interest in excess of the Highest Lawful Rate is inadvertently made by any Borrower or inadvertently received by any Lender or any Agent, then such excess shall be applied to the reduction of the principal amount owing on account of such Lender's Note or the amounts owing on other Obligations of the Borrowers to such Agent or such Lender under any Loan Document and not to the payment of interest; provided, however, if such excessive interest exceeds the unpaid principal balance of any Note and the amounts owing on other obligations of the Borrowers to such Agent or such Lender under any Loan Document, as the case may be, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to any Agent or any Lender in connection with the use, forbearance or detention of the Loans made under this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full of the principal thereof (including the period of any renewal or extension thereof) so that the interest on account of the Loans shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of any Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of such Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of such Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of such Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this subsection 9.9(b) shall control and supersede every other provision of the Loan Documents.

         9.10 Integration. This Agreement and the other Loan Documents represent the final agreement of the Borrowers, the Agents and the Lenders as of the date hereof with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

         9.12 Submission To Jurisdiction: Waivers. Each Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at their respective addresses set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent permitted by applicable Governmental Requirements any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

         9.13 Acknowledgments.  Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) no Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

         (c)  no joint venture is created hereby or by the other Loan
Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Lenders, among the Borrowers and the Lender or among the Borrowers and the Agents; and

         (d) the obligations of the Borrowers to make payment in full of all Obligations owing hereunder from time to time pursuant to and in accordance with the terms of this Agreement are joint and several, and the failure of any Borrower to make any payment (or any prepayment) on any Obligation as and when the same is due pursuant to and in accordance with this Agreement shall not relieve any other Borrower of its obligation hereunder to make such payment (or prepayment) on the date when due.

         9.14 WAIVER OF JURY TRIAL. EACH BORROWER, EACH AGENT AND EACH LENDER HEREBY, KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.15 Authority of Managing General Partner. The Managing General Partner shall have the right to execute and deliver documents on behalf of any Borrower under this Agreement and take any other action on behalf of any Borrower under this Agreement until, subject to subsection 6.8, a new general partner is admitted under the ACP Partnership Agreement or West Boca Partnership Agreement, as the case may be, and the Administrative Agent and the Lenders shall be under no obligation to make any inquiry respecting such authority.

         9.16 Release. The Administrative Agent is hereby authorized by the Lenders to, and shall, release Liens, any party to a Guaranty Agreement and any other guarantees and take such other actions as any Borrower may reasonably request in connection with any Asset Sale involving any asset subject to any such Lien or any other disposition of property or assets permitted under this Agreement.

         9.17 Nonrecourse. The Agents and the Lenders acknowledge and agree that all Obligations of the Borrowers and their respective Subsidiaries under this Agreement and under the other Loan Documents shall be without recourse to ACC, Olympus, all of the partners of Olympus, ACP Holdings, the general partners of Key Biscayne Cablevision (other than ACP) and Dorellenic.


















         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                        ADELPHIA CABLE PARTNERS, L.P.


                        By:  Olympus Communications, L.P.,
                             Managing General Partner


                             By: ACP Holdings, Inc.,
                                 Managing General Partner


                                 By:
                                 Name:
                                 Title:



                        SOUTHEAST FLORIDA CABLE, INC.


                        By:
                        Name:
                        Title:


                        WEST BOCA ACQUISITION
                          LIMITED PARTNERSHIP


                        By: Olympus Communications, L.P.,
                            Managing General Partner


                            By:  ACP Holdings, Inc.,
                                 Managing General Partner


                                 By:
                                 Name:
                                 Title:


                        TORONTO DOMINION (TEXAS), INC., as
                          a Managing Agent, as Administrative
                          Agent and as a Lender


                        By:
                        Name:
                        Title:


                        NATIONSBANK OF TEXAS, N.A., as a Managing
                          Agent, as Documentation Agent and as a Lender


                        By:
                        Name:
                        Title:


                        THE BANK OF NOVA SCOTIA, as a Managing Agent,
                          as Co-Administrative Agent and as a Lender


                        By:
                        Name:
                        Title:


                        SOCIETE GENERALE, as a Managing Agent
                          and as a Lender


                        By:
                        Name:
                        Title:


                        TORONTO-DOMINION SECURITIES (USA), INC.,
                          as Syndication Agent


                        By:
                        Name:
                        Title:


                        CHEMICAL BANK, as an Agent and as a Lender


                        By:
                        Name:
                        Title:


                        CIBC INC., as an Agent and as a Lender


                        By:
                        Name:
                        Title:


                        CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                          as an Agent and as a Lender


                        By:
                        Name:
                        Title:


                        FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as an Agent and as a Lender


                        By:
                        Name:
                        Title:


                        COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                        EUROPEENNE, as a Co-Agent and as a Lender


                        By:
                        Name:
                        Title:


                        FLEET BANK, as a Co-Agent and as a Lender


                        By:
                        Name:
                        Title:


                        By:
                        Name:
                        Title:


                        LTCB TRUST COMPANY, as a Co-Agent and as a Lender


                        By:
                        Name:
                        Title:




                        OTHER LENDERS:



                        BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                        ASSOCIATION


                        By:
                        Name:
                        Title:


                        BANK OF MONTREAL


                        By:
                        Name:
                        Title


                        THE BANK OF NEW YORK


                        By:
                        Name:
                        Title:


                        THE FUJI BANK, LIMITED, NEW YORK BRANCH


                        By:
                        Name:
                        Title:


                        THE SUMITOMO TRUST AND BANKING CO., LTD.


                        By:
                        Name:
                        Title:




                        ABN AMRO BANK, N.V.


                        By:
                        Name:
                        Title:


                        NATIONAL BANK OF CANADA


                        By:
                        Name:
                        Title:


                        THE NIPPON CREDIT BANK, LTD.


                        By:
                        Name:
                        Title:


                        PNC BANK, NATIONAL ASSOCIATION


                        By:
                        Name:
                        Title:


                        THE SUMITOMO BANK, LTD.


                        By:
                        Name:
                        Title:



                  This space is intentionally left blank.



            Schedule 2.4 - Total Commitment Reduction Schedule

Reduction    Reduction      Reduction    Remaining Total
 Date   Percentage  Amount    Commitment
06/30/97    2.0%    $ 9,500    $465,500
09/30/97    2.0%    $ 9,500    $456,000
12/31/97    2.0%    $ 9,500    $446,500
03/31/98    2.0%    $ 9,500    $437,000
06/30/98    3.0%    $14,250    $422,750
09/30/98    3.0%    $14,250    $408,500
12/31/98    3.0%    $14,250    $394,250
03/31/99    3.0%    $14,250    $380,000
06/30/99    3.0%    $14,250    $365,750
09/30/99    3.0%    $14,250    $351,500
12/31/99    3.0%    $14,250    $337,250
03/31/00    3.0%    $14,250    $323,000
06/30/00    3.0%    $14,250    $308,750
09/30/00    4.0%    $19,000    $289,750
12/31/00    4.0%    $19,000    $270,750
03/31/01    4.0%    $19,000    $251,750
06/30/01    4.0%    $19,000    $232,750
09/30/01    4.5%    $21,375    $211,375
12/31/01    4.5%    $21,375    $190,000
03/31/02    5.0%    $23,750    $166,250
06/30/02    5.0%    $23,750    $142,500
09/30/02    5.0%    $23,750    $118,750
12/31/02    5.0%    $23,750    $ 95,000
03/31/03    5.0%    $23,750    $ 71,250
06/30/03    5.0%    $23,750    $ 47,500
09/30/03    5.0%    $23,750    $ 23,750
12/31/03    5.0%    $23,750    $      0


                     SCHEDULE 3.3 - NECESSARY CONSENTS

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.


                                 Consents

1. Consents of Cable GP, Inc. and Cable LP III, Inc., which have been obtained.

2. Consents of Governmental Authorities, the FCC and other persons will need to be obtained, as set forth in the Security Documents, prior to the enforcement by the Administrative Agents, on behalf of the Lenders, of the respective security interests thereunder.

3.  Authorization of ACC in connection with the delivery by Key
    Biscayne Cablevision of a Guaranty Agreement, which authorization has been obtained.

















                         SCHEDULE 3.5 - LITIGATION

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") provides that municipal franchising authorities have the jurisdiction to regulate the rates that a cable operator may charge for basic tier services and equipment. The following franchising authorities have exercised their jurisdiction with regard to cable systems operated by ACP, Southeast and West Boca, and their respective Subsidiaries, serving the following municipalities:

    City of Florida City
    Village of Key Biscayne
    City of Boca Raton
    City of Boynton Beach
    City of Fort Pierce
    City of Palm Beach Gardens
    City of Port St. Lucie
    City of Riviera Beach
    City of Stuart
    County of Martin
    County of St. Lucie
    Town of Highland Beach
    Town of Juno Beach
    Town of Jupiter
    Town of Jupiter Inlet Colony
    Town of Jupiter Island
    Town of Ocean Breeze Park
    Town of Sewall's Point
    Village of Golf
    Village of Tequesta
    City of Homestead
    County of Metropolitan Dade
    City of Greenacres City
    County of Palm Beach
    Town of Lake Park
    Town of Palm Beach Shores
    Village of North Palm Beach
    Village of Palm Springs
    Village of Royal Palm Beach

There have been no material adverse determinations by any of the franchising authorities. The 1992 Cable Act also provides that the FCC has the jurisdiction to regulate the rates that a cable operator may charge for certain non-basic tier services and equipment, upon the filing by a cable system subscriber of an appropriate complaint with the FCC. A limited number of subscribers served by the Borrowers and their Subsidiaries have filed complaints with the FCC. As of this date, the FCC has not ruled on these complaints. However, the FCC's Cable Services Bureau has found that ACP's cable system serving South Dade County may be liable for refunds, because the system marketed certain services as "a la carte," unregulated services that the Bureau has determined were, in fact, regulated services. At least some of the cable systems operated by the




























                   SCHEDULE 3.5 - LITIGATION (Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                     TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.


Borrowers and their Subsidiaries have offered services in a manner similar or identical to the manner employed in South Dade County. ACP has appealed the Bureau's decision to the full Commission, which presently is considering the matter; in any event, however, ACP does not believe that it will be liable for any refunds. ACP has submitted materials to the FCC that justify, on a cost of service basis, ACP's current rates.



























           SCHEDULE 3.7 - REAL AND LEASEHOLD PROPERTY INTERESTS

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



1.  Owned Real Property of the Loan Parties


                                         Use of the
    Location                            Real Property

    Britt Road,                         Office/Headend/
    Stuart,                             Warehouse/Technical Center
    FL

    Elan at Calusa Condo VI,            Office
    Unit A202,
    Kendall, FL

    Ironwood Road,                      Office/Warehouse/
    Palm Beach Gardens, FL              Technical Center

    Hagan Ranch Road,                   Property
    Palm Beach County, FL

    Lake Park,                          Headend
    Palm Beach County, FL

    Glades Road,                        Headend
    Palm Beach County, FL







     SCHEDULE 3.7 - REAL AND LEASEHOLD PROPERTY INTERESTS (Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



2.  Leasehold Interests of the Loan Parties

                                         Use of the
    Location                            Real Property


    Sand-N-C, FL                        Headend

    West of Town water tower,           Headend
    Highland Beach, FL

    Village of Golf, FL                 Headend

    5371 10th Avenue North,             Headend
    Lake Worth, FL

    4201 Oak Circle,                    Office
    Highland Beach, FL

    Concord Sq.,                        Office
    Suite 11,
    Stuart, FL

    Cobblestone Country Club,           Headend
    Stuart, FL

    281 SW Port St.,
    Lucie, Victoria                     Office
    Square, Port St.
    Lucie, FL

    2129 Congress Ave.,                 Office
    Riviera Beach, FL

    Forest Glen, FL                     Headend

    Barclay Club,                       SMATV
    South Palm Beach, FL

    Palm Chase, FL                      Headend

    177 Commodore Dr.,                  Unused Tower Site
    Jupiter, FL

    7190 U.S. Highway One,              Headend
    Stuart, FL
































     SCHEDULE 3.7 - REAL AND LEASEHOLD PROPERTY INTERESTS (Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.


2.  Leasehold Interests of the Loan Parties (Continued)

                                         Use of the
    Location                            Real Property


    Indiantown, FL                      Headend
    Martin County, FL

    23123 S.R. 7,                       Office
    Boca Raton,
    Palm Beach County, FL

    210 Seaview Dr.,                    Headend
    Key Biscayne, FL

    971 Crandon Blvd.,                  Headend/Office
    Key Biscayne, FL

    Gator Trace, Fort Pierce,           Headend
    St. Lucie County, FL

    Moon River,                         SMATV/Headend
    Indian River County, FL

    Lake in the Woods,                  SMATV/Headend
    Indian River County, FL

    5400 NW 22nd Ave.,                  Office
    Miami, FL

    7788 Central Industrial Dr.,        Warehouse
    Riviera Beach, FL














































     SCHEDULE 3.14 - CAPITAL SECURITIES OF BORROWERS AND SUBSIDIARIES

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



1.  Subsidiaries of Adelphia Cable Partners, L.P.

    Southeast Florida Cable, Inc.
    Key Biscayne Cablevision
    Palm Beach Group Cable, Inc.
    Palm Beach Group Cable Joint Venture

    Subsidiaries of Southeast Florida Cable, Inc.

    Palm Beach Group Cable, Inc.
    Palm Beach Group Cable Joint Venture

    Subsidiaries of West Boca Acquisition Limited Partnership

    Cable Sentry Corporation


2.  Ownership of Capital Securities of Borrowers and Subsidiaries

                              Amount and Type
                               of Issued and
                                Outstanding
    Subsidiary or Borrower  Capital Securities   Issued To/Owned
By

    Adelphia Cable          .01% General         ACP Holdings,
Inc.
    Partners, L.P.          Partner Interest

    Adelphia Cable          99.98% Managing      Olympus Communi-
    Partners, L.P.          General Partner      cations, L.P.
                            Interest

    Adelphia Cable          .01% Limited         Dorellenic Cable
    Partners, L.P.          Partner Interest     Partners

    Southeast Florida       10 shares of         Adelphia Cable
    Cable, Inc.             common stock         Partners, L.P.

    West Boca Acquisition   99.9% General        Olympus Communi-
    Limited Partnership     Partner Interest     cations, L.P.

    West Boca Acquisition   .1% Limited          Dorellenic Cable
    Limited Partnership     Partner Interest     Partners

    Key Biscayne Cablevision                     50% General
Adelphia Cable
                            Partner Interest     Partners, L.P.

































     SCHEDULE 3.14 - CAPITAL SECURITIES OF BORROWERS AND SUBSIDIARIES
(Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.




2.  Ownership of Capital Securities of Borrowers and Subsidiaries
(Continued)

                              Amount and Type
                               of Issued and
                                Outstanding
    Subsidiary or Borrower  Capital Securities   Issued To/Owned
By

    Key Biscayne Cablevision                     50% General    Vince
Laurendi
                            Partner Interest

    Palm Beach Group Cable, 1,000 shares of      Southeast Florida
    Inc.                    common stock         Cable, Inc.

    Palm Beach Group Cable  50% General          Palm Beach Group
    Joint Venture           Partner Interest     Cable, Inc.

    Palm Beach Group Cable  50% General          IBIS Communica-
    Joint Venture           Partner Interest     tion Company

    Cable Sentry Corporation                     500 shares of  West
Boca
                            common stock         Acquisition
                                                 Limited
                                                 Partnership









                   SCHEDULE 3.19 - ENVIRONMENTAL MATTERS

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.




                                   NONE



























       SCHEDULE 3.21 - CATV SYSTEMS, SMATV SYSTEMS AND FCC LICENSES

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                               $475,000,000
                         REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



                             1.  CATV SYSTEMS

CATV Systems are operated in the following communities pursuant to the following Franchises.


                     A.  Southeast Florida Cable, Inc.

      Franchisor                                  Expiration Date

City of Boynton Beach                                          May 2003
City of Fort Pierce                                January 2000
City of Greenacres City                             March 1995*
City of Palm Beach Gardens                         October 1997
City of Port St. Lucie                              March 1995*
City of Riviera Beach                                May 1995*
City of Stuart                                     January 1996
County of Martin                                   October 1998
County of Palm Beach                               October 2006
County of St. Lucie                                  Perpetual
Town of Highland Beach                              March 1996
Town of Juno Beach                                September 1999
Town of Jupiter                                     March 1995*
Town of Jupiter Inlet Colony                       December 1999
Town of Jupiter Island                               May 1998
Town of Lake Park                                   June 1995*
Town of Ocean Breeze Park                            July 1996
Town of Palm Beach Shores                          November 1999
Town of Sewall's Point                             December 1999
Village of Golf                                      June 2002
Village of North Palm Beach                         March 1995*
Village of Palm Springs                             March 2001
Village of Royal Palm Beach                         March 1995*
Village of Tequesta                                October 1999


                     B.  Adelphia Cable Partners, L.P.

        Franchisor                                          Expiration Date

City of Florida City                                March 1995*
City of Homestead                                  February 2003
County of Dade                                      March 2001
Village of Key Biscayne                             March 2001

_________________

* Franchise is being renegotiated.





























       SCHEDULE 3.21 - CATV SYSTEMS, SMATV SYSTEMS AND FCC LICENSES
(Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.



                       1.  CATV SYSTEMS (continued)



               C.  West Boca Acquisition Limited Partnership

        Franchisor                                Expiration Date

City of Boca Raton*                                 April 1999
County of Palm Beach**                             November 1998


*   ACC is the current grantee of such Franchise.
**  Olympus is the current grantee of such Franchise.

                             2.  SMATV SYSTEMS


Within the communities served by them, the Borrowers and their
Subsidiaries operate SMATV Systems pursuant to numerous
agreements with various homeowners' associations, multiple
dwelling units and other persons.   Copies are available from
the Borrowers and their Subsidiaries.




                             3.  FCC LICENSES

                                   Call Sign
                   Type of            and
Licensee           License         Location         Expiration
Date

Adelphia           CARS            WHZ594/            7/01/97
Cable                              Redlands, FL
Partners, L.P.

Adelphia           TVRO            E930116/          12/28/02
Cable                              Forest Glenn,
Partners, L.P.                     FL

Adelphia           TVRO            E950095/          11/23/04
Cable                              Miami, FL
Partners, L.P.

Adelphia           Business        KNBQ811/          11/14/99
Cable              Radio           Miami, FL
Partners, L.P.
































       SCHEDULE 3.21 - CATV SYSTEMS, SMATV SYSTEMS AND FCC LICENSES
(Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.


                       3.  FCC LICENSES (continued)

                                   Call Sign
                   Type of            and
Licensee           License         Location         Expiration
Date

Adelphia           Business        WNJP519/           7/16/97
Cable              Radio           Miami, FL
Partners, L.P.

Cable Sentry       Business        WNQ0866/          10/17/99*
Corp.              Radio           Boca Raton, FL

Key Biscayne       TVRO            E7027/             9/27/95
Cablevision                        Key Biscayne,
                                   FL

Southeast          CARS            WBY27/             2/01/99
Florida                            Stuart, FL
Cable, Inc.

Southeast          TVRO            E5611/             5/13/03
Florida                            DelRay Beach,
Cable, Inc.                        FL

Southeast          TVRO            E9195/            7/26/95**
Florida                            Highland Beach,
Cable, Inc.                        FL

Southeast          TVRO            WX26/             11/26/99
Florida                            Greenacres, FL
Cable, Inc.

Southeast          TVRO            WM59/              1/08/02
Florida                            Lake Park, FL
Cable, Inc.

Southeast          TVRO            WJ23/              8/14/01
Florida                            Stuart, FL
Cable, Inc.

Southeast          TVRO            E2391/             9/15/00
Florida                            Indiantown, FL
Cable, Inc.

________________

* Transfer to Olympus pending; Operating pursuant to a conditional temporary authorization of the FCC.

** Renewal Application sent to FCC.





























       SCHEDULE 3.21 - CATV SYSTEMS, SMATV SYSTEMS AND FCC LICENSES
(Continued)

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.


                       3.  FCC LICENSES (continued)

                                   Call Sign
                   Type of            and
Licensee           License         Location         Expiration
Date

Southeast          TVRO            E930117/          12/28/02
Florida                            Gator Trace, FL
Cable, Inc.

Southeast          TVRO            E930155/           1/19/03
Florida                            Sand-N-C, FL
Cable, Inc.

Southeast          TVRO            E930156/           1/19/03
Florida                            Palm Chase, FL
Cable, Inc.

Southeast          Business        WNJV713/           1/22/97
Florida            Radio           Riviera Beach,
Cable, Inc.                        FL

Southeast          Business        WMVT625/           8/06/97
Florida            Radio           Martin, FL
Cable, Inc.

WB Cable           Business        WSQ484            6/08/97*
Associates,        Radio           Boca Raton, FL
Ltd.

________________

* Transfer to Olympus pending; Operating pursuant to a conditional temporary authorization of the FCC.













































                SCHEDULE 6.2(d) - CAPITAL LEASE OBLIGATIONS
                       AND PURCHASE MONEY FINANCING

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.




1. Indebtedness in connection with lease of computer equipment leased from U.S. Computer Systems (d/b/a CableLease).


2. Indebtedness in connection with lease of an OCE-Bruning plain paper copier model 9036 with sheet feeder and stand leased from OCE-Bruning, Inc.

3.   Indebtedness in connection with lease of a Xerox 5065 OCT
     Copier leased from Xerox Corporation.




















           SCHEDULE 6.2(f) - AFFILIATE SUBORDINATED INDEBTEDNESS

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.




1.   Indebtedness of $1.5 million payable to Hilton Head
     Communications, L.P.

2.   Indebtedness of $15.7 million payable to Olympus.



























             SCHEDULE 6.7(f) - LOANS TO OFFICERS OF BORROWERS

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.




Adelphia Cable Partners, L.P.

Officer   Loan Amount

None



Southeast Florida Cable, Inc.

Officer   Loan Amount

None


West Boca Acquisition Limited Partnership

Officer   Loan Amount

None











               SCHEDULE 6.7(h) - INVESTMENTS IN SUBSIDIARIES

                      ADELPHIA CABLE PARTNERS, L.P.,
                    SOUTHEAST FLORIDA CABLE, INC., AND
                 WEST BOCA ACQUISITION LIMITED PARTNERSHIP
                  $475,000,000 REVOLVING CREDIT FACILITY
                                   WITH
                      TORONTO-DOMINION (TEXAS), INC.,
                        NATIONSBANK OF TEXAS, N.A.,
                         THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE AND
                  TORONTO-DOMINION SECURITIES (USA), INC.







1.   Demand Note of Cable Sentry Corporation payable to West Boca.

2.   Demand Note of Key Biscayne Cablevision payable to ACP.























EXHIBIT A


AFFILIATE SUBORDINATION AGREEMENT

          AFFILIATE SUBORDINATION AGREEMENT dated as of May 12, 1995 (as amended, supplemented and otherwise modified from time to time, this "Agreement"), among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership (the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party hereto (together with the Borrowers, the "Affiliate Borrowers"), each Affiliate of each Borrower and its Restricted Subsidiaries from time to time party hereto (collectively, the "Subordinated Affiliate Lenders"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, pursuant to subsection 6.2(f) of the Credit Agreement, the Affiliate Borrowers may borrow up to an aggregate amount of $70,000,000 (including principal and accrued and unpaid interest thereon) at any time outstanding from the Subordinated Affiliate Lenders; and

          WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that (i) each Restricted Subsidiary which makes any such borrowing shall be or become a party to this Agreement in the manner provided for herein and (ii) each Affiliate from which any such borrowing is made shall have become a party to this Agreement in the manner provided for herein;

          NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to permit such borrowings, each Affiliate Borrower and each Subordinated Affiliate Lender hereby agrees with the Administrative Agent, for the benefit of the Lenders and the other Agents, as follows:


1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

          (b)                                     For purposes of
this Agreement, the following terms shall have the following meanings:

          "Obligations": the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Reorganization": with respect to any Affiliate Borrower, any distribution of the assets of such Affiliate Borrower upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Affiliate Borrower or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

          "Senior Indebtedness": (a) the Obligations, and (b) all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Subordinated Indebtedness": the principal of, and interest on, all loans and other extensions of credit from time to time made by the Subordinated Affiliate Lenders to any Affiliate Borrower and any and all other amounts payable in connection therewith, whether on account of fees, indemnities, costs, expenses or otherwise.

          (c)                                     The words
"hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          (d)                                     The meanings
given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.                                      Agreement to
Subordinate. Each Affiliate Borrower, for itself and its successors and assigns, covenants and agrees, and each of the Subordinated Affiliate Lenders, as a holder of Subordinated Indebtedness, hereby agrees, for itself and its successors and assigns, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

          3.                                      Meaning of
Subordinate and Junior in Right of Payment. (a) "Subordinate and junior in right of payment" shall mean that no part of the Subordinated Indebtedness shall have any claim to the assets of any Affiliate Borrower on a parity with or prior to the claim of the Senior Indebtedness, whether such claim be made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full in cash, and the Commitments shall have been terminated, no Subordinated Affiliate Lender will take, retain, permit to exist, demand or receive from any Affiliate Borrower, and no Affiliate Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guaranty of the whole or any part of the Subordinated Indebtedness; provided, that the Affiliate Borrowers may make and the Subordinated Affiliate Lenders may receive scheduled payments on account of interest on the Subordinated Indebtedness in accordance with the terms thereof so long as
(i) no Default or Event of Default shall have occurred and then be continuing or would occur as a result of, or after giving effect to, any such payment, (ii) rate of interest applicable to such Subordinated Indebtedness does not exceed 12% per annum and
(iii) no such payment would violate Section 5 hereof or subsection 6.6 of the Credit Agreement. Each Affiliate Borrower expressly agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of the Credit Agreement or this Agreement.

          (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders and the Agents shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and any and all other amounts then payable in connection with the Senior Indebtedness in cash and the Commitments shall have been terminated. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders and the Agents and each Lender and each Agent shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders and the other Agents pursuant to this Agreement in enforcing the rights of the Lenders and the other Agents, and in receiving payments and other distributions to be made, under this Agreement.

          (c) In the event that notwithstanding the provisions of paragraph (a) of this
Section 3, any Subordinated Affiliate Lender shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Subordinated Affiliate Lender to the Administrative Agent to be used to prepay Loans outstanding under the Credit Agreement.

          4.                                      Limitations on
Subordinated Indebtedness. The Subordinated Affiliate Lenders agree that the Subordinated Indebtedness shall be unsecured, and that, so long as any of the Senior Indebtedness shall remain unpaid in cash or the Commitments shall not have been terminated, if at any time any Subordinated Affiliate Lender shall be in possession of any Collateral, such Subordinated Affiliate Lender shall promptly deliver such Collateral to the Administrative Agent and until such delivery shall hold such Collateral in trust for the Lenders and the Agents. Until such time as the Senior Indebtedness has been paid in full in cash and the Commitments shall have been terminated, the Subordinated Affiliate Lenders agree not to exercise any of their respective rights under any document, instrument or agreement, or to accelerate or collect the obligations of any of the Affiliated Borrowers, or to realize upon any of the Collateral or any other assets of any of the Affiliated Borrowers or to attach, levy upon or execute against any of the Collateral or any other assets of any of the Affiliated Borrowers, provided however, that the Subordinated Affiliate Lenders shall be entitled to the payments provided for in Section 3 so long as the conditions to such payments set forth in Section 3 have been satisfied.

          5.                                      Subordinated
Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization; Sale of the Affiliate Borrowers;
etc.   Upon any payment or distribution of all or any of the
assets or securities of any Affiliate Borrower of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Affiliate Borrower or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Affiliate Borrower or any of its subsidiaries or any of their respective assets, other than as permitted by subsection 6.5 of the Credit Agreement and exclusive of the payments permitted to be made to the Subordinated Affiliate Lenders as provided in Section 3, then in such event:

          (a) the Lenders and the Agents shall be entitled to receive payment in full in cash as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

          (b) any payment or distribution of assets of such Affiliate Borrower of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Affiliate Borrower being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders and the Agents, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Lenders or the Agents; and

          (c)                                     in the event
     that, notwithstanding the foregoing provisions of this
     Section 5, any holder of Subordinated Indebtedness shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 5, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders and the Agents for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the Lenders or the Agents.

          In the event of a Reorganization, if any Subordinated Affiliate Lender has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness of such Subordinated Affiliate Lender within 20 days before the expiration of the time to file the same, the Administrative Agent, any other Agent or any Lender may, as an attorney-in-fact for such Subordinated Affiliate Lender, file, any claim, proof of claim or other instrument of similar character on behalf of such Subordinated Affiliate Lender, and such Subordinated Affiliate Lender hereby appoints the Administrative Agent, any such other Agent and any such Lender as an attorney-in-fact for such Subordinated Affiliate Lender, to so file any claim, proof of claim or such other instrument of similar character.
Each Subordinated Affiliate Lender ratifies all that the Administrative Agent, any such other Agent and any such Lender, as said attorney-in-fact, shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. The power of attorney granted in this Section 5 is a power coupled with an interest and shall be irrevocable.

          Upon any distribution of assets of any Affiliate Borrower referred to in this Agreement, the Subordinated Affiliate Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders and the Agents, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders and the Agents to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

          6.                                      Holders of
Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the Lenders and the Agents to receive payments or distributions of assets of the Affiliate Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders and the Agents of assets, whether in cash, property or securities, distributable to the Lenders and the Agents under the provisions hereof to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders and the Agents by the holders of the Subordinated Indebtedness shall, as between the relevant Affiliate Borrower, its creditors other than the Lenders and the Agents, and the holders of the Subordinated Indebtedness, be deemed to be a payment by such Affiliate Borrower to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the holders of the Subordinated Indebtedness, on the one hand, and the Lenders and the Agents, on the other hand.

          7.                                      Obligations of
the Affiliate Borrowers Unconditional. (a) Nothing contained in this Agreement is intended to or shall relieve the obligations of the Affiliate Borrowers to the Lenders or the Agents or the holders of Subordinated Indebtedness to pay any amount in respect of the Senior Indebtedness or such Subordinated Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders or the Agents or the holders of Subordinated Indebtedness, on the one hand, and the other creditors of the Affiliate Borrowers, on the other hand. All rights and interests of the Lenders and the Agents hereunder, and all agreements and obligations of the Affiliate Borrowers and the Subordinated Affiliate Lenders, shall remain in full force and effect irrespective of, and each Affiliate Borrower and each Subordinated Affiliate Lender hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

          i)                                      any lack of
     validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          ii) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

          iii)                                    any exchange,
     release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

          iv)                                     any other
     circumstances which might otherwise constitute a defense available to, or a discharge of, the Affiliate Borrowers in respect of the Senior Indebtedness, or of the Affiliate Borrowers or the Subordinated Affiliate Lenders in respect of this Agreement.

          (b)                                     Nothing
contained in this Agreement shall affect the obligation of the Affiliate Borrowers to make, or prevent the Affiliate Borrowers from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 3, 4 and 5, affect the obligation of the Affiliate Borrowers to make, or prevent the Affiliate Borrowers from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

          8.                                      No Other
Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Affiliate Borrower. No Affiliate Borrower will publish or give to any creditor or prospective creditor of such Affiliate Borrower any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the holders of Subordinated Indebtedness without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Affiliate Borrower or such Affiliate Borrower, provided, however, that nothing contained in this Section 8 is intended to restrict the right or obligation of any Affiliate Borrower to make filings or registrations pursuant to any Governmental Requirement.

          9.                                      Rights of
Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Affiliate Borrower with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

          10.                                     Legend. The
Affiliate Borrowers and the Subordinated Affiliate Lenders shall cause each note representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement note with respect to the transfer of such note or the reduction of the principal amount thereof, which reads substantially as follows:

          "This instrument is subject to the Affiliate
     Subordination Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership (the "Borrowers"), each subsidiary of each Borrower from time to time party thereto, each affiliate of each Borrower and its subsidiaries from time to time party thereto, and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent"), for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent."

          11.                                     Representations
and Warranties. Each Subordinated Affiliate Lender hereby represents and warrants that:

          i)                                      such
     Subordinated Affiliate Lender has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

          ii)                                     this Agreement
     constitutes a legal, valid and binding obligation of such Subordinated Affiliate Lender enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          iii)                                    the execution,
     delivery and performance of this Agreement will not violate any provision of any Governmental Requirement or Contractual
     Obligation of such Subordinated Affiliate Lender;

          iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Subordinated Affiliate Lender) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

          v) no Litigation is pending or, to the knowledge of such Subordinated Affiliate
     Lender, threatened by or against such Subordinated Affiliate
     Lender with respect to this Agreement;

          vi)                                     the agreements
     governing the Subordinated Indebtedness of such Subordinated Affiliate Lender do not and will not contain (A) any default which is triggered by (I) a default under any other agreements to which any Affiliate Borrower is a party or
     (II) any other Indebtedness of any Affiliate Borrower being declared due and payable prior to its stated maturity, or the ability of the holder of any other Indebtedness of any Affiliate Borrower to declare such Indebtedness due and payable prior to its stated maturity or (B) without limiting clause (A) above, any covenants or events of default which are more restrictive than those contained in the Credit Agreement; and

          vii)                                    such
     Subordinated Affiliate Lender is an Affiliate of the Borrower.

          12.                                     Successors;
Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders, the Agents and the Subordinated Affiliate Lenders, and their respective successors and assigns, including subsequent holders of Senior Indebtedness and the Subordinated Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, and the term "Subordinated Affiliate Lenders" shall include any such subsequent or additional holder of Subordinated Affiliate Indebtedness, wherever the context permits, provided that no Subordinated Affiliate Lender shall transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person other than another Affiliate of any Borrower which has executed a Supplement in the form of Exhibit B hereto agreeing to be bound by the terms of this Agreement.

          13.                                     Further
Assurances. Each Affiliate Borrower and each Subordinated Affiliate Lender will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, the Lenders and the other Agents to exercise and enforce their rights and remedies hereunder.

          14.                                     Expenses.  Each
of the Borrowers jointly and severally agree to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Agents and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis the Subordinated Affiliate Lenders.

          15.                                     Notices;
Amendments; etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Affiliate Borrower or any Subordinated Affiliate Lender to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

          i)                                      if to the
     Administrative Agent or any Borrower, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

          ii) if to any Lender or to any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time pursuant to assignments in accordance with subsection 9.6 of the Credit Agreement; and

          iii)                                    if to any other
     Affiliate Borrower or any Subordinated Affiliate Lender, at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, each Lender, each other Agent, each Affiliate Borrower and each Subordinated Affiliate Lender may change its address and transmission numbers for notices by notice in the manner provided in this Section.

                                                  (b)Subject to
subsection 9.1
of the Credit
Agreement, this Agreement may be
amended and the terms hereof may be waived only with the written consent of the Administrative Agent, each Affiliate Borrower and the holders of a majority of the principal amount of the Subordinated Indebtedness then outstanding; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. Any such amendment or waiver shall be binding upon the Lenders, the Agents, the Affiliate Borrowers and all the holders of Subordinated Indebtedness.

          16.                                     Severability.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          17.                                     Submission to
Jurisdiction.  Each Affiliate Borrower and each Subordinated
Affiliate Lender hereby irrevocably and unconditionally:

          (a)                                     submits for
     itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)                                     consents that
     any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)                                     agrees that
     service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 15;

          (d)                                     agrees that
     nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

          18. WAIVER OF JURY TRIAL. EACH AFFILIATE BORROWER, EACH SUBORDINATED AFFILIATE LENDER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          19.                                     GOVERNING LAW.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

          20.                                     Counterparts.
This Agreement may be executed by one or more of the parties hereto on any number of counterparts (including by telecopy transmission), and all such counterparts taken together shall constitute one and the same instrument.

          21.                                     Integration.
This Agreement and the other Loan Documents represent the final agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          22.                                     Addition of
Affiliate Borrowers and Subordinated Affiliate Lenders. Any Restricted Subsidiary of any Borrower may become an "Affiliate Borrower" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A. Any Affiliate of any Borrower may become an "Subordinated Affiliate Lender" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit B.


               [Remainder of page intentionally left blank.]

















          IN WITNESS WHEREOF, the undersigned have caused this Affiliate Subordination Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


                                                              ADELPHIA
CABLE PARTNERS, L.P.

By:OLYMPUS COMMUNICATIONS, L.P.,
Managing General Partner
By:  ACP HOLDINGS, INC.,
Managing General Partner


By:
Name:
Title:



SOUTHEAST FLORIDA CABLE, INC.


By:
Name:
Title:



WEST BOCA ACQUISITION LIMITED
PARTNERSHIP

By:  OLYMPUS COMMUNICATIONS, L.P.,
Managing General Partner

By:ACP HOLDINGS, INC.,
Managing General Partner


By:
Name:
Title:


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

[AFFILIATE BORROWERS and SUBORDINATED AFFILIATE LENDERS (along with addresses and telecopy numbers)]





































                                                                  EXHIBIT A


                               SUPPLEMENT TO
                     AFFILIATE SUBORDINATION AGREEMENT


          SUPPLEMENT, dated as of               , 19__, to the Affiliate
Subordination Agreement, dated as of May 12, 1995 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Cable Acquisition Limited Partnership, a Delaware limited partnership (the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party thereto (together with the Borrowers, the "Affiliate Borrowers"), each Affiliate of each Borrower and its Restricted Subsidiaries from time to time party thereto (collectively, the "Subordinated Affiliate Lenders"), and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, pursuant to subsection 6.2(f) of the Credit Agreement, the Affiliate Borrowers may borrow up to an aggregate amount of $70,000,000 (including principal and accrued and unpaid interest thereon) at any one time outstanding from the Subordinated Affiliate Lenders;

          WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that
(i) each Restricted Subsidiary which makes any such borrowing shall be or become a party to the Agreement in the manner provided for therein and
(ii) each Affiliate from which any such borrowing is made shall have become a party to the Agreement in the manner provided for therein; and

          WHEREAS, the undersigned wishes to become an "Affiliate
Borrower" under the Agreement; and

          WHEREAS, the Agreement provides that any Restricted Subsidiary of any Borrower may become an Affiliate Borrower under the Agreement by executing and delivering to the Administrative Agent a supplement in substantially the form of this Supplement;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Agreement applicable to an Affiliate Borrower thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become an Affiliate Borrower, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

          Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF RESTRICTED SUBSIDIARY]


By:
Name:
Title:

Address for notices:



Telecopy:

ACKNOWLEDGED AND ACCEPTED
this       day of                , 19___

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:





































                                                                  EXHIBIT B


                               SUPPLEMENT TO
                     AFFILIATE SUBORDINATION AGREEMENT


          SUPPLEMENT, dated as of               , 19__, to the Affiliate
Subordination Agreement, dated as of May 12, 1995 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Cable Acquisition Limited Partnership, a Delaware limited partnership (the "Borrowers"), each Restricted Subsidiary of each Borrower from time to time party thereto (together with the Borrowers, the "Affiliate Borrowers"), each Affiliate of each Borrower and its Restricted Subsidiaries from time to time party thereto (collectively, the "Subordinated Affiliate Lenders"), and Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, pursuant to subsection 6.2(f) of the Credit Agreement, the Affiliate Borrowers may borrow up to an aggregate amount of $70,000,000 (including principal and accrued and unpaid interest thereon) at any one time outstanding from the Subordinated Affiliate Lenders;

          WHEREAS, it is a condition precedent to the right of the Affiliate Borrowers to borrow from the Subordinated Affiliate Lenders that
(i) each Restricted Subsidiary which makes any such borrowing shall be or become a party to the Agreement in the manner provided for therein and
(ii) each Affiliate from which any such borrowing is made shall have become a party to the Agreement in the manner provided for therein; and

          WHEREAS, the undersigned wishes to become a "Subordinated Affiliate Lender" under the Agreement; and

          WHEREAS, the Agreement provides that any Affiliate of any Borrower may become an Subordinated Affiliate Lender under the Agreement by executing and delivering to the Administrative Agent a supplement in substantially the form of this Supplement;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Subordinated Affiliate Lender thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Subordinated Affiliate Lender, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

          Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF AFFILIATE]


BY:
Name:
Title:

                                                                        Address
for notices:



                                                                        Telecopy
:

ACKNOWLEDGED AND ACCEPTED
this       day of                , 19___

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
Name:
Title:

















                                                                  EXHIBIT B

                    ASSIGNMENT AND ACCEPTANCE AGREEMENT

          Reference is made to the Revolving Credit Agreement, dated as of May ___, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, the Lenders parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement.

          _______________________ (the "Assigner") and _________________
(the "Assignee") agree as follows:


I. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the revolving credit facility contained in the Credit Agreement as set forth on Schedule 1 (the "Assigned Facility").

          II.  The Assignor (a)
makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of its Subsidiaries or any other obligor or the performance or observance by any Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Note held by it evidencing the Assigned Facility and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

          III. The Assignee (a)
represents and warrants that it is (i) an Eligible Assignee and will make or acquire Loans under the Credit Agreement for its own account in the ordinary course of business and (ii) legally authorized to enter into this Assignment and Acceptance Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent audited and interim Financial Statements delivered pursuant to subsections 3.1 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.14(b) of the Credit Agreement.

          IV.  The effective
date of this Assignment and Acceptance Agreement shall be _____________, 199__ (the "Effective Date"). Following the execution of this Assignment and Acceptance Agreement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent), together with the $3,000 processing fee required by subsection 9.6(e) of the Credit Agreement.

          V.   Upon such
acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          VI.  From and after
the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and
(b) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

          VII. THIS ASSIGNMENT
AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.






































Schedule 1
To Assignment and Acceptance Agreement
Relating to the Revolving Credit Agreement,
Dated as of
May ___, 1995,
Among
Adelphia Cable Partners, L.P.,
Southeast Florida Cable, Inc. and
West Boca Acquisition Limited Partnership,
The Lenders Named Therein,
The Agents Named Therein
and
Toronto Dominion (Texas), Inc.,
as Administrative Agent


Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

      Credit               Principal            Commitment
Facility Assigned     Amount Assigned      Percentage Assigned(1)

(1)Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show percentage of the aggregate commitments of all Lenders

Revolving Credit
Facility              $_______________     _______________%



[Name of Assignee]                    [Name of Assignor]

By                         By
Name:                      Name:
Title:                     Title:


The Domestic Lending Office, the Eurodollar Lending Office and the Notice Address for purposes of subsection 9.2 of the Credit Agreement for the Assignee are as set forth below:

Domestic Lending Office:


                      Attention:
                      Telephone:
                      Telecopier:

Eurodollar Lending Office:


                      Attention:
                      Telephone:
                      Telecopier:

Notice Address:


                      Attention:
                      Telephone:
                      Telecopier:


Assignee is a non-resident alien, foreign corporation or other foreign entity:

         _______No    _______Yes
                      if yes, forms 4224 or 1001 and W-8 attached

Assignee is a United States Person:

         _______No    _______Yes
                      if yes, form W-9 attached


Accepted:
TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent



By
Name:
Title:

Consented To:                     Consented To:
ADELPHIA CABLE PARTNERS, L.P.          SOUTHEAST FLORIDA CABLE, INC.

By:      OLYMPUS COMMUNICATIONS, L.P.,
         Managing General Partner
                                  By:
         By:  ACP HOLDINGS, INC.,      Name:
              Managing General Partner Title:



By
Name:
Title:

Consented To:
WEST BOCA ACQUISITION LIMITED
PARTNERSHIP

By:      OLYMPUS COMMUNICATIONS, L.P.,
         Managing General Partner

         By:  ACP HOLDINGS, INC.,
              Managing General Partner



By
Name:
Title:














































                                                                  EXHIBIT C


               BORROWER ASSIGNMENT OF PARTNERSHIP INTERESTS


          BORROWER ASSIGNMENT OF PARTNERSHIP INTERESTS, dated as of May 12,
1995, made by                                        , a
                                      (the "Pledgor"), in favor of TORONTO
DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement ).


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Pledgor shall have executed and delivered this Borrower Assignment of Partnership Interests to the Administrative Agent for the benefit of the Lenders and the Agents;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:

               Defined Terms.   Unless otherwise defined herein, terms
which are defined in the Credit Agreement and used herein are so used as so defined. For purposes of this Borrower Assignment of Partnership Interests, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument and Chattel Paper; and the following terms have the following meanings:

     "Agreement": this Borrower Assignment of Partnership Interests, as the same may be amended, supplemented and otherwise modified from time to time.

     "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided herein.

          "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgor to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

           Obligations : the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Partnership Agreement": the [Limited] Partnership Agreement of _________________________, dated as ________________, 19_____, between the Pledgor and _____________________, as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8 of the Credit Agreement.

          "Partnership Interests": as defined in Section 2 of this Agreement.

          "Partnership":  _____________________________, a
     _______________________ partnership.

          "Pledged Collateral":  as defined in Section 2 of this Agreement.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Administrative Agent for the benefit of the Lenders and the Agents, and grants to the Administrative Agent for the benefit of the Lenders and the Agents, a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest (collectively, the "Pledged Collateral"):

               any and all of its partnership interests in the Partnership as set forth in Schedule 1 attached hereto, including, without limitation, all its rights, title and interest to participate in the operation or management of the Partnership and all its rights to properties, assets, partnership interests and distributions, including, without limitation, distributions of profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, under the Partnership Agreement in respect of such partnership interests (collectively, the "Partnership Interests");

               all Accounts and other rights to payment and distributions of any kind arising out of the Partnership Agreement in respect of the Pledgor's Partnership Interests;

               all General Intangibles arising out of or constituted by the Partnership Agreement in respect of the Pledgor's Partnership Interests; and

               to the extent not otherwise included, all Proceeds of any and all of the foregoing.

          This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

               Rights of Administrative Agent; Limitations on
Administrative Agent's Obligations.

               Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the Partnership Agreement to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to the Partnership Agreement or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               Proceeds. The Administrative Agent hereby authorizes the Pledgor, until the occurrence of an Event of Default and until such Event of Default shall be waived in writing or cured, (i) to collect the Accounts and payments and distributions of any kind in respect of the Pledgor's Partnership Interests, and (ii) to retain the Proceeds of such Accounts and other payments and distributions. From and after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to collect and retain the Accounts and other payments and distributions of any kind in respect of the Pledgor's Partnership Interests, as provided in Section 6. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts and other rights to payment and distributions of any kind in respect of the Pledgor's Partnership Interests and any Proceeds of such Accounts and other rights to payment and distributions, when and if collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly endorsed by the Pledgor to the Administrative Agent if required, in a Collateral Account and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent, for the benefit of the Lenders and the Agents, segregated from other funds of the Pledgor.

               Representations and Warranties. The Pledgor hereby represents and warrants that:

               Title; No Other Liens. Except for (i) the Lien granted to the Administrative Agent pursuant to this Agreement and Permitted Liens, and (ii) the right, if any, of Vincent Laurendi pursuant to
     Section 9.3 of the Partnership Agreement under certain circumstances to purchase the Partnership Interests for an amount not to exceed the amount of the Obligations, the Pledgor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents, and (ii) financing statements of record relating to the senior indebtedness that is the subject of the Refinancing.

               Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code in the form of Exhibits A and B to this Agreement with respect to each Partnership Interest and upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in Accounts and other rights to payment and distributions of any kind and General Intangibles arising out of the Partnership Agreement in respect of the Pledgor's Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Pledged Collateral in favor of the Administrative Agent and shall be enforceable as such against all creditors of and purchasers from the Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and subject to the right, if any, of Vincent Laurendi pursuant to Section 9.3 of the Partnership Agreement under certain circumstances to purchase the Pledgor's Partnership Interests for an amount not to exceed the amount of the Obligations.

               Chief Executive Office. The Pledgor's chief executive office and principal place of business, and the place where the Pledgor keeps its books and records, is located at 5 West Third Street, Coudersport, Pennsylvania 16915.

               Covenants. The Pledgor covenants and agrees with the Administrative Agent that until the Obligations are paid in full and the Commitments are terminated:

               Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent after the occurrence and during the continuance of an Event of Default, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

               Indemnification. The Pledgor will pay, and save the Administrative Agent, each Lender and each of the other Agents harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Governmental Requirement applicable to any of the Pledged Collateral or (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such other Agent, as the case may be.

               Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

               Limitation on Liens on Pledged Collateral. The Pledgor will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Liens created hereby and Permitted Liens, and will defend the right, title and interest of the Administrative Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

               Further Identification of Pledged Collateral. The Pledgor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

               Changes in Locations, Name, etc. The Pledgor will not, unless it shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of its chief executive office or principal place of business from that specified in Section 4(c) or remove its books and records from such location or (ii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

               Administrative Agent's Appointment as Attorney-in-Fact.

             Powers. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

               upon the occurrence and during the continuance of an Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interests to the same extent as a partner under the Partnership Agreement;

               upon the occurrence and during the continuance of an Event of Default, in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to the Pledgor as a partner under the Partnership Agreement or (ii) for the payment of any other moneys due to the Pledgor as a partner under the Partnership Agreement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or such Partnership Agreement whenever payable;

               to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

               upon the occurrence and during the continuance of an Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral;
     (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgor's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

          The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

               Other Powers.  The Pledgor  also  authorizes  the
Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

               No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

               Performance by Administrative Agent of Pledgor's
Obligations; Rights of Pledgor Prior to Event of Default.    If the Pledgor
fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by the Pledgor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

               Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all distributions made pursuant to the Partnership Agreement and exercise all voting rights and take all action it is authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the Partnership Agreement or any of the other documents executed in connection with the transactions contemplated hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

               Remedies; Rights Upon Default.     If an Event of Default
shall occur and be continuing, the Administrative Agent (i) will give notice of such Event of Default to Vincent Laurendi, and (ii) may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code; provided, however, that any failure of the Administrative Agent to give any such notice to Vincent Laurendi shall not, as between the Administrative Agent, the other Agents and the Lenders, on the one hand, and the Pledgor, on the other hand, abrogate or diminish the obligations of the Pledgor hereunder or impair the security interest created hereby. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender and any other Agent, shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Pledgor further agrees, at the Administrative Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and payment in full of the Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale or disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 20 days before such sale or disposition.

               If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to the Pledgor, exercise all voting and other rights of the Pledgor as a limited or general, as the case may be, partner of the Partnership and exercise all other rights as a limited or general, as the case may be, partner provided under the Partnership Agreement in respect of the Partnership Interests and the Administrative Agent shall receive all permitted distributions, if any, made for the account of the Pledgor as a limited or general, as the case may be, partner under the Partnership Agreement.

               Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

               Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

               Notices. Notices hereunder shall be given in accordance with subsection 9.2 of the Credit Agreement.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Lender or any other Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, for the benefit of the Lenders and the Agents, and the successors and assigns of the Administrative Agent, the Lenders and the other Agents.

               FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interests) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state, or local Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and
(ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

               Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the above provisions of the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Partnership shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in subsection 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL. THE PLEDGOR HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Pledgor on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


               [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the Pledgor has caused this Borrower Assignment of Partnership Interests to be duly executed and delivered as of the date first above written.


                              [NAME OF PLEDGOR]

                              [By:                                        ,
                                   Managing General Partner](2)



                              By:
                              Name:
                              Title:

Schedules

Schedule 1 - Description of Partnership Interests

Exhibits

Exhibit A - Transaction Statement
Exhibit B - Registration Notice












(2) If Pledgor is a partnership








                                                                 SCHEDULE 1

                   DESCRIPTION OF PARTNERSHIP INTERESTS

     All limited and general partnership interests in the Partnership held by the Pledgor from time to time, including, without limitation:







































                                                                  EXHIBIT A


                           Transaction Statement

                                           , 199__


To:  [Name of Pledgor]
     c/o Olympus Communications, L.P.
     5 West Third Street
     Coudersport, PA 16915
     Attention:

     and

     Toronto Dominion (Texas), Inc., as Administrative Agent
     909 Fannin, Suite 1700
     Houston, TX 77010
     Attention:

          This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Toronto Dominion (Texas), Inc., as Administrative Agent:
               Uncertificated Security: All partnership interests of [Name
               of Pledgor], in                    , L.P.

               Registered Owner:

               [Name of Pledgor]
               5 West Third Street
               Coudersport, PA 16915
               Attention:

               Taxpayer Identification Number:

               Registered Pledgee:

               Toronto Dominion (Texas), Inc., as Administrative Agent 909 Fannin, Suite 1700
               Houston, TX 77010
               Attention:

               Taxpayer Identification Number:

               There are no liens or restrictions of
                   , L.P., and no adverse claims to which the
               uncertificated security is or may be subject known to _________________, L.P.

               The pledge was registered on                   , 199__.

          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.
                                   Very truly yours,

                                   [NAME OF PARTNERSHIP]


                                   By:  [NAME OF GENERAL PARTNER],
                                        Managing General Partner


                                        By:
                                        Name:
                                        Title:






















                                                                  EXHIBIT B




                                                              , 199__


To:       [ADDRESS]


          You are hereby instructed to register the pledge of the following uncertificated security as follows:
          All partnership interests of the undersigned in
                         , L.P.


Pledgor                            Pledgee
[Name of Pledgor]                       Toronto Dominion (Texas),
Inc.,
c/o Olympus Communications, L.P.        as Administrative Agent
5 West Third Street                     909 Fannin, Suite 1700
Coudersport, PA 16915                   Houston, TX 77010
Attention:                              Attention:



                              Very truly yours,

                              [NAME OF PLEDGOR]

                              [By:                                        ,
                                  Managing General Partner]


                                 By:
                                 Name:
                                 Title:





(3) If Pledgor is a partnership






                                                                  EXHIBIT E


                            GUARANTY AGREEMENT

          GUARANTY AGREEMENT, dated as of May 12, 1995, made by each of the partnerships and/or corporations that are signatories hereto (the "Guarantors"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein, and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

                           W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrowers are members of an affiliated group of corporations and partnerships that include each Guarantor;

          WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Loans;

          WHEREAS, the proceeds of the Loans may be used in part to enable the Borrowers to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that each of the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent for the benefit of the Lenders and the Agents and the Agents.

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the other Agents to enter into the Credit Agreement and to induce the Lenders to make their respective loans to the Borrowers under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Lenders and the other Agents, as follows:


     Defined Terms.    Unless otherwise defined herein, terms defined in
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Guaranty Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               As used herein, "Guaranty Agreement" means this Guaranty Agreement, as amended, supplemented and otherwise modified from time to time.

               As used herein, "Obligations" means the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guaranty Agreement shall refer to this Guaranty Agreement as a whole and not to any particular provision of this Guaranty Agreement, and section and paragraph references are to this Guaranty Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Guarantee.     Subject to the provisions of
paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Lenders, the Agents and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

               Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by any Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty Agreement. This Guaranty Agreement shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

               Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty Agreement or affecting the rights and remedies of any Agent or any Lender hereunder.

               No payment or payments made by any Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Agent or any Lender from any Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full and the Commitments are terminated.

               Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to any Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guaranty Agreement for such purpose.

               Right of Contribution. Each Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder or at law. Each Guarantor reserves its right of contribution which shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to the Agents and the Lenders, and each Guarantor shall remain liable to the Agents and the Lenders for the full amount guaranteed by such Guarantor hereunder.

               Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes each Lender and each Agent at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by such Lender or such Agent to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender or such Agent hereunder and claims of every nature and description of such Lender or such Agent against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Documents, any Interest Rate Protection Agreement entered into by any Borrower with any Lender or otherwise, as such Lender or such Agent may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender and each other Agent shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and each other Agent under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender or such Agent may have.

               Subrogation. No Guarantor will exercise any rights which it may acquire by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrowers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agents and the Lenders by the Borrowers on account of the Obligations are paid in full and the Commitments are terminated. If any amounts shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Lenders and the other Agents, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided in the Credit Agreement.

               Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, any other Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released, and the Credit Agreement, any other Loan Documents or any Interest Rate Protection Agreement entered into by any Borrower with any Lender and any other documents executed and delivered in connection therewith may be amended modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time existing for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. No Agent or Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty Agreement or any property subject thereto. When making any demand hereunder against any of the Guarantors, any Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrowers or any other Guarantor or guarantor, and any failure by any Agent or any Lender to make any such demand or to collect any payments from the Borrowers or any such other Guarantor or guarantor or any release of the Borrowers or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of any Agent or any Lender against any of the Guarantors.
For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

               Guaranty Agreement Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Agent or any Lender upon this Guaranty Agreement or acceptance of this Guaranty Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty Agreement; and all dealings between any Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty Agreement. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, the following: (a) the validity, regularity or enforceability of the Credit Agreement, any Note, any other Loan Document or any Interest Rate Protection Agreement entered into by any Borrower with any Lender, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Agent or any Lender (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers against any Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Obligations, or of such Guarantor under this Guaranty Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, any Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agents and the Lenders against such Guarantor. This Guaranty Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agents and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guaranty Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Obligations.

               Reinstatement. This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

               Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars and immediately available funds at the office of the Administrative Agent located at 909 Fannin, Suite 1700, Houston, Texas 77010.

               Representations and Warranties. Each Guarantor hereby represents and warrants that:

               such Guarantor is duly organized, validly existing and (if such Guarantor is a corporation) in good standing under the laws of the jurisdiction of its organization and has the power and authority and the legal right to own and operate property, to lease the property such Guarantor operates and to conduct the business in which such Guarantor is currently engaged;

               such Guarantor has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty Agreement and the other Loan Documents to which it is a party, and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty Agreement and each of the other Loan Documents to which it is a party;

               this Guaranty Agreement and each of the other Loan Documents to which it is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law);

               the execution, delivery and performance of this Guaranty Agreement and the other Loan Documents to which it is a party will not violate any provision of any Governmental Requirement or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Governmental Requirement or Contractual Obligation of the Guarantor;

               no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty Agreement or any other Loan Document to which it is a party;

               no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of such Guarantor's properties or revenues (1) with respect to this Guaranty Agreement or any other Loan Document to which it is a party or any of the transactions contemplated hereby or thereby or (2) which could reasonably be expected to have a Material Adverse Effect;

               such Guarantor has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien of any nature whatsoever except as permitted under the Credit Agreement;

               that the representation contained in subsection 3.1 of the Credit Agreement, insofar as such representation applies to such Guarantor, is true and correct; and

               such Guarantor has neither received nor is aware of any notice of a Lien on or other rights with respect to any partnership interest in such Guarantor other than Permitted Liens and rights created by Charter Documents.

          Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Borrowers under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date.

               Covenants. Each Guarantor hereby covenants and agrees with each Agent and each Lender that, from and after the date of this Guaranty Agreement until the Obligations are paid in full and the Commitments are terminated, such Guarantor shall not take, and shall refrain from taking, any action that would result in a violation of any of the covenants of the Borrowers contained in Sections 5 and 6 of the Credit Agreement.

               Authority of Administrative Agent. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guaranty Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty Agreement shall, as among the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the Agents with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               Notices. All notices, requests and demands to or upon any Agent, any Lender or any Guarantor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

               if to the Administrative Agent, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

             if to any Lender or any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to subsection 9.6 of the Credit Agreement; and

               if to any Guarantor, at its address or transmission number for notices set forth under its signature below.

          Each Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

               Counterparts. This Guaranty Agreement may be executed by one or more of the Guarantors on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guaranty Agreement signed by all the Guarantors shall be lodged with the Administrative Agent.

               Severability. Any provision of this Guaranty Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Integration. This Guaranty Agreement represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by any Agent or any Lender relative to the subject matter hereof not reflected herein.

               Amendments in Writing; No Waiver; Cumulative Remedies.
None of the terms or provisions of this Guaranty Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Administrative Agent, provided that any provision of this Guaranty Agreement may be waived by the Administrative Agent, the Lenders and the other Agents in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent.

               No Agent or Lender shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Agent or such Lender would otherwise have on any future occasion.

               The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               Section Headings. The section headings used in this Guaranty Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Successors and Assigns. This Guaranty Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns, provided that no Guarantor may assign any of its rights or obligations under this Guaranty Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

               Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Guaranty Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant Section 13;

               agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVERS OF JURY TRIAL.  EACH GUARANTOR HEREBY KNOWINGLY
AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

               GOVERNING LAW. THIS GUARANTY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               Additional Guarantors. Any Person that becomes a Restricted Subsidiary subsequent to the Closing Date and was not a
 Guarantor under this Guaranty Agreement at the time of the initial execution hereof shall become a Guarantor hereunder by executing and delivering to the Administrative Agent a Supplement in the form attached hereto as Exhibit A. Any such Restricted Subsidiary shall thereafter be deemed a Guarantor for all purposes under this Guaranty Agreement.


               [Remainder of page intentionally left blank]









          IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                         CABLE SENTRY CORPORATION


                         By:

                         Name:

                         Title:

                         Address for Notices:
                         c/o Olympus Communications, L.P.
                         5 West Third Street
                         Coudersport, PA  16915

                         Telecopy:

























          IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                         KEY BISCAYNE CABLEVISION

                         By:  ADELPHIA CABLE PARTNERS, L.P.,
                              General Partner

                              By:  OLYMPUS COMMUNICATIONS, L.P.,
                                   Managing General Partner

                                   By:  ACP HOLDINGS, INC.,
                                        Managing General Partner


                                        By:

                                        Name:

                                        Title:

                         Address for Notices:
                         c/o Olympus Communications, L.P.
                         5 West Third Street
                         Coudersport, PA  16915

                         Telecopy:
















                                                                  EXHIBIT A

                    ADDITIONAL SUBSIDIARIES SUPPLEMENT

          SUPPLEMENT, dated                 to the Guaranty Agreement,
dated as of May 12, 1995 (as amended, supplemented and otherwise modified, the "Guaranty Agreement"), made by certain subsidiaries of Adelphia Cable Partners, L.P., a Delaware limited partnership ( ACP ), Southeast Florida Cable, Inc., a Florida corporation ( Southeast ), and West Boca Acquisition Limited Partnership, a Delaware limited partnership ("West Boca"; together with ACP and Southeast, the "Borrowers"), from time to time parties thereto (collectively, the "Guarantors").

                           W I T N E S S E T H:

          WHEREAS, the Guaranty Agreement provides that any Restricted Subsidiary of any Borrower, although not a Guarantor thereunder at the time of the initial execution thereof, may become a Guarantor under the Guaranty Agreement upon the delivery to the Administrative Agent of a supplement in substantially the form of this Supplement; and

          WHEREAS, the undersigned was not a Restricted Subsidiary on the Closing Date and, therefore, was not a party to the Guaranty Agreement but now desires to become a Guarantor thereunder;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Guaranty Agreement applicable to a Guarantor thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Guarantor, for all purposes of the Guaranty Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

          Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as so defined.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                        [NAME OF SUBSIDIARY]


                                        By:
                                   Name:
                                        Title:












                                 EXHIBIT F

                         Form of Intercompany Note


     THIS PROMISSORY NOTE HAS BEEN PLEDGED PURSUANT TO A NOTE PLEDGE AGREEMENT, DATED AS OF THE DATE HEREOF, MADE BY
         IN FAVOR OF TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT, TO SECURE THE PAYMENT OF CERTAIN OBLIGATIONS DESCRIBED THEREIN.

                                DEMAND NOTE

$                                                 Coudersport, Pennsylvania
                                                                     , 19


     FOR VALUE RECEIVED, the undersigned,                          , a
                      (the "Borrower"), hereby unconditionally promises to
pay to the order of                                    , a
         (the "Lender") at its office located at 5 West Third Street, Coudersport, PA 16915, in lawful money of the United States of America and in immediately available funds, when due, the principal amount of (a)
           Dollars ($           ), or, if less, (b) the unpaid principal
amount of all loans made by the Lender to the Borrower evidenced by this Note. Prior to the Termination Date, the Borrower may from time to time borrow from the Lender at the discretion of the Lender an aggregate amount
not to exceed at any time outstanding                                Dollars
($            ).  Within the foregoing limits, the Borrower may borrow,
prepay and reborrow hereunder in accordance with the terms of this Note.
The principal amount hereof, together with all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) on demand and (ii) 180 days following the Termination Date. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement (as hereinafter defined). Notwithstanding anything to the apparent contrary herein, this note is a demand note, due and payable on the demand of the holder.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the dates and amounts of the loans and the dates and amounts of repayment thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of such loans or this Note.

     Defined terms used in this Note, unless otherwise defined herein, shall have the meanings as set forth in that certain Revolving Credit Agreement dated as of the date hereof by and among Adelphia Cable
Partners, L.P., Southeast Florida Cable, Inc. and West Boca Acquisition Limited Partnership, as borrowers, Toronto Dominion (Texas), Inc. and The Bank of Nova Scotia, as Administrative Agents, and the lenders party thereto (as the same may hereinafter be modified, amended, supplemented or restated, the "Credit Agreement").

     This Note is one of the notes pledged to the Administrative Agent pursuant to that certain Note Pledge Agreement dated as of the date hereof by and between the Lender and the Administrative Agent as security for the Obligations.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

                                        [Borrower]



                                        By:
                                        Name:
                                        Title:



Pay to the order of
Toronto Dominion (Texas),
Inc., as Administrative Agent

[Lender]



By:_____________________
Dated:__________________






















































                                                                  EXHIBIT G


                    MANAGEMENT SUBORDINATION AGREEMENT


          MANAGEMENT SUBORDINATION AGREEMENT dated as of May 12, 1995 (as amended, supplemented and otherwise modified from time to time, this "Agreement"), among ADELPHIA CABLE PARTNERS, L.P., a Delaware limited partnership ("ACP"), SOUTHEAST FLORIDA CABLE, INC., a Florida corporation ("Southeast"), and WEST BOCA ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership ("West Boca"; together with ACP and Southeast, the "Borrowers"), each subsidiary of any Borrower party hereto (together with the Borrowers, the "Companies"), OLYMPUS COMMUNICATIONS, L.P., a Delaware limited partnership ("Olympus"; or, the "Manager"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, pursuant to that certain Management Services Agreement for Managed Systems, dated as of April ___, 1995, between Olympus and West Boca, as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8 of the Credit Agreement (the "West Boca Management Agreement"), that certain Southeast Florida Cable,
Inc. Management Services Agreement, dated as of December 20, 1989, between Olympus and Southeast, as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8 of the Credit Agreement (the "Southeast Management Agreement"), that certain Adelphia Cable Partners, L.P. Management Services Agreement, dated as of December 19, 1989, between Olympus and ACP as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8 of the Credit Agreement (the "ACP Management Agreement"), and that certain Key Biscayne Cablevision Management Services Agreement, dated as of December 19, 1989, by and between Olympus and Key Biscayne Cablevision, a Pennsylvania general partnership as the same may be amended, supplemented and otherwise modified from time to time to the extent permitted by subsection 6.8 of the Credit Agreement (the "Key
Biscayne Management Agreement"; together with the West Boca Management Agreement, the Southeast Management Agreement and the ACP Management Agreement, the "Management Agreements"), the Manager has agreed to render management, supervisory and other services to the Companies, and the Companies have agreed to pay Management Fees (as defined in the Credit Agreement) as provided in the Management Agreement to the Manager; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Manager shall have agreed to subordinate its rights to receive payment of Management Fees under each Management Agreement as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers, each Company and the Manager hereby agree with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:


     Definitions.    Unless otherwise defined herein, terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including such an Affiliate of a Lender) and any Borrower.

               For purposes of this Agreement, the following terms shall have the following meanings:

          "Obligations": the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Reorganization": with respect to any Company, any distribution of the assets of such Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

          "Senior Indebtedness": (a) the Obligations, and (b) all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Subordinated Indebtedness": Management Fees and similar fees (howsoever designated) from time to time payable under the Management Agreements and any and all other amounts payable in connection therewith, other than reimbursement for out-of-pocket expenses.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Agreement to Subordinate. Each Company, for itself and its successors and assigns, covenants and agrees, and the Manager, as a holder of Subordinated Indebtedness, for itself and its successors and assigns, hereby agrees, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

               Meaning of Subordinate and Junior in Right of Payment. "Subordinate and junior in right of payment" shall mean that no part of the Subordinated Indebtedness shall have any claim to the assets of any Company on a parity with or prior to the claim of the Senior Indebtedness, whether such claim is made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full in cash and the Commitments shall have been terminated, the Manager will not take, retain, demand or receive from any Company, and no Company will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guaranty of the whole or any part of the Subordinated Indebtedness; provided, that, subject to
Section 5 below, each Company may make and the Manager may receive Management Fees permitted to be paid pursuant to subsection 6.15 of the Credit Agreement. Each Company expressly agrees that it will not make any payment of any of the Subordinated Indebtedness, or take any other action, in contravention of the provisions of this Agreement.

                For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders and the Agents shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and all other amounts then payable in connection with the Senior Indebtedness in cash. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders and the Agents and each Lender and each Agent shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders and the other Agents pursuant to this Agreement in enforcing the rights of the Lenders and the other Agents, and in receiving payments and other distributions to be made, under this Agreement.

               In the event that, notwithstanding the provisions of paragraph
(a) of this Section 3, the Manager shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Manager to the Administrative Agent to be used to prepay Loans and other Obligations outstanding under the Credit Agreement.

               Limitations on Subordinated Indebtedness. The Manager agrees that the Subordinated Indebtedness shall be unsecured, and that, so long as any of the Senior Indebtedness shall remain unpaid in cash or the Commitments shall not have been terminated, if at any time the Manager shall be in possession of any Collateral, the Manager shall promptly deliver such Collateral to the Administrative Agent and until such delivery hold such Collateral in trust for the Lenders and the Agents. Until such time as the Senior Indebtedness has been paid in full in cash and the Commitments shall have been terminated, the Manager agrees not to exercise any of its rights under any document, instrument or agreement, or to accelerate or collect the obligations of any of the Companies, or to realize upon any of the Collateral or any other assets of any of the Companies or to attach, levy upon or execute against any of the Collateral or any of the other assets of any of the Companies, provided, however, that the Manager shall be entitled to the payments provided for in Section 3 so long as the conditions to such payments set forth in Section 3 have been satisfied.

                Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization; Sale of any Company; etc. Upon any payment or distribution of all or any of the assets or securities of any Company of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Company or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Company or any of its subsidiaries or any of their respective assets, but exclusive of the payments permitted to be made to the Managers as provided in Section 3, then in such event:

               the Lenders and the Agents shall be entitled to receive payment in full in cash as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated
     Indebtedness;

                any payment or distribution of assets of such Company of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Company being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders and the Agents, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to the Lenders or the Agents; and

                in the event that, notwithstanding the foregoing provisions of this Section 5, the Manager shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 5, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders and the Agents for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the Lenders or the Agents.

          In the event of a Reorganization, if the Manager has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness within 20 days before the expiration of the time to file the same, the Administrative Agent, any other Agent or any Lender may, as an attorney-in-fact for the Manager, file any claim, proof of claim or other instrument of similar character on behalf of the Manager, and the Manager hereby appoints the Administrative Agent, any such other Agent and any such Lender as an attorney-in-fact for the Manager, to so file any claim, proof of claim or such other instrument of similar character. The Manager ratifies all that the Administrative Agent, any such other Agent and any such Lender, as said attorney-in-fact, shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. The power of attorney granted in this Section 5 is a power coupled with an interest and shall be irrevocable.

          Upon any distribution of assets of any Company referred to in this Agreement, the Manager shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders and the Agents, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders and the Agents to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

                Manager to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the Manager shall be subrogated to the rights of the Lenders and the Agents to receive payments or distributions of assets of the Borrower made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders and the Agents of assets, whether in cash, property or securities, distributable to the Lenders and the Agents under the provisions hereof to which the Manager would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders or the Agents by the Manager shall, as between the relevant Company, its creditors other than the Lenders, the Agents and the Manager, be deemed to be a payment by such Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Manager, on the one hand, and the Lenders and the Agents, on the other hand.

                Obligations of Each Company Unconditional.    Nothing
contained in this Agreement is intended to or shall relieve the obligations of any Company to the Lenders, the Agents or the Manager to pay any amount in respect of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders, the Agents or the Managers, on the one hand, and the other creditors of such Company, on the other hand. All rights and interests of the Lenders and the Agents hereunder, and all agreements and obligations of each Company and the Manager, shall remain in full force and effect irrespective of, and each Company and the Manager hereby irrevocably waives any defenses it may now or hereafter have in any way relating to:

                any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

                any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

                any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

               any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Company in respect of the Senior Indebtedness, or of any Company or the Manager in respect of this Agreement.

               Nothing contained in this Agreement shall affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 3, 4 and 5, affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

                No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Company. No Company will publish or give to any creditor or prospective creditor of such Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Manager without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Company or such Company, provided, however, that nothing contained in this Section 8 is intended to restrict the right or obligation of any Company to make filings or registrations pursuant to any Governmental Requirements.

                Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

                Legend. Each Company and the Manager shall cause each note issued by or to it representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement note with respect to the transfer of such note or the reduction of the principal amount thereof, which reads substantially as follows:

          "This instrument is subject to the Management Subordination Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership (the "Borrowers"), each subsidiary of any Borrower party thereto, and Toronto-Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement")."

                Representations and Warranties. The Manager hereby represents and warrants that:

               it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                this Agreement constitutes a legal, valid and binding obligation of the Manager enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceeding in equity or at law);

                the execution, delivery and performance of this Agreement will not violate any provision of any Governmental Requirement or any of its Contractual Obligations;

                no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of the Manager), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than those identified on Schedule 1 hereto, which have been obtained; and

                no Litigation is pending or, to its knowledge, threatened by or against the Manager, with respect to this Agreement.

                Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders, the Agents and the Manager, and their respective successors and assigns, including subsequent holders of Senior Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, wherever the context permits, provided that the Manager shall not transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person other than one of its Affiliates which has become a Manager hereunder in accordance with Section 21 and which has executed a Supplement in the form of Exhibit A hereto agreeing to be bound by the terms of this Agreement.

                Further Assurances. Each Company and the Manager will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Agents and the Lenders to exercise and enforce their rights and remedies hereunder.

                Expenses. Each Company jointly and severally agrees to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Administrative Agent and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis such Company or the Manager.

                Notices; Amendments; etc.    All notices, requests and
demands to or upon the Administrative Agent, any Lender, any other Agent, any Company or the Manager to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

               if to the Administrative Agent or any Borrower, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

               if to any Lender or to any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to subsection 9.6 of the Credit Agreement;

                if to any Company (other than the Borrowers), at its address or transmission number for notices provided in the Guaranty Agreement; and

                if to the Manager, at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, each Lender, each other Agent each Company and the Manager may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

                This Agreement may be amended and the terms hereof may be waived only with the written consent of the Administrative Agent, each Company and the Manager. Any such amendment or waiver shall be binding upon the Lenders, the Agents, each Company and the Manager.

                Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               Submission to Jurisdiction. Each Company and the Manager hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

                WAIVER OF JURY TRIAL. EACH COMPANY, THE MANAGER AND THE ADMINISTRATIVE AGENT HEREBY KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY, WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

                GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

                Counterparts. This Agreement may be executed by one or more of the parties hereto any number of counterparts (including by telecopy transmission), and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                Replacement Managers. Any Affiliate of the Manager may, with the approval of the Required Lenders, become a "Manager" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A. Any such Affiliate shall thereafter be deemed to be a "Manager" for all purposes under this Agreement.



               [Remainder of page intentionally left blank.]











          IN WITNESS WHEREOF, the undersigned have caused this Management Subordination Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


                         ADELPHIA CABLE PARTNERS, L.P.

                         By:  OLYMPUS COMMUNICATIONS, L.P.,
                              Managing General Partner

                              By:  ACP HOLDINGS, INC.,
                                   Managing General Partner


                                   By:

                                   Name:

                                   Title:


                         SOUTHEAST FLORIDA CABLE, INC.


                         By:

                         Name:

                         Title:


                         WEST BOCA ACQUISITION
                         LIMITED PARTNERSHIP

                         By:  OLYMPUS COMMUNICATIONS, L.P.,
                              Managing General Partner

                              By:  ACP HOLDINGS, INC.,
                                   Managing General Partner


                                   By:

                                   Name:

                                   Title:


                         TORONTO DOMINION (TEXAS), INC.,
                         as Administrative Agent


                         By:

                         Name:

                         Title:


                         OLYMPUS COMMUNICATIONS, L.P.

                         By:  ACP HOLDINGS, INC.,
                              Managing General Partner


                              By:

                              Name:

                              Title:

                         Address for Notices:
                         5 West Third Street
                         Coudersport, PA 16915
                         Telecopy:



                         KEY BISCAYNE CABLEVISION

                         By:  ADELPHIA CABLE PARTNERS, L.P.,
                              General Partner

                              By:  OLYMPUS COMMUNICATIONS,
                                   L.P., Managing General
                                   Partner

                                   By:  ACP HOLDINGS, INC.,
                                        Managing General Partner


                                        By:

                                        Name:

                                        Title:




























                                                                 SCHEDULE 1


               CONSENTS, AUTHORIZATIONS OR FILINGS REQUIRED








































                                                                  EXHIBIT A

                               SUPPLEMENT TO
                    MANAGEMENT SUBORDINATION AGREEMENT


          SUPPLEMENT, dated as of                  , 199__, to the
Management Subordination Agreement, dated as of May 12, 1995 (as amended, supplemented and otherwise modified from time to time, this "Agreement"), among ADELPHIA CABLE PARTNERS, L.P., a Delaware limited partnership ("ACP"), SOUTHEAST FLORIDA CABLE, INC., a Florida corporation ("Southeast"), and WEST BOCA ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership ("West Boca"; together with ACP and Southeast, the "Borrowers"), each subsidiary of any Borrower party hereto (together with the Borrowers, the "Companies"), OLYMPUS COMMUNICATIONS, L.P., a Delaware limited partnership ("Olympus"; or, the "Manager"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement dated as of May 12, 1995, among the Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").

                            W I T N E S S E T H

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS,                                         (the "New
Manager") wishes to become a "Manager" under the Management Agreement (as defined in the Credit Agreement); and

          WHEREAS, it is a condition precedent to the New Manager becoming a
"Manager" under the                                Management Agreement that
it shall have executed and delivered this Supplement;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Manager thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Manager, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

          Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as so defined.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                   [INSERT NAME OF NEW MANAGER]


                                   By:

                                   Name:

                                   Title:


                                   Address for notices:




                                   Telecopy:



ACKNOWLEDGED AND ACCEPTED
this        day of                199__

TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:

Name:

Title:






















                                                                  EXHIBIT H

                           REVOLVING CREDIT NOTE


$__________________                                          May ____, 1995



          FOR VALUE RECEIVED, the undersigned, ADELPHIA CABLE PARTNERS, L.P., a Delaware limited partnership, SOUTHEAST FLORIDA CABLE, INC., a Florida corporation, and WEST BOCA ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership (each a "Borrower" and, collectively, the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of _________________________ (the "Lender"), in lawful money of the United States of America and in immediately available funds, on the Termination
Date the principal amount of (a) _________________________ DOLLARS ($____________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to subsection 2.1 of the Credit Agreement (as defined below). The Borrowers further, jointly and severally, unconditionally agree to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.7 of such Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each Conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, to Eurodollar Loans having a new Interest Period and, further in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of any Borrower in respect of such Loans or under this Note, the Credit Agreement or any other Loan Document.

          This Note (a) is one of the Notes referred to in the Revolving Credit Agreement dated as of May ____, 1995 (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Lender, the other Lenders from time to time parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guaranty were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. The Borrowers jointly and severally promise to pay all costs and expenses of the Lender incurred in collecting the Borrowers' obligations hereunder or in enforcing or attempting to enforce the Lender's rights hereunder, including, without limitation, reasonable attorneys' fees and disbursements, whether or not an action is filed in connection herewith.

          All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality of any kind, to the fullest extent permitted by applicable Governmental Requirements.

          The joint and several obligations of the Borrowers hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of this Note, the Obligations, any other Loan Document or otherwise.

          Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Credit Agreement.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.


               [Remainder of page intentionally left blank]






































                              ADELPHIA CABLE PARTNERS, L.P.

                              By:  OLYMPUS COMMUNICATIONS, L.P.,
                                 Managing General Partner

                                 By:         ACP HOLDINGS, INC.,
                                    Managing General Partner



                                    By:
                                        Name:
                                        Title:

                              SOUTHEAST FLORIDA CABLE, INC.



                              By:
                                  Name:
                                  Title:



                              WEST BOCA ACQUISITION LIMITED
                              PARTNERSHIP

                              By:   OLYMPUS COMMUNICATIONS, L.P.,
                                 Managing General Partner


                                 By:         ACP HOLDINGS, INC.,
                                    Managing General Partner



                                    By:
                                        Name:
                                        Title:



Schedule A
manto Revolving Credit Note

                           LOANS, CONVERSIONS AND REPAYMENTS OF BR LOANS

                                                   Amount of BR
                                     Amount of       Loans          Unpaid
                         Amount     Principal of   Converted to    Principal
      Amount of BR    Converted to   BR Loans       Eurodollar     Balance of    Notation
Date     Loans          BR Loans      Repaid          Loans         BR Loans     Made By












































Schedule B
to Revolving Credit Note

                       LOANS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                       Amount
                      Converted    Interest     Amount of    Amount of    Unpaid
                        to or     Period and    Principal   Eurodollar   Principal
                     Continued    Eurodoallar      of         Loans       Balance
        Amount of        as       Rate with    Eurodollar   Converted       of
       Eurodollar    Eurodollar    Respect       Loans        to BR      Eurodollar    Notation
Date     Loans         Loans       Thereto       Repaid       Loans        Loans       Made By















EXHIBIT I


                           NOTE PLEDGE AGREEMENT


          NOTE PLEDGE AGREEMENT, dated as of May 12, 1995, made by _______________, a ___________________ (the "Pledgor") in
favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement")

                           W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, a portion of the proceeds of the Loans may be used by the Pledgor to make intercompany loans and advances to the makers of the Pledged Notes (as hereinafter defined) in connection with the operation of their respective businesses; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Pledgor shall have executed and delivered this Note Pledge Agreement to the Administrative Agent for the benefit of the Lenders and the Agents.

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Agents to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:


     Defined Terms.     Unless otherwise defined herein, terms
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Note Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Document" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               The following terms shall have the following meanings:

          "Agreement": this Note Pledge Agreement, as the same may be amended, modified and otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral": the collective reference to the Pledged Notes, the interest of the Pledgor under any and all documents and instruments that from time to time secure or guarantee payment of the Pledged Notes pledged by the Pledgor pursuant to this Agreement and in any and all collateral from time to time subject to any such documents or instruments and all Proceeds thereof.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided in Section 7(a).

          "Obligations": the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Pledged Notes": the notes described on Schedule 1 attached hereto.

          "Proceeds": all "proceeds" (as such term is defined in Section 9-306(1) of the Code) of the Pledged Notes and, in any event, including, without limitation, principal, interest and other income from the Pledged Notes and all collections thereon and any money or property realized or collected in connection with any collateral security or guarantee with respect to the Pledged Notes.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the benefit of the Lenders and the other Agents, the Pledged Notes and hereby grants to the Administrative Agent, for the benefit of the Lenders and the other Agents, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               Endorsement; Acknowledgment and Consent; Legend.
Concurrently with the delivery of each Pledged Note to the Administrative Agent pursuant to Section 2 of this Agreement:

               such Pledged Note shall be endorsed by the Pledgor as follows:

          Pay to the order of Toronto Dominion (Texas), Inc., as Administrative Agent

               [NAME OF PLEDGOR]

               [By:
                    General Partner](4)

                    By:
                    Name:
                    Title:

               Dated: _________________, 19__.

               The Pledgor shall execute and deliver and shall cause the maker of each Pledged Note to execute and deliver to the Administrative Agent an Acknowledgment and Consent, substantially in the form of Exhibit A to this Agreement.

(4) If Pledgor is a partnership

               The Pledgor shall cause each Pledged Note to bear upon its face the following legend: "THIS PROMISSORY NOTE HAS BEEN PLEDGED PURSUANT TO A NOTE PLEDGE AGREEMENT, DATED AS OF MAY 12, 1995, MADE BY [NAME OF PLEDGOR], IN FAVOR OF TORONTO DOMINION (TEXAS), INC., AS ADMINISTRATIVE AGENT, TO SECURE THE PAYMENT OF CERTAIN OBLIGATIONS DESCRIBED THEREIN."

               Payments Under the Pledged Notes.     Unless an
Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to receive and retain all payments of principal and interest under the Pledged Notes, as such payments become due. If an Event of Default shall occur and be continuing, and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent's intent to exercise its rights pursuant to Section 7 below, all payments of principal and interest under the Pledged Notes shall be paid to the Administrative Agent, who shall hold the same as Collateral hereunder. If after receipt of said notice the Pledgor shall receive any such payments, the Pledgor shall hold the same in trust for the Administrative Agent, the Lenders and the other Agents, segregated from other funds of the Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required.

               Subject to subsection 6(k), all Proceeds realized by the Pledgor in connection with a default under any Pledged Note and acceleration of the maturity thereof shall be paid to the Administrative Agent, who shall hold such payments as Collateral hereunder. If the Pledgor shall receive any such payments, the Pledgor shall hold the same in trust for the Administrative Agent, the Lenders and the other Agents, segregated from other funds of the Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required.

               All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders and the other Agents in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent, the Lenders and the other Agents) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7(a).

               Representations and Warranties. The Pledgor represents and warrants that:

               Upon delivery to the Administrative Agent of the Pledged Notes, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except in each case as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Notes , free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

               Each Pledged Note is the legal, valid and enforceable obligation of the maker thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws or affecting creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). None of the Pledged Notes is subject to any defense or any right of counterclaim or offset whatsoever.

               There exists no default under any Pledged Note.

               Covenants. The Pledgor covenants and agrees with the Administrative Agent, the Lenders and the other Agents that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

               The Pledgor will not take or omit to take any action, the taking or the omission of which would result in an alteration or impairment of the Collateral or the security intended to be provided by this Agreement.

               The Pledgor will not enter into any agreement amending or supplementing the Collateral.

               The Pledgor will not waive or release any obligation of any party in respect of the Collateral.

               Subject to subsection 6(k), and unless directed otherwise by the Administrative Agent, the Pledgor will exercise promptly and diligently each and every right which it may have under the Collateral (except the right to release or cancel any rights in respect of the Collateral).

               The Pledgor will not take or omit to take any action or suffer or permit any action to be omitted or taken, the taking or omission of which would result in any defense or any right of counterclaim or offset against sums payable under the Collateral.

               The Pledgor will give the Administrative Agent copies of all notices (including notices of default) given or received with respect to the Collateral, promptly after giving or receiving such notices.

               The Pledgor shall maintain the security interest created by this Agreement as a first priority, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral under this Agreement.

               The Pledgor shall pay, and save the
     Administrative Agent, the Lenders and the other Agents harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes and any and all recording and filing fees which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, any Lender or any other Agent.

               The Pledgor shall not assign, transfer, pledge or otherwise encumber any of its right, title or interest under, in or to the Collateral except for the Lien provided by this Agreement.

               The Pledgor shall not, without the prior written consent of the Administrative Agent, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral.

               The Pledgor shall not, without the prior written consent of the Administrative Agent, demand payment or otherwise accelerate payment on the Pledged Notes.

               Remedies.     If an Event of Default shall have
occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent (i) may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations as provided in the Credit Agreement, and
(ii) may demand payment on any Pledged Note from the maker of such Pledged Note.

               If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders and the other Agents, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the maker of any Pledged Note or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender, or any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Lenders and the other Agents hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent, any Lender or any other Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Agent to collect such deficiency.

               Administrative Agent's Appointment as Attorney-
in-Fact.     The Pledgor hereby irrevocably constitutes and
appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor, or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

               The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 8(a) and not in contravention of the terms hereof.

               All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

               Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Lender, any other Agent nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

               Execution of Financing Statements.  Pursuant to
Section 9-402 of the Code, the Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

               Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-

exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any maker of any Pledged Note shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               Notices. All notices, requests and demands under this Agreement shall be given or made in accordance with subsection 9.2 of the Credit Agreement.

               Return of Documents; Cooperation.    When this
Agreement is terminated and the security interests created hereby are released, the Administrative Agent shall (1) return to the Pledgor the Pledged Notes, (2) execute and deliver to the Pledgor such documents of assignment as are reasonably necessary to terminate the Administrative Agent's security interest in the Collateral and to advise the makers of the Pledged Notes of the termination of the Administrative Agent's rights and security interest hereunder and (3) return to the Pledgor the documents delivered to the Administrative Agent as provided in subsection 3(b).

               Upon the occurrence of a default or event of default under any Pledged Note, the Administrative Agent shall cooperate reasonably with the Pledgor, at the expense of the Pledgor, in the exercise of the Pledgor's rights and remedies under such Pledged Note and any document or instrument securing or supporting the same.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Amendments in Writing; No Waiver; Cumulative
Remedies.     None of the terms or provisions of this Agreement
may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

               Neither the Administrative Agent, any Lender nor any other Agent shall by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender, or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Lender or such other Agent would otherwise have on any future occasion.

               The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, the Lenders and the other Agents and their successors and assigns, provided that the Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

               GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF
LAW PRINCIPLES.

               Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in subsection 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
and

                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY
KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY,
WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Pledgor on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               [Remainder of page intentionally left blank]















          IN WITNESS WHEREOF, the undersigned has caused this Note Pledge Agreement to be duly executed and delivered as of the date first above written.

                              [NAME OF PLEDGOR]


                              [By:                                        ,
                                   Managing General Partner](5)


                              By:
                              Name:
                              Title:


























(5) If Pledgor is a Partnership


                                                                 SCHEDULE 1
                                                   to Note Pledge Agreement


                             THE PLEDGED NOTES


Description of   Collateral                  Stated
Pledged Notes        Security      Guarantees   Principal Amount

































EXHIBIT A
TO NOTE PLEDGE AGREEMENT


                                             ________________, 199__

TO:  [Maker of Pledged Note]





          Reference is hereby made to the Promissory Note dated ________________, 19__ (the "Note"), made by you to the order of
________________________________ (the "Pledgor") in the original principal amount of $_______________. By a Note Pledge Agreement, dated as of May 12, 1995 (the "Pledge Agreement"; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), the Pledgor has pledged the Note to Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Credit Agreement referred to in the Pledge Agreement, to secure payment and performance of the Obligations.

          You are hereby irrevocably directed, upon receipt of notice from the Administrative Agent that an Event of Default has occurred and is continuing under the Credit Agreement, to make any and all payments becoming due under the Note directly to the Administrative Agent, without set-off or counterclaim, as provided in the Note at the Administrative Agent's office located at 909 Fannin, Suite 1700, Houston, Texas 77010.

          The instructions contained herein are irrevocable and may not be amended, revoked or otherwise modified without the prior written consent of the Administrative Agent.


[NAME OF PLEDGOR]                       TORONTO DOMINION (TEXAS), INC.

[By:                          ,
     Managing General Partner](6)

     By:                           By:
     Name:                         Name:
     Title:                             Title:
(6) If Pledgor is a partnership









































                        ACKNOWLEDGMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement described in the foregoing letter and agrees for the benefit of the Administrative Agent, the Lenders and the other Agents to be bound by the terms of the Pledge Agreement and to comply with the terms of the foregoing letter. To the best knowledge of the undersigned, no representation or warranty of the Pledgor in the Pledge Agreement is incomplete or incorrect. The undersigned agrees to notify the Administrative Agent promptly in writing upon knowing or having reason to know of the occurrence of any of the covenant defaults in Section 6 of the Pledge Agreement.


                                   [NAME OF MAKER]


                                   By:
                                   Name:
                                   Title:



























                                                                  EXHIBIT J


                PARENT ASSIGNMENT OF PARTNERSHIP INTERESTS


          PARENT ASSIGNMENT OF PARTNERSHIP INTERESTS, dated as of May 12, 1995, made by ________________________, a
________________ (the "Pledgor"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Pledgor owns the Capital Securities (as defined in the Credit Agreement) of [name of relevant
Borrower(s)] described on Schedule 1 hereto; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Pledgor shall have executed and delivered this Parent Assignment of Partnership Interests to the Administrative Agent for the benefit of the Lenders and the Agents;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:


     Defined Terms.   Unless otherwise defined herein, terms
which are defined in the Credit Agreement and used herein are so used as so defined. For purposes of this Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument and Chattel Paper; and the following terms have the following meanings:

          "Agreement": this Parent Assignment of Partnership
     Interests, as the same may be amended, supplemented and otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided herein.

          "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgor to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

           Obligations : the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Partnership Agreement": the [Limited] Partnership Agreement of _____________, dated as of ________________,
     19__, between the Pledgor and __________________, as the same may be amended, supplemented and otherwise modified from time to time.(7)

          "Partnership Interests": as defined in Section 2 of this Agreement.
(7) If more than one partnership agrrement is involved, define each such partnership agrrement separely in this subsection and replace this definition with the following: "Partnership
Agreements": the collective
reference to [names of partnership agreements]

          "Partnership": [name of Partnership].

          "Pledged Collateral": as defined in Section 2 of this Agreement.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meaning given to terms defined herein shall be equally applicable to both the singular nd plural forms of such terms.

               Grant of Security Interest; Non-Recourse. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Administrative Agent for the benefit of the Lenders and the Agents, and grants to the Administrative Agent for the benefit of the Lenders and the Agents, a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest (collectively, the "Pledged Collateral"):

               any and all of its partnership interests in the Partnership[s] as set forth in Schedule 1 attached hereto, including, without limitation, all its rights, title and interest to participate in the operation or management of the Partnership[s] and all its rights to properties, assets, partnership interests and distributions, including, without limitation, distributions of profits, surplus or any other compensation by way of income or liquidating distributions, in cash or in kind, under the Partnership Agreement[s] in respect of such partnership interests (collectively, the "Partnership Interests");

               all Accounts and other rights to payment and distributions of any kind arising out of [the][any]
     Partnership Agreement in respect of the Pledgor's
     Partnership Interests;

               all General Intangibles arising out of or constituted by the Partnership Agreement[s] in respect of the Pledgor's Partnership Interests; and

               to the extent not otherwise included, all Proceeds of any and all of the foregoing.

          This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

               The Pledgor shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Administrative Agent and the Lenders shall not seek any in personam judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests granted hereunder in the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Administrative Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, any Notes and any other Loan Documents in accordance with their terms. Without limiting the generality of the foregoing and notwithstanding any other provision of this Agreement, recourse under this Agreement on the rights of the Agents and the Lenders provided in this Agreement shall be limited to the Pledged Collateral and there shall not be any recourse to any other assets of the Pledgor.

               Rights of Administrative Agent; Limitations on
Administrative Agent's Obligations.

               Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the Partnership Agreement[s] to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to [any][the] Partnership Agreement or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               Proceeds. The Administrative Agent hereby authorizes the Pledgor, until the occurrence of an Event of Default and until such Event of Default shall be waived in writing or cured, (i) to collect the Accounts and payments and distributions in respect of the Pledgor's Partnership Interests and (ii) to retain the Proceeds of such Accounts and other payments and distributions. From and after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to collect and retain the Accounts and other payments and distributions of any kind in respect of the Pledgor's Partnership Interests, as provided in Section 6. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts and other rights to payment and distributions of any kind in respect of the Pledgor's Partnership Interests and any Proceeds of such Accounts and other rights to payment and distributions, when and if collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly endorsed by the Pledgor to the Administrative Agent if required, in a Collateral Account and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent, for the benefit of the Lenders and the Agents, segregated from other funds of the Pledgor.

               Representations and Warranties. The Pledgor hereby represents and warrants that:

               Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and Permitted Liens, the Pledgor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents.

               Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code in the form of Exhibits A and B to this Agreement with respect to each Partnership Interest and upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in Accounts and other rights to payment and distributions of any kind and General Intangibles arising out of the Partnership Agreement[s] in respect of the Pledgor's Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Pledged Collateral in favor of the Administrative Agent and shall be enforceable as such against all creditors of and purchasers from the Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               Chief Executive Office. The Pledgor's chief executive office and principal place of business, and the place where the Pledgor keeps its books and records, is located at 5 West Third Street, Coudersport,
     Pennsylvania 16915.

               Covenants. The Pledgor covenants and agrees with the Administrative Agent that until the Obligations are paid in full and the Commitments are terminated:

               Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent after the occurrence and during the continuance of an Event of Default, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

               Indemnification. The Pledgor will pay, and save the Administrative Agent, each Lender and each of the other Agents harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Governmental Requirement applicable to any of the Pledged Collateral or (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such other Agent, as the case may be.

               Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

               Limitation on Liens on Pledged Collateral. The Pledgor will not create, incur or permit to exist, will defend the Pledged collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Liens created hereby and Permitted Liens, and will defend the right, title and interest of the Administrative Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

               Further Identification of Pledged Collateral. The Pledgor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

               Changes in Locations, Name, etc. The Pledgor will not, unless it shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of its chief executive office or principal place of business from that specified in
     Section 4(c) or remove its books and records from such location or (ii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

               Administrative Agent's Appointment as Attorney-in-Fact.

               Powers.  The Pledgor hereby irrevocably
constitutes and appoints the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

               upon the occurrence and during the continuance of an Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership
     Interests to the same extent as a partner under the Partnership Agreement[s];

               upon the occurrence and during the continuance of an Event of Default, in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to the Pledgor as a partner under [the][any] Partnership Agreement or (ii) for the payment of any other moneys due to the Pledgor as a partner under [the][any] Partnership Agreement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or such Partnership Agreement whenever payable;

               to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

               upon the occurrence and during the continuance of an Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

               Other Powers. The Pledgor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

               No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

               Performance by Administrative Agent of Pledgor's
Obligations; Rights of Pledgor Prior to Event of Default.   If
the Pledgor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Pledgor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

               Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all distributions made pursuant to the Partnership Agreement[s] and exercise all voting rights and take all action it is authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the [relevant] Partnership Agreement or any of the other documents executed in connection with the transactions contemplated hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

               Remedies; Rights Upon Default.   If an Event of
Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender and any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Pledgor further agrees, at the Administrative Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and payment in full of the Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale or disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 20 days before such sale or disposition.

               If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to the Pledgor, exercise all voting and other rights of the Pledgor as a limited or general partner, as the case may be, of the Partnerships and exercise all other rights as a limited or general partner, as the case may be, provided under the Partnership Agreement[s] in respect of the Partnership Interests and the Administrative Agent shall receive all permitted distributions, if any, made for the account of the Pledgor as a limited or general partner, as the case may be, under the Partnership Agreement[s].

               Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

               Powers Coupled with an Interest.  All
authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

               Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Pledgor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

               if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

               if to any Agent other than the Administrative
     Agent or any Lender, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to subsection 9.6 of the Credit
     Agreement; and

               if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, each Lender and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               No Waiver; Cumulative Remedies.  The
Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Lender or any other Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Waivers and Amendments; Successors and Assigns. None of the terms, or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile or telecopy transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, for the benefit of the Lenders and the Agents, and the successors and assigns of the Administrative Agent, the Lenders and the other Agents, provided that the Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

               FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interests) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or nonexercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor [the] [any] Partnership shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant Section 11;

               agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY
KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY,
WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Pledgor on any number of separate counterparts (including by telecopy transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.



               [Remainder of page intentionally left blank]






























          IN WITNESS WHEREOF, the Pledgor has caused this Parent
Assignment of Partnership Interests to be duly executed and delivered as of the date first above written.

                              [NAME OF PLEDGOR]

                              [By:                                        ,
                                 Managing General Partner](8)



                                 By:
                                 Name:
                                 Title:


                                 Address for Notices:
                                 c/o Olympus Communications,
L.P.
                                 5 West Third Street
                                 Coudersport, PA 16915

                                 Telecopy:

Schedules

Schedule 1 - Description of Partnership Interests

Exhibits

Exhibit A - Transaction Statement
Exhibit B - Registration Notice







(8) If Pledgor is a partnership



                                                                 SCHEDULE 1


                   DESCRIPTION OF PARTNERSHIP INTERESTS


     All limited and general partnership interests in the Partnership[s] held by the Pledgor from time to time including, without limitation:





































                                                                  EXHIBIT A


                           Transaction Statement

                                             , 199__


To:       [Name of Pledgor]
          c/o Olympus Communications, L.P.
          5 West Third Street
          Coudersport, PA 16915
          Attention:

          and

          Toronto Dominion (Texas), Inc., as Administrative
          Agent
          909 Fannin, Suite 1700
          Houston, TX 77010
          Attention:


          This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Toronto Dominion (Texas), Inc., as Administrative Agent:

               Uncertificated Security: All partnership
               interests of [Name of Pledgor] in                      ,
               L.P.

               Registered Owner:

               [Name of Pledgor]
               c/o Olympus Communications, L.P.
               5 West Third Street
               Coudersport, PA 16915
               Attention:

               Taxpayer Identification Number:

               Registered Pledgee:

               Toronto Dominion (Texas), Inc., as Administrative
                    Agent
               909 Fannin, Suite 1700
               Houston, TX 77010
               Attention:

               Taxpayer Identification Number:

               There are no liens or restrictions of
               ____________, L.P., and no adverse claims to which the uncertificated security is or may be subject known to _______________________, L.P.

               The pledge was registered on _______________, 199__.

          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.
                              Very truly yours,

                              [NAME OF PARTNERSHIP]


                              By:  [NAME OF GENERAL PARTNER]
                                 Managing General Partner


                                 By:
                                 Name:
                                 Title:









                                                                  EXHIBIT B


                                                                    , 199__



To:       [ADDRESS]



          You are hereby instructed to register the pledge of the following uncertificated security as follows:
          All partnership interests of the undersigned in _____________________, L.P.

Pledgor                          Pledgee

[Name of Pledgor]                  Toronto Dominion (Texas),
Inc.
c/o Olympus Communications, L.P.   as Administrative Agent
5 West Third Street                909 Fannin, Suite 1700
Coudersport, PA 16915              Houston, TX 75201
Attention:                         Attention:


                                 Very truly yours,

                                 [NAME OF PLEDGOR]

                                 [By:                                     ,
                                 Managing General Partner](9)

(9) If Pledgor is a partnership
                                    By:
                                    Name:
                                    Title:


                                                                  EXHIBIT K


                            SECURITY AGREEMENT


          SECURITY AGREEMENT, dated as of May 12, 1995, made by ________________________, a ____________________ (the
"Grantor"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as the Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                           W I T N E S S E T H:


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          WHEREAS, the Grantor, directly or indirectly, owns
Capital Securities of each of the Borrowers; and

          WHEREAS, the Grantor will derive substantial direct and indirect benefit from the making of the Loans;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the other Agents to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers, the Grantor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:


     Defined Terms.

               Definitions.    Unless otherwise defined herein,
terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Chattel Paper, Farm Products, Instruments, and Proceeds. For purposes of this Security Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower, and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               The following terms shall have the following meanings:

          "Agreement": this Security Agreement, as the same may be amended, supplemented and otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral": as defined in Section 2 of this Agreement.

          "Collateral Account": any collateral account established by the Administrative Agent as provided in subsection 6.2.

          "Obligations": the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

               Other Definitional Provisions.    The words
"hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Grant of Security Interest.    As collateral
security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby grants to the Administrative Agent, for the benefit of the Lenders and the Agents, a security interest in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

               to the extent permitted by applicable law [add for ACC: "and the provisions of the Franchise"], the Franchise[s] described on Schedule 1 hereto;

               all books, records, ledgercards, files,
               correspondence, computer programs, tapes, disks, and related data processing software (owned by the Grantor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

               to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

          This Agreement shall create a continuing security interest in the Collateral which shall remain in effect for so long as any of the Commitments remain in effect and until payment in full of the Loans and all other Obligations that have become due when the Loans have been paid in full.

               Notwithstanding any other provisions of this Agreement, the Grantor shall have no personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Administrative Agent, the other Agents and the Lenders shall not seek any in personam judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests granted hereunder in the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Administrative Agent, Lenders and the other Agents to exercise their rights and remedies under the Credit Agreement, any Notes and any other Loan Documents in accordance with their terms. Without limiting the generality of the foregoing, recourse under this Agreement on the rights of the Agents, Lenders and the other Agents provided in this Agreement shall be limited to the Pledged Collateral and there shall not be any recourse to any other assets of the Pledgor.

               Provisions Relating to Franchises.

               Grantor Remains Liable under Franchises.
Anything herein to the contrary notwithstanding, the Grantor shall remain liable under [each of the Franchises] [the Franchise] to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of [each] [the] Franchise. Neither the Administrative Agent nor any Lender or any other Agent shall have any obligation or liability under [any] [the] Franchise by reason of or arising out of this Agreement or the receipt by the Administrative Agent, any Lender or any other Agent of any payment relating to such Franchise pursuant hereto, nor shall the Administrative Agent, any Lender or any other Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to [any] [the] Franchise, to make any payment, to make any inquiry as to the sufficiency of any performance by any party under [any] [the] Franchise, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               Communication With Contracting Parties. At any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with parties to the Franchise[s] to verify with them to the Administrative Agent's satisfaction the existence and terms of [any] [the] Franchise.

               Representations and Warranties. The Grantor hereby represents and warrants that:

               Title; No Other Liens.  Except for Permitted
Liens, including the Lien pursuant to this Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement and no other public notice of any Lien with respect to all or any part of the Collateral is on file or of record in any public office except with respect to Permitted Liens.

               Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 attached hereto, and possession of such Collateral with respect to which perfection is acquired by possession, will constitute perfected security interests in the Collateral in favor of the Administrative Agent, for the benefit of the Lenders and the Agents, (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens and (c) are enforceable as such against all creditors of and purchasers from the Grantor.

               Chief Executive Office. The Grantor's chief executive office and chief place of business, and the place where it keeps its books and records, is located at 5 West Third
Street, Coudersport, Pennsylvania 16915.

               Farm Products.  None of the Collateral
constitutes, or is the Proceeds of, Farm Products.

               Franchises.    Subject to Section 17, no consent
of any party is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, which have not been obtained.

               [Each] [The] Franchise is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

               Neither the Grantor nor (to the best of the Grantor's knowledge) any other party to [any] [the] Franchise is in default in any material respect in the performance or observance of any of the terms thereof.

               The Grantor has fully performed in all material respects all its obligations under [each] [the] Franchise.

               The right, title and interest of the Grantor in, to and under [each] [the] Franchise are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Franchise as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to [any] [the] Franchise.

               The Grantor has delivered to the Administrative
Agent a complete and correct copy of [each] [the] Franchise, including all amendments, supplements and other modifications thereto.

               All of the following are true, correct and complete statements with respect to the Grantor, except for facts or circumstances which could not reasonably be expected, either alone or together with all such facts and circumstances affecting all or any of the Loan Parties, to have a Material Adverse Effect:

                    [Each] [The] Franchise was duly and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law.

                    The Grantor has the right to use the
Franchise[s] as is necessary or desirable for the conduct of the business of Grantor.

                    [Each] [The] Franchise is in full force and effect, and such Loan Party is substantially in compliance with the terms thereof with no known conflict with the valid rights of others.

                    No event has occurred which permits, or
after notice or lapse of time or both would permit, the revocation or termination of [any] [the] Franchise.

                    The Grantor has duly filed, in a timely
manner, all cable television registration statements and other filings which are required to be filed by it under the Communications Act or the Cable Act and is in compliance with the Communications Act and the Cable Act, including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals.

                    The Grantor has submitted all requisite
notices under the Copyright Act and the rules and regulations of the U.S. Copyright Office for the carriage of all broadcast stations as currently carried.

                    The Grantor has duly filed, in a timely
manner, with the Copyright Office all required documents, instruments and statements of account (other than any such documents or instruments with respect to which counsel for the Grantor shall have advised the Grantor that the failure to make a filing in a timely manner is unlikely to result in the U.S. Copyright Office or any other Person imposing sanctions upon or bringing legal proceedings against the Grantor), has remitted payments of all required royalty fees and has obtained the compulsory license provided for in Section Ill of the Copyright Act for the carriage of broadcast signals, which license is currently valid and in full force and effect.

                    The Grantor is not liable to any Person for copyright infringement under the Copyright Act as a result of its business operations.

                    No consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person are required in order to operate the Systems owned or operated by the Grantor within the geographical area covered by any Franchise or to permit the Grantor to carry on the business of such Systems as presently conducted.

          [Add for ACC: " Pursuant to the Management Services Agreement for Managed Systems dated as of April 3, 1995, by and between Olympus and West Boca, and the Subcontract Agreement Regarding Managed Services, dated as of April 3, 1995, by and between Grantor and Olympus, West Boca has full power and authority to operate its Systems under and pursuant to the Franchises and no consents or authorizations of, or filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person are required in order for West Boca to operate its Systems."]

               Covenants. The Grantor covenants and agrees with the Administrative Agent, the Lenders and the other Agents that, from and after the date of this Agreement until payment in full of the Obligations and termination of the Commitments:

               Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

               Marking of Records. The Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests created hereby.

               Maintenance of Perfected Security Interest;
Further Documentation.   The Grantor shall maintain the security
interest created by this Agreement as a perfected security interest subject only to the Permitted Liens and shall defend such security interest against claims and demands of all Persons whomsoever.

               At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action (including without limitation all actions required under the Federal Assignment of Claims Act or any similar state statute) as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

               Changes in Locations, Name, etc. The Grantor will not:

               change the location of its chief executive office and chief place of business or the location at which it maintains its books and records from that specified in subsection 4.3, unless it shall have given the Administrative Agent at least 30 days' prior written notice of such change and any filings required under the Uniform Commercial Code in effect in the affected jurisdiction to maintain the perfected security interest granted pursuant to this Agreement shall have been made; or

               change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading, unless it shall have given the Administrative Agent at least 30 days' prior written notice of such change.

               Further Identification of Collateral.  The
Grantor will furnish to the Administrative Agent, the Lenders and the other Agents from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

               Indemnification. The Grantor agrees to pay, and to save the Administrative Agent, the Lenders and the other Agents harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Governmental Requirement applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, any Lender or any other Agent.

               Covenants Relating to Franchises.    The Grantor
will perform and comply in all material respects with all its obligations under the Franchises and all its other
Contractual Obligations relating to the Franchises.

               The Grantor will not amend, modify, terminate or waive any provision of [any] [the] Franchise in any manner which could reasonably be expected to materially adversely affect the value of such Franchise to West Boca as Collateral.

               The Grantor will not fail to exercise promptly and diligently each and every material right which it may have under [each] [the] Franchise (other than any right of termination).

               The Grantor will not fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it or West Boca relating in any way to [any] [the] Franchise.

               In any suit, proceeding or action brought by the Administrative Agent, any Lender or any other Agent to enforce any provisions of [any] [the] Franchise, the Grantor will save, indemnify and keep the Administrative Agent, such Lender and such other Agents harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Grantor, except for any such expense, loss or damage which results from the gross negligence or willful misconduct of the Administrative Agent, such Lender or any other Agent.

               Remedies.

               Proceeds to be Turned Over to Administrative
Agent. If an Event of Default shall occur and be continuing all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Administrative Agent, the Lenders and the other Agents, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the Administrative Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Administrative Agent, if required) and held by the Administrative Agent in a Collateral Account maintained under the sole dominion and control of the Administrative Agent. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 6.2.

               Application of Proceeds. At such intervals as may be agreed upon by the Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of Obligations as provided in the Credit Agreement, and, subject to subsection 9.1 of the Credit Agreement any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

               Code Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders and the Agents may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest or notice or formality of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent, any Lender or any other Agents or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender or any other Agents shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Lenders and the other Agents hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-

- - -504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable Governmental Requirements, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent, any Lender and any other Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by applicable Governmental Requirements, such notice shall be deemed reasonable and proper if received by the Grantor at least 20 days before such sale or other disposition.

               Administrative Agent's Appointment as Attorney-in-Fact; Administrative Agent's Performance of Grantor's
Obligations.

               Powers.  The Grantor hereby irrevocably
constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Obligations and grant security interests in the Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Administrative Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

               at any time after occurrence and during the continuance of an Event of Default, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

               to execute, in connection with the sale provided for in Section 6.3 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

               upon the occurrence and during the continuance of any Event of Default, (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and
     (7) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Grantor's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Administrative Agent pursuant to this subsection 7.1.

               Performance by Administrative Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

               Grantor's Reimbursement Obligation. The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the Default Rate from the date of payment by the Administrative Agent to the date reimbursed by the Grantor, shall be jointly and severally payable by the Grantor and the Borrowers to the Administrative Agent on demand.

               Ratification; Power Coupled With An Interest. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

               Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, any other Agent nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Lenders and the other Agents hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent, any other Agent or any Lender to exercise any such powers. The Administrative Agent, the Lenders and the other Agents shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

               Execution of Financing Statements.  Pursuant to
Section 9-402 of the Code, the Grantor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Grantor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

               Authority of Administrative Agent. The Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-

exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent, the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the Agents with full and valid authority so to act or refrain from acting, and the Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

               Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender, any other Agent or the Grantor, to be effective, shall be in writing (including by facsimile transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid, (3) or one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by facsimile, when received:

               if to the Administrative Agent, at its
     address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

               if to any Lender or any Agent other than the Administrative Agent, at its address or transmission number for notices provided in Annex A to the Credit
     Agreement, as supplemented from time to time in connection with assignments pursuant to subsection 9.6 of the Credit Agreement; and

               if to the Grantor, at its address or
     transmission number for notices set forth under its signature below.

          The Administrative Agent, each other Agent, each
Lender and the Grantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Amendments in Writing; No Waiver; Cumulative
Remedies.

               Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Administrative Agent; provided that any provision of this Agreement may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

               No Waiver by Course of Conduct.  Neither the
Administrative Agent nor any Lender or any other Agent shall by any act (except by a written instrument pursuant to subsection 13.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Lender or such other Agent would otherwise have on any future occasion.

               Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns provided that the Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Agent and such purported assignment shall be null and void.

               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local Governmental Authority or instrumentality, the Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization without limiting the generality of the foregoing, the Grantor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence or during the continuance of an Event of Default.

               Submission To Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at its address set forth under its signature below hereof or at such other address of which the Administrative Agent shall have been notified pursuant to Section 11;

               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
and

                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL.   THE GRANTOR HEREBY
KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY,
WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Grantor on any number of separate counterparts (including by telecopy transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


               [Remainder of page intentionally left blank.]






































          IN WITNESS WHEREOF, the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                              [NAME OF GRANTOR]

                              [By: _____________________,
Managing
                                    General Partner]

                                   By:
                                   Name:
                                   Title:

(10) If Grantor is a partnership




Schedules:

Schedule 1   Description of Pledged Franchise[s]
Schedule 2   Filings and Other Actions Required to Perfect
Security Interests






















                                                                 Schedule 1


                    DESCRIPTION OF PLEDGED FRANCHISE[S]








































                                                                 Schedule 2


                         FILINGS AND OTHER ACTIONS
                  REQUIRED TO PERFECT SECURITY INTERESTS


                      Uniform Commercial Code Filings


       [List each office where a financing statement is to be filed]


                               Other Actions


                   [Describe other actions to be taken]




























EXHIBIT L


                          STOCK PLEDGE AGREEMENT


          STOCK PLEDGE AGREEMENT, dated as of May 12, 1995, by _________________, a ____________________ (the "Pledgor"), in
favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as the Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                           W I T N E S S E T H:


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuers (as hereinafter defined); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Pledgor shall have executed and delivered this Stock Pledge Agreement to the Administrative Agent for the benefit of the Lenders and the Agents.

          NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the Agents, as follows:


     Defined Terms.    Unless otherwise defined herein, terms
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. For purposes of this Stock Pledge Agreement, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Agreements" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliate of a Lender) and any Borrower.

               The following terms shall have the following meanings:

          "Agreement": this Stock Pledge Agreement, as the same may be amended, modified and otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral":  the Pledged Stock and all Proceeds.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders as provided in Section 8(a).

          "Issuers": the collective reference to the companies identified on Schedule 1 attached hereto as the issuers of the Pledged Stock; individually, each an "Issuer."

          "Obligations": the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof.

          "Pledged Stock": the shares of capital stock listed on Schedule 1 hereto, together with all stock certificates, options, warrants or rights of any nature whatsoever, and any stock or other securities or other property that may be issued or granted by any Issuer to the Pledgor in respect of such shares while this Agreement is in effect.

          "Proceeds":  all "proceeds" as such term is defined in
     Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Stock, collections thereon or distributions with respect thereto.

          "Securities Act": the Securities Act of 1933, as amended.

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the benefit of the Lenders and the Agents, all the Pledged Stock and hereby grants to the Administrative Agent, for the benefit of the Lenders and the Agents, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

               Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor.

               Representations and Warranties. The Pledgor represents and warrants that:

               The shares of Pledged Stock constitute all the issued and outstanding shares of all classes of Capital
     Securities of each Issuer.

               All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

               The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests created by this Agreement.

               Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               All Capital Securities of each Issuer are in certificated form.

               Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

               If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent, the Lenders and the other Agents, hold the same in trust for the Administrative Agent, the Lenders and the other Agents and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Except in connection with any transaction permitted under of the Credit Agreement, any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.
     Subject to the provisions of the Credit Agreement, if any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders and the Agents, segregated from other funds of the Pledgor, as additional collateral security for the Obligations. Sums of money or property paid or distributed to the Pledgor in respect of the Pledged Stock in accordance with the terms of the Credit Agreement may be retained by the Pledgor.

               Except in connection with any transaction permitted under the Credit Agreement, without the prior written consent of the Administrative Agent, the Pledgor will not (1) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature, in certificated form or otherwise, or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral from and after the date hereof.

               The Pledgor shall maintain the security interest created by this Agreement as a first priority perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

               The Pledgor shall pay, and save the
     Administrative Agent, the Lenders and the other Agents harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or willful misconduct of the Administrative Agent, any Lender or any other Agent.

               Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7(b) below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

               Rights of the Lenders and the Administrative
Agent.     All money Proceeds received by the Administrative
Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

               If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (1) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (2) upon the request of the Administrative Agent, all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               Remedies.     If an Event of Default shall have
occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations as provided in the Credit Agreement.

               If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders and the other Agents, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent, any Lender or any other Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender or any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Lenders and the other Agents hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations as provided in the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent, any Lender or any other Agent arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

               The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent, any Lender or any other Agent to collect such deficiency.

               Registration Rights; Private Sales.     If the
Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will use its best efforts to cause the Issuer thereof (1) to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (2) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (3) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to use its best efforts to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

               The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

               The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Governmental Requirements. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent, the Lenders and the other Agents, that the Administrative Agent, the Lenders and the other Agents have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

               Irrevocable Authorization and Instruction to
Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

               Administrative Agent's Appointment as Attorney-
in-Fact.     The Pledgor hereby irrevocably constitutes and
appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

               The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a) and not in contravention of the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

               Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Administrative Agent, any Lender, any other Agent nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

               Execution of Financing Statements.  Pursuant to
Section 9-402 of the Code, the Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

               Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-

exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               Notices. All notices shall be given or made in accordance with subsection 9.2 of the Credit Agreement.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Amendments in Writing; No Waiver; Cumulative
Remedies.     None of the terms or provisions of this Agreement
may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent, the Lenders and the other Agents in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

               Neither the Administrative Agent nor any Lender or any other Agent shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Lender or such other Agent would otherwise have on any future occasion.

               The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, the Lenders and the other Agents and their successors and assigns, provided that the Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

               FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Stock) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth in subsection 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
and

                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY
KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY
WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Pledgor on any number of separate counterparts (including by telecopy transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.


               [Remainder of page intentionally left blank]





          IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement to be duly executed and delivered as of the date first above written.

                              [NAME OF PLEDGOR]

                              [By:
                                  Managing General Partner](11)


                                  By:
                                  Title:


(11) If Pledgor is a partnership

Schedules:

Schedule 1 - Description of Pledged Stock


























ACKNOWLEDGEMENT AND CONSENT


          The undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement dated May 12, 1995 (the "Pledge Agreement"), made by ________________, a _________________, for the benefit of Toronto Dominion (Texas), Inc., as Administrative Agent (in such capacity, the "Administrative Agent"). The undersigned agrees for the benefit of the Administrative Agent, the Lenders and the other Agents as follows:

          1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned, upon knowing or having reason to know thereof, will notify the Administrative Agent promptly in writing of the occurrence of any of the covenant defaults described in Section 5(a) of the Pledge Agreement.

          3. The terms of Section 9 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.

[NAME OF ISSUER]


By:
Name:
Title:

Address for Notices:


Telecopy:












SCHEDULE 1
TO PLEDGE AGREEMENT


                       DESCRIPTION OF PLEDGED STOCK

           Class of         Stock
Issuer     Stock(12)    Certificate No.    No. of Shares

(12)Stock is assumed to be common stock unless otherwise included

























                                                                  EXHIBIT M


SUBSIDIARY ASSIGNMENT OF PARTNERSHIP INTERESTS


          SUBSIDIARY ASSIGNMENT OF PARTNERSHIP INTERESTS, dated as of ____________, made by _________________________, a
_________________ (the "Pledgor"), in favor of TORONTO DOMINION (TEXAS), INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders from time to time parties to the Revolving Credit Agreement, dated as of May 12, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, such Lenders, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement").


                            W I T N E S S E T H


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers that the Pledgor guarantee payment and performance of the Borrowers' obligations under the Credit Agreement, the Notes and the other Loan Documents;

          WHEREAS, in satisfaction of such condition, the Pledgor has entered into a Guaranty Agreement of even date herewith (as amended, supplemented and otherwise modified from time to time, the "Guaranty") for the benefit of the Lenders and the Agents; and

          WHEREAS, it is a further condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that the Pledgor shall have executed and delivered this Subsidiary Assignment of Partnership Interests to secure, among other things, payment and performance of the Borrowers' obligations under the Credit Agreement and payment and performance of the Pledgor's obligations under the Guaranty.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders and the other Agents, as follows:

               Defined Terms.     Unless otherwise defined
herein, terms which are defined in the Credit Agreement and used herein are so used as so defined. For purposes of this Assignment of Partnership Interests, the term "Lender" shall include any Affiliate of any Lender which has entered into an Interest Rate Protection Agreement with any Borrower and the term "Loan Documents" shall include any Interest Rate Protection Agreement between any Lender (including any such Affiliates of a Lender) and any Borrower.

               The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Proceeds, Instrument and Chattel Paper; and the following terms have the following meanings:

          "Agreement": this Subsidiary Assignment of Partnership
     Interests, as the same may be amended, supplemented and otherwise modified from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders and the Agents as provided herein.

          "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgor to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

          "Partnership":  [Name of partnership]

          "Partnership Agreement": the [Limited] Partnership Agreement of __________________, dated as of ________________
     __, 199_, between the Pledgor and ________________, as the same may be amended, supplemented and otherwise modified from time to time.

          "Partnership Interests": as defined in Section 2 of this Agreement.

          "Pledged Collateral": as defined in Section 2 of this Agreement.

          "Secured Obligations":  the collective reference to
     (a) the Obligations (as defined in the Credit Agreement), and all renewals, refundings, restructurings and other refinancings thereof, including increases in the amount thereof, (b) all obligations and liabilities of the Pledgor which may arise under or in connection with the Guaranty, and
     (c) all other obligations and liabilities of the Pledgor which may arise under or in connection with any other Loan Document to which the Pledgor is a party, whether on account of reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Pledgor pursuant to the terms of this Agreement or any other Loan Document to which the Pledgor is a party).

               The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

               The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Administrative Agent for the benefit of the Lenders and the Agents, and grants to the Administrative Agent for the benefit of the Lenders and the Agents, a continuing first priority security interest in, any and all of the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest (collectively, the "Pledged Collateral"):

               any and all of its partnership interests in each Partnership as set forth in Schedule 1 attached hereto, including, without limitation, all its rights, title and interest to participate in the operation or management of such Partnership and all its rights to properties, assets, partnership interests and distributions, including, without limitation, distributions of profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, under such Partnership Agreement in respect of such limited partnership interests (collectively, or such limited partnership interest or any part thereof, the "Partnership Interests");

               all Accounts and other rights to payment and distributions of any kind arising out of the Partnership
     Agreement in respect of the Pledgor's Partnership Interests;

               all General Intangibles arising out of or constituted by the Partnership Agreement in respect of the Pledgor's Partnership Interests; and

               to the extent not otherwise included, all Proceeds of any and all of the foregoing.

          This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Secured Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

               Rights of Administrative Agent; Limitations on
Administrative Agent's Obligations.

               Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the Partnership Agreement to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to the Partnership Agreement or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               Proceeds. The Administrative Agent hereby authorizes the Pledgor, until the occurrence of an Event of Default and until such Event of Default shall be waived in writing or cured, (i) to collect the Accounts and payments and distributions of any kind in respect of the Pledgor's Partnership Interests, and (ii) to retain the Proceeds of such Accounts and other payments and distributions. From and after the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, but not the obligation, to collect and retain the Accounts and other payments and distributions of any kind in respect of the Pledgor's Partnership Interests, as provided in Section 6. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts and other rights to payment and distributions of any kind in respect of the Pledgor's Partnership Interests and any Proceeds of such Accounts and other rights to payment and distributions, when and if collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly endorsed by the Pledgor to the Administrative Agent if required, in a Collateral Account and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent, for the benefit of the Lenders and the Agents, segregated from other funds of the Pledgor.

               Representations and Warranties. The Pledgor hereby represents and warrants that:

               Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and Permitted Liens, the Pledgor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. No security agreement or financing statement with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents.

               Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code and in the form of Exhibits A and B to this Agreement with respect to each [limited] [general] partnership interest and upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in Accounts and other rights to payment and distributions of any kind and General Intangibles arising out of the Partnership Agreement in respect of the Pledgor's Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Pledged Collateral in favor of the Administrative Agent and shall be enforceable as such against all creditors of and purchasers from the Pledgor, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               Chief Executive Office. The Pledgor's chief executive office and principal place of business, and the place where the Pledgor keeps its books and records, is located at 5 West Third Street, Coudersport, Pennsylvania 16915.

               Covenants. The Pledgor covenants and agrees with the Administrative Agent that until the Secured Obligations are paid in full and the Commitments are terminated:

               Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent after the occurrence and during the continuance of an Event of Default, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

               Indemnification. The Pledgor will pay, and save the Administrative Agent, each Lender and each of the other Agents, harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Governmental Requirement applicable to any of the Pledged Collateral or
     (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which results from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such other Agent, as the case may be.

               Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

               Limitation on Liens on Pledged Collateral. The Pledgor will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Liens created hereby and Permitted Liens, and will defend the right, title and interest of the Administrative Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

               Further Identification of Pledged Collateral.
     The Pledgor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

               Changes in Locations, Name, etc. The Pledgor will not, unless it shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of its chief executive office or principal place of business from that specified in Section 4(c) or remove its books and records from such location or
     (ii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

               Administrative Agent's Appointment as Attorney-in-Fact.

               Powers.  The Pledgor hereby irrevocably
constitutes and appoints the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the Secured Obligations and grant interests in the Pledged Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

               upon the occurrence and during the continuance of an Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interests to the same extent as a limited partner under the Partnership Agreement;

               upon the occurrence and during the continuance of an Event of Default, in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to the Pledgor as a [limited] [general] partner under the Partnership Agreement or (ii) for the payment of any other moneys due to the Pledgor as a limited partner under the Partnership Agreement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or the Partnership Agreement whenever payable;

               to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

               upon the occurrence and during the continuance of an Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgor's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and not in contravention of the terms hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

               Other Powers. The Pledgor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

               No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

               Performance by Administrative Agent of Pledgor's
Obligations; Rights of Pledgor Prior to Event of Default.     If
the Pledgor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Pledgor to the Administrative Agent on demand and shall constitute Secured Obligations secured hereby.

               Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all distributions made pursuant to the Partnership Agreement and exercise all voting rights and take all action it is authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the Partnership Agreement or any of the other documents executed in connection with the transactions contemplated hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

               Remedies; Rights Upon Default.     If an Event of
Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, any Lender and any other Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Pledgor further agrees, at the Administrative Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations as provided in the Credit Agreement and only after such application and payment in full of the Secured Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale, or disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 20 days before such sale or disposition.

               If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to the Pledgor, exercise all voting and other rights of the Pledgor as a limited or general, as the case may be, partner of the Partnership and exercise all other rights as a limited or general, as the case may be, partner provided under the Partnership Agreement in respect of the Partnership Interests and the Administrative Agent shall receive all permitted distributions, if any, made for the account of the Pledgor as a limited or general, as the case may be, partner under the Partnership Agreement.

               Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under
Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.

               Powers Coupled with an Interest.  All
authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

               Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Pledgor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (iv) if by telecopy when received:

               if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement;

               if to any Agent other than the Administrative
     Agent or any Lender, at its address or transmission number for notices provided in Annex A to the Credit Agreement, as supplemented from time to time in connection with assignments pursuant to subsection 9.6 of the Credit Agreement; and

               if to the Pledgor, at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, each Lender, each other
Agent and the Pledgor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

               No Waiver; Cumulative Remedies.  The
Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any other Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any other Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, any Lender or any other Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

               Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, for the benefit of the Lenders and the Agents, and the successors and assigns of the Administrative Agent, the Lenders and the other Agents, provided that the Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and any such purported assignment shall be null and void.

               FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interests) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other federal, state or local Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other federal, state or local Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of federal, state or local any Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following the occurrence and continuance of an Event of Default.

               Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-

exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders and the other Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders and the other Agents with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Partnership shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

               GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PRINCIPLES.

               Submission To Jurisdiction: Waivers. The Pledgor hereby irrevocably and unconditionally:

               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant to Section 11;

               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
and

                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

               WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY
KNOWINGLY AND INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY,
WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING
TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY
COUNTERCLAIM THEREIN.

               Counterparts. This Agreement may be executed by the Pledgor on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               Integration. This Agreement and the other Loan Documents represent the final agreement of the parties hereto and thereto, respectively, with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.




          IN WITNESS WHEREOF, the Pledgor has caused this Subsidiary Assignment of Partnership Interests to be duly executed and delivered as of the date first above written.

                              [NAME OF PLEDGOR]

                              [By:                                        ,
                                 Managing General Partner](13)


                                 By:
                                 Name:
                                 Title:

                                 Address for Notices:
                                 c/o Olympus Communications,
L.P.
                                 5 West Third Street
                                 Coudersport, PA 16915
                                 Telecopy:


Schedules

Schedule 1 - Description of Partnership Interests

Exhibits

Exhibit A - Transaction  Statement
Exhibit B - Registration Notice










                                                                 SCHEDULE 1


                   DESCRIPTION OF PARTNERSHIP INTERESTS

(13) If Pledgor is a partnership
     All limited and general partnership interests in the Partnership held by the Pledgor from time to time, including, without limitation:








































                                                                  EXHIBIT A


                           Transaction Statement

                                        ____________ __, 199__


To:  [Name of Pledgor]
     c/o Olympus Communications, L.P.
     5 West Third Street
     Coudersport, PA 16915
     Attention:

and

     Toronto Dominion (Texas), Inc.,
       as Administrative Agent
     909 Fannin, Suite 1700
     Houston, TX 77010
     Attention:


          This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Toronto Dominion (Texas), Inc., as Administrative Agent:
               Uncertificated Security: All [limited] [general] partnership interests of [Name of Pledgor], in _________________________, L.P.

               Registered owner:

               [Name of Pledgor]
               c/o Olympus Communications, L.P.
               5 West Third Street
               Coudersport, PA 16915
               Attention:

               Taxpayer Identification Number:

               Registered Pledgee:

               Toronto Dominion (Texas), Inc.,
                 as Administrative Agent
               909 Fannin, Suite 1700
               Houston, TX 77010
               Attention:

               Taxpayer Identification Number:

               There are no liens or restrictions of
               ______________________, L.P., and no adverse
               claims to which the uncertificated security is or may be subject known to
               __________________________, L.P.

               The pledge was registered on _____________ __, 199__.

          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.
                              Very truly yours,

                              [NAME OF PARTNERSHIP]

                              By:  [NAME OF GENERAL PARTNER],
                                 Managing General Partner

                                 By:
                                 Name:
                                 Title:










                                                                  EXHIBIT B


                                        ______________ __, 199__


To:  [ADDRESS]


          You are hereby instructed to register the pledge of the following uncertificated security as follows:
          All [limited] [general] partnership interests of the undersigned in ______________________________, L.P.

Pledgor                          Pledgee
[Name of Pledgor]                   Toronto Dominion (Texas),
Inc.,
c/o Olympus Communications, L.P.        as Administrative Agent
5 West Third Street                 909 Fannin, Suite 1700
Coudersport, PA 16915               Houston, TX 77010
Attention:                          Attention:


                                 Very truly yours,

                                 [NAME OF PARTNERSHIP]

                                 By:    [NAME OF GENERAL
PARTNER],
                                    Managing General Partner


                                 By:
                                 Name:
                                 Title:







                                                                EXHIBIT 2.2





Toronto Dominion (Texas), Inc.
909 Fannin, Suite 1700
Houston, TX  77010

Attention:__________________
Telecopier:_________________


Date:


                            Notice of Borrowing


     Reference is made to the Revolving Credit Agreement, dated as of May ___, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, the Lenders parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby gives notice pursuant to and in accordance with Section 2.2(a) of the Credit Agreement of its request to have the following Loans made to it on [insert requested date of Borrowing]:

Number of
Borrowings          Type of Loan1       Interest Period2
     Amount

   (1)

   (2)

   (3)


     The undersigned Responsible Officer represents and warrants that (a) the Borrowing requested hereby complies with the requirements of Section 2.2 of the Credit Agreement and (b) except to the extent set forth on Annex A hereto,3 (i) each representation and warranty of the Borrowers set forth in
Section 3 of the Credit Agreement is true and correct in all material respects as of the date hereof and will be true and correct as of the time the Loans are made, in each case, unless made as of a specific date as set forth therein and both prior to and after giving effect to the Loans and the application of the proceeds thereof, and (ii) no Default exists as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof and no Default will exist at the time the Loans are made or will result from the making of the Loans or from the application of the proceeds thereof.


                         OLYMPUS COMMUNICATIONS, L.P.,
                         Managing General Partner

                         By:  ACP Holdings, Inc.,
                              Managing General Partner



                              By:
                                  Name:
                                  Title:


     1 Specify Base Rate Loans or Eurodollar Loans for each
     Borrowing.

     2 Specify the duration of the Interest Period in the case of Eurodollar Loans of the same Borrowing (e.g., one-month
     Eurodollar Rate).

     3 If the representation and warranty in either clause
     (b)(i) or (b)(ii) would be incorrect, include the material in brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.














                                                                EXHIBIT 2.8

Toronto Dominion (Texas), Inc.
909 Fannin, Suite 1700
Houston, TX  77010

Attention:
Telecopier:

Date:

                           Notice of Conversion

     Reference is made to the Revolving Credit Agreement, dated as of May ___, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, the Lenders parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby gives notice pursuant to and in accordance with Section 2.6 of the Credit Agreement of its desire to Convert the following Loans specified below into the Type and in the amounts specified below on [insert date of Conversion]:

     Loans to be
      Converted                     Converted Loans

         Last day
            of
         Current                          New
Type of  Interest            Date of    Interest
Loan(1)  Period(2)  Amount  Conversion   Period   Amount




     The undersigned Responsible Officer represents and warrants that (a) the Conversion requested hereby complies with the requirements of Section 2.06 of the Credit Agreement and (b) except to the extent set forth on Annex A hereto,Footnote 3, (i) each representation and warranty of the Borrowers set forth in
Section 3 of the Credit Agreement is true and correct in all material respects as of the date hereof and will be true and correct as of the time of the Conversion, in each case, unless made as of a specific date as set forth therein and both prior to and after giving effect to the Conversion, and (ii) no Default exists as of the date hereof and no Default will exist at the time of the Conversion.


                         OLYMPUS COMMUNICATIONS, L.P.,
                         Managing General Partner

                         By:  ACP Holdings, Inc.,
                              Managing General Partner


                              By:
                                  Name:
                                  Title:


     (1) Specify Base Rate Loans or Eurodollar Loans.

     (2) Inapplicable if Type of Loans to be Converted are Base
     Rate Loans.

     (3) If the representation and warranty in either clause
     (b)(i) or (b)(ii) would be incorrect, include the material in the brackets and set forth the reasons such representation and warranty would be incorrect on an attachment labeled Annex A.
























                                                             EXHIBIT 4.1(d)


                           BORROWING CERTIFICATE

          Pursuant to subsection 4.1(d) of the Revolving Credit Agreement, dated as of May ___, 1995, among Adelphia Cable Partners, L.P., a Delaware limited partnership, Southeast Florida Cable, Inc., a Florida corporation, and West Boca Acquisition Limited Partnership, a Delaware limited partnership, as Borrowers, the Lenders parties thereto, the Agents identified therein and Toronto Dominion (Texas), Inc., as Administrative Agent (as amended, supplemented and otherwise modified from time to time, the "Credit Agreement"), the undersigned, [________________________] and[_______________________] of and
on behalf of the [name of Borrower] (the "Borrower"), hereby certify as follows:


          The representations and warranties of the Borrower set forth in the Credit Agreement, the Security Documents and each of the other Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, the Security Documents or any of the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

               No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans requested to be made on the date hereof and the consummation of each of the transactions contemplated by the Loan Documents;

               There are no liquidation or dissolution
     proceedings pending or to my knowledge threatened against the Borrower or any of its Subsidiaries, nor has any other event occurred affecting or threatening the [corporate] existence of the Borrower or any of its Subsidiaries;

               The Borrower is a [limited partnership]
     [corporation] duly organized and validly existing under the laws of [Delaware] [Florida];

          Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as so defined.

               [Remainder of page intentionally left blank.]
















          IN WITNESS WHEREOF, the undersigned have set our names and affixed the corporate seal unto this Borrowing Certificate.


[NAME OF BORROWER]                 [NAME OF BORROWER]


[By:                     ,         [By:                                   ,
     its General Partner]                         its General
Partner]


By:                                By:
   Name:                              Name:
   Title:  [Senior] Vice President              Title:
[Assistant] Secretary


Date:   _______________, 19___                   (CORPORATE
SEAL)






























                               May 12, 1995




Toronto Dominion (Texas), Inc.,
as Administrative Agent
909 Fanin, Suite 1700
Houston, TX  77010

And each of the other Agents and Lenders named in Annex A to the Credit Agreement referred to below


Ladies and Gentlemen:

    I am deputy general counsel of Adelphia Cable Partners, L.P., a Delaware limited partnership ("ACP"), Southeast Florida Cable, Inc., a Florida corporation ("Southeast") and West Boca Acquisition Limited Partnership, a Delaware limited partnership ("West Boca"; and together with ACP and Southeast the "Borrowers"), which have executed and delivered that certain Revolving Credit Agreement (the "Agreement") dated as of May 12, 1995, by and among the Borrowers, the Lenders and Agents named on the signature pages thereof (the "Lenders") and Toronto Dominion (Texas), Inc., as Administrative Agent. All capitalized terms used and not otherwise defined in this opinion shall have the respective meanings ascribed to them in the Agreement. This opinion is furnished to you pursuant to Section 4.1(p)(ii) of the Agreement.

    In connection therewith, I have examined executed copies of the following documents (collectively, the "Loan Documents"):


         the Agreement;

         the Notes;

         the Borrower Assignment of Partnership Interests by
         ACP regarding its partnership interests in Key
         Biscayne Cablevision ("Key Biscayne");




         the Parent Assignment of Partnership Interests by ACP
         Holdings, Inc. ("ACP Holdings") regarding its partnership interests in ACP;

         the Parent Assignment of Partnership Interests by
         Olympus regarding its partnership interests in ACP and West Boca;

    6.   the Parent Assignment of Partnership Interests by
         Dorellenic Cable Partners ("Dorellenic") regarding its partnership interests in ACP and West Boca;

    7.   the Stock Pledge Agreement of ACP;

    8.   the Stock Pledge Agreement of West Boca;

    9.   the Note Pledge Agreements of ACP and West Boca;

    10.  the Security Agreement of Olympus;

    11.  the Security Agreement of ACC;

    12.  the Guaranty Agreement of Cable Sentry Corporation
         ("Cable Sentry");

    13.  the Guaranty Agreement of Key Biscayne; and

    14.  the Management Subordination Agreement;

    15.  the Affiliate Subordination Agreement(s).


    The Loan Documents numbered 3 through 11 above are hereafter referred to as the "Security Documents". The
Borrowers, ACP Holdings, Olympus, Dorellenic, ACC, Cable Sentry and Key Biscayne shall hereinafter collectively be referred to as the "Loan Parties."

    I have also examined originals, photocopies of originals or certified copies of certain records of the Borrowers and the other Loan Parties, and all such agreements, communications and other instruments, certificates of public officials, certain other certificates and such other documents, records and instruments as I have deemed relevant and necessary as a basis for our opinion herein. I have also reviewed such matters of law and conducted such searches of public records as I have considered relevant for the purposes of this opinion.

    In the examination of such documents and with the exception of the documents executed in connection with the Agreement, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified or photostatic copies, and I have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. As to any facts relevant to my opinion which were not independently established, I have relied upon information given to me by officers of the Borrowers.

    I have also assumed, without verification, for purposes of this opinion, the due authorization, execution and delivery of the Agreement and the other Loan Documents by the Lenders and the Administrative Agent, and that the Loan Documents constitute or will constitute legal, valid and binding obligations of the Lenders and the Administrative Agent, enforceable against each of them in accordance with their terms.

    Based upon and subject to the foregoing and the qualifications set forth below, I am of the opinion that:

    1. ACP, Olympus and West Boca are each limited partnerships, duly organized, validly existing and in good standing under the laws of the State of Delaware. Dorellenic and Key Biscayne are each general partnerships validly existing under the laws of the Commonwealth of Pennsylvania. ACP Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Cable Sentryand Southeast are each corporations, duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Loan Parties has the corporate or partnership power and authority, as the case may be, to own, lease property held under lease, operate its property and to conduct the business in which it is currently engaged. Each of the Borrowers is duly qualified as a foreign limited partnership or foreign corporation, as the case may be, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify and/or be in good standing would not have a Material Adverse Effect. The opinions set forth in this Paragraph 1 with respect to the good standing of (i) ACP, ACP Holdings, Olympus and West Boca are based solely upon the Certificates of the Delaware Secretary of State and (ii) Cable Sentry and Southeast are based solely upon Certificates of the Florida Secretary of State, in each case delivered to the Administrative Agent in connection with the Agreement.

    2. Each Loan Document has been duly executed and delivered by each Loan Party which is a party thereto and constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to the qualifications following the last numbered paragraph hereof.

    3. No consent of, approval of or registration with or notice to any governmental body or authority of the United States of America, Commonwealth of Pennsylvania, State of Florida or State of Delaware or any other Person which has not been obtained is required for the due execution, delivery and performance of the Loan Documents by the Loan Parties.

    4. The execution, delivery and performance by the Loan Parties of the respective Loan Documents to which each of them is a party do not contravene or conflict with, or create a Lien (except as contemplated by the Security Documents) under any applicable law or regulation of the Commonwealth of Pennsylvania, the United States of America, State of Florida and the State of Delaware and will not violate any provision of any Contractual Obligation of any of the Loan Parties.

    5. The Loan Parties (other than ACC) and ACC, only with respect to the Franchise granted by the City of Boca Raton, Florida to operate a cable television franchise (the "Boca Raton Franchise"), have duly and timely filed all cable television registration statements or any other filings under the Communications Act of 1934 and the Cable Communications Policy Act of 1984, each as amended (the "Acts"), and possess and are in compliance with, all Governmental Approvals and Governmental Requirements except to the extent that the failure to possess or comply with any Governmental Approval or Governmental Requirement could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, each of the Franchises of the Borrowers and their Restricted Subsidiaries, the Franchise granted by Palm Beach County, Florida to Olympus to operate a cable television franchise and the Boca Raton Franchise was duly and validly issued and is validly existing and in full force and effect.

    6. The execution, delivery and performance by the Loan Parties of the Loan Documents do not require the approval of, or any notice to or filing with, the FCC (other than those which have been obtained or made), will not result in any violation of the rules and regulations of the FCC, and will not cause any forfeiture or impairment of any FCC License.

    7. To the best of my knowledge, the Loan Parties other than ACC and ACC, with respect to the Boca Raton Franchise, are in all material respects in compliance with the provisions of
Section 111 of Title 17 of the United States Code.

    8. I call your attention to Schedule 3.5 to the Agreement. To my knowledge and except as may be set forth on said Schedule, there is no pending or threatened Litigation affecting the Loan Parties which if adversely determined could reasonably be expected to have a Material Adverse Effect.

    The opinions set forth above are subject to the following qualifications:

    A. My opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

    B.   I express no opinion concerning the enforceability of
(i) waivers of any constitutional right or statutory or common law rights which can not be waived, or (ii) indemnification provisions to the extent such provisions are deemed to violate public policy.

    C.   I express no opinion as to the title of the applicable
Loan Parties to any item of Collateral.

    D. I express no opinion with respect to any authorization, consent or approval of, or other action by, or notice to or filing with the FCC or other Governmental Authority which may be required in connection with the exercise by the Administrative Agent or any of the Lenders of any remedies under any of the Loan Documents except that under the Communications Act as now in effect, the sale or other disposition of pledged collateral and the exercise of certain other rights and remedies conferred upon you by any agreement or by applicable law which might constitute an assignment or a transfer of control of any future FCC License acquired by an applicable Loan Party requires for its consummation the prior consent of the FCC granted upon an appropriate application therefor.

         In addition to the qualifications set forth above, the foregoing opinions are subject to the following qualifications:

    (a) My opinion as to the enforceability of the Loan Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law or in a bankruptcy proceeding) and assumes that you will act with commercial reasonableness in exercising your rights and remedies thereunder, including without limitation, the right to demand payment on the Notes;

    (b) I express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Loan Documents (i) which waive any rights afforded to any party thereto under any statute or constitutional provision which provides that such rights may not be waived, (ii) that purport to prevent oral modification or waiversor (iii) that broadly purport to ratify unknown actions of the Administrative Agent or Lenders prior to said actions having been taken that waive special, exemplary or punitive damages;

    (c) I express no opinion on the enforceability of any provisions in the Agreement or any other Loan Document which provide for specific performance;

    (d) I express no opinion on the enforceability of any provisions in the Loan Documents relating to conflicts of law, consent to jurisdiction, choice of forum or choice of law;

    (e) I express no opinion on the enforceability of setoff rights set forth in the Loan Documents against assets in or against which another party has a perfected security interest or other lien;

    (f) The provisions regarding the remedies available to you on default as set forth in the Security Documents are subject to certain procedural requirements and applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings and other laws, which are not reflected in the Security Documents. These procedural requirements and other laws affect and may restrict rights and remedies stated to be available to you, but such procedural requirements would not, in my view, deprive you of the economic and substantive and legal benefit of the rights provided thereby;

    (g) I have not addressed, and I express no opinion on, the possible effect of the application of Section 548 of the Federal Bankruptcy Code or any state uniform fraudulent transfer law or similar statute, or the doctrine of equitable subordination. The inherent factual nature of the application of these statutes makes them inappropriate subject matter for legal opinions;

    (h) My opinion is subject to judicial decisions which indicate that public policy may render unenforceable provisions respecting payment of unreasonable costs and expenses of enforcement, including, without limitation, attorneys' fees;

    (i) I express no opinion on the enforceability of any provision in the Loan Documents that purport to
         (i) preclude the modification of the Loan Documents through conduct, custom, or course of performance, action or dealing, or (ii) waive or limit lender liability for negligent acts or omissions,
         (iii) appoint any Lender or Administrative Agent attorney-in-fact for any person or entity;

    (j) I express no opinion as to the effect on the enforceability of the Loan Documents of any agreement by and among the Lenders or the Lenders and the Administrative Agent which imposes limitations on the rights and benefits of individual Lenders under the Loan Documents;

    I render no opinion as to the laws of any states or jurisdictions other than the laws of the Commonwealth of Pennsylvania and the United States of America, the corporation and partnership laws of the State of Delaware, and with respect to paragraphs 3 through 5, the law of the State of Florida applicable to regulation of CATV and SMATV Systems. This opinion includes matters governed by, or any approvals or authorizations required to be obtained under, the Communications Act or the Cable Act as now in effect.





    This opinion is being furnished to you solely in connection with the above transaction and may not be used or relied upon for any other purpose whatsoever or by any person other than the named addressees of this opinion. You may provide a copy of this opinion to any assignee of a Lender or any Participant provided, however, that no assignee or Participant shall be entitled to rely in any manner on this opinion.

                                  Very truly yours,


                                  Colin Higgin
                                  Deputy General Counsel






























                               May 12, 1995




Toronto Dominion (Texas), Inc.,
as Administrative Agent
909 Fanin, Suite 1700
Houston, TX  77010

And each of the other Agents and Lenders named in Annex A to the Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as special counsel to Adelphia Cable Partners, L.P., a Delaware limited partnership ("ACP"), Southeast Florida Cable, Inc., a Florida corporation ("Southeast") and West Boca Acquisition Limited Partnership, a Delaware limited partnership ("West Boca"; and together with ACP and Southeast the "Borrowers"), in connection with the execution and delivery of that certain Revolving Credit Agreement (the "Agreement") dated as of May 12, 1995, by and among the Borrowers, the Lenders and Agents named on the signature pages thereof (the "Lenders") and Toronto Dominion (Texas), Inc. as Administrative Agent. All capitalized terms used and not otherwise defined in this opinion shall have the respective meanings ascribed to them in the Agreement. This opinion is furnished to you at the request and upon the instructions of the Borrowers pursuant to Section 4.1 (p)(i) of the Agreement and with the understanding that you are relying on this opinion in entering into the Agreement.

     In so acting as counsel, we have examined executed copies of the following documents (collectively, the "Loan Documents"):

          the Agreement;

          the Notes;

          the Borrower Assignment of Partnership Interests by
          ACP regarding its partnership interests in Key
          Biscayne Cablevision ("Key Biscayne");

          the Parent Assignment of Partnership Interests by ACP
          Holdings, Inc. ("ACP Holdings") regarding its partnership interests in ACP;



          the Parent Assignment of Partnership Interests by
          Olympus regarding its partnership interests in ACP and West Boca;

     6.   the Parent Assignment of Partnership Interests by
          Dorellenic Cable Partners ("Dorellenic") regarding its partnership interests in ACP and West Boca;

     7.   the Stock Pledge Agreement of ACP;

     8.   the Stock Pledge Agreement of West Boca;

     9.   the Note Pledge Agreements of ACP and West Boca;

     10.  the Security Agreement of Olympus;

     11.  the Security Agreement of ACC;

     12.  the Guaranty Agreement of Cable Sentry Corporation
          ("Cable Sentry");

     13.  the Guaranty Agreement of Key Biscayne;

     14.  the Management Subordination Agreement; and

     15.  the Affiliate Subordination Agreement(s).

     The Loan Documents numbered 3 through 11 above are hereafter referred to as the "Security Documents." The
Borrowers, ACP Holdings, Olympus, Dorellenic, ACC, Cable Sentry and Key Biscayne shall hereinafter collectively be referred to as the "Loan Parties."

     We have examined unfiled copies of the financing statements listed on Schedule 1 (collectively, the "Financing Statements") naming the relevant Loan Parties listed on Schedule 1 as Debtor and the Administrative Agent as Secured Party and describing the Collateral in which a Lien is purported to be created pursuant to the relevant Loan Documents. We understand the Financing Statements will be filed in the filing offices listed on
Schedule 1 (the "Filing Offices").

     We have examined the reports listed on Schedule 2 which have been made by Prentice Hall Legal & Financial Services for the dates noted as to UCC financing statements (collectively, the "UCC Search Report").











































     We have also examined originals, photocopies of originals or certified copies of the Charter Documents and certain other records of the Borrowers and the other Loan Parties, and all such agreements, written communications and other instruments, certificates of public officials and of officers of the Borrowers and the other Loan Parties or their general partners, certain other certificates and such other documents, records and instruments as we have deemed relevant and necessary as a basis for our opinion herein. We have also reviewed such matters of law and conducted such searches of public records as we have considered relevant for the purposes of this opinion.

     In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and we have relied upon the aforesaid documents with respect to the accuracy of material factual matters contained therein. Other than as we hereinafter opine in opinion number 2 hereof, we have also assumed that in connection with the execution, delivery and performance of the Loan Documents, all consents of, approvals of, registrations with and notices to any Person, including without limitation, all actions required by any Governmental Authority to be taken by any Loan Party have been taken or obtained. As to any facts relevant to our opinion, we have relied upon certificates given to us by officers of the Loan Parties and representations made by the Loan Parties in the Loan Documents. Although we have made no independent examination of the factual matters set forth in the aforesaid certificates or representations for the purpose of rendering this opinion, in the course of our representation of the Loan Parties, nothing has come to our attention which causes us to believe that such certificates and representations are not correct in any material respect.

     We have also assumed, without verification, for purposes of this opinion, the due authorization, execution and delivery of the Agreement, the other Loan Documents and the Financing Statements by the Lenders and the Administrative Agent, that the Loan Documents constitute legal, valid and binding obligations of the Lenders and the Administrative Agent, enforceable against each of them in accordance with their terms, and that value has been given by the Lenders to each of the Loan Parties.

     We have made no independent investigation and render no opinion as to matters relating to or arising under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission thereunder, or as to matters relating to or arising under the licensing and other requirements under the Copyright Act, 17 U.S.C. Section 101, et. seq. and understand that you will rely on the opinions to you dated the date hereof of Fleischman & Walsh, communications and copyright counsel for the Loan Parties, and Colin Higgin, Deputy General Counsel of the Loan Parties with respect to such matters.

     Based upon and subject to the foregoing and the qualifications set forth below, we are of the opinion that:

     1. ACP, Olympus and West Boca are each limited partnerships, duly organized, validly existing and in good standing under the laws of the State of Delaware. Dorellenic and Key Biscayne are each general partnerships validly existing under the laws of the Commonwealth of Pennsylvania. Each of ACP Holdings and ACC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Cable Sentry and Southeast are each corporations, duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Loan Parties has the corporate or partnership power and authority, as the case may be, to own, lease property held under lease and operate its property and to conduct the business in which it is currently engaged. The opinions set forth in this Paragraph 1 with respect to the good standing of (i) ACP, ACP Holdings, ACC, Olympus and West Boca are based solely upon the Certificates of the Delaware Secretary of State and (ii) Cable Sentry and Southeast are based solely upon Certificates of the Florida Secretary of State, in each case dated within 30 days of this opinion and delivered to the Administrative Agent in connection with the Agreement.

     2. Each Loan Party has the corporate or partnership power and authority, as the case may be, to execute, deliver and perform each Loan Document to which it is a party and, in the case of the Borrowers, to borrow under the Agreement, and in the case of the Borrowers and other Loan Parties party to the respective Security Documents, to grant the liens provided for therein. Each Loan Party has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance of each Loan Document to which it is a party and (i) in the case of the Borrowers, to authorize the borrowings on the terms and conditions of the Agreement and the Notes and (ii) in the case of each Loan Party other than Cable Sentry and Key Biscayne, grant the security interests contemplated by the Security Documents to which it is a party. Except for the filing of the Financing Statements at the offices described on Schedule 1 attached hereto, no filing or notice with any Governmental Authority or any other person is required in connection with the perfection of the security interests in the Collateral in which a security interest can be perfected by filing a financing statement pursuant to Article 9 of the Uniform Commercial Code, as in effect in the State of Florida and the Commonwealth of Pennsylvania ("UCC").

     3. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms.

     4. The execution and delivery of the Loan Documents, the performance by each Loan Party of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by each Loan Party with any of the provisions thereof, the borrowings under the Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate any certificate of limited partnership, partnership agreement, certificate of incorporation, articles of incorporation or bylaws of any of the Loan Parties, as the case may be, or any laws, rules or regulations, applicable to the Loan Parties under federal, Pennsylvania or Florida law or the corporate or partnership laws of the State of Delaware, and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues, except for the security interests created pursuant to the Security Documents.

     5. Litigation Searches have been conducted by Prentice Hall Legal & Financial Services against certain of the Loan Parties as set forth on Schedule 3. While we do not generally represent the Loan Parties in all of their litigation matters, to our knowledge no Litigation is pending by or against (i) any Borrower or Subsidiary, or (ii) ACC, ACP Holdings, Olympus, or Dorellenic with respect to the collateral pledged to the Lenders under the Security Documents to which such Loan Parties are a party thereto, which in the case of either (i) or (ii) above could reasonably be expected to have a Material Adverse Effect, other than as set forth on Schedule 3.5 to the Agreement and
Schedule 3 hereto.

     6. No Borrower or any Subsidiary is an "investment company," or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. No Borrower or any Subsidiary is a "holding company," or a "subsidiary" or an "affiliate" of any Person that is a "holding company" other than a Person that is a "holding company" exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended ("PUHCA") and the rules thereunder, except Section 9(a)(2) of the PUHCA, as such terms are defined in such Act. No Borrower or any Subsidiary is subject to any Governmental Requirement that regulates in any material way its ability to issue promissory notes or securities (other than the Securities Act of 1933, the Trust Indenture Act of 1939 and state "blue sky" laws). The transactions contemplated by the Agreement, including, without limitation, the use of the proceeds of the Loans, and the execution, delivery and performance of the Loan Documents, will not violate or result in a violation of Regulation G or U of the Board of Governors of the Federal Reserve System.

     7. Schedule 4 attached hereto sets forth, as of the date hereof, the owners of record of the partnership interests or capital stock, as the case may be, of each Borrower and its Restricted Subsidiaries and the percentage owned by each of such owners. The opinions set forth in this Paragraph 7 are limited to our knowledge, including our review of the respective partnership agreements, stock books, minute books, certificate of incorporation, articles of incorporation and bylaws of each Borrower and its Restricted Subsidiaries and the certificates of each Borrower and its Restricted Subsidiaries provided to us in connection with our delivery of this Opinion and the knowledge of each Borrower and its Restricted Subsidiaries that we have gained in connection with our representation of them in connection with the transaction contemplated by the Loan Documents.

     8. As collateral security for the payment of the Obligations, the provisions of the Security Documents create in favor of the Administrative Agent a security interest in all right, title and interest of the Loan Parties in those items and types of Collateral listed therein (the "Collateral") in which such Loan Parties have rights and in which a security interest may be created under Article 8 or 9 of the UCC. The Financing Statements, when filed in the filing offices indicated on
Schedule 1, together with, in the case of any partnership interest assignments, the registration with the issuing partnership of a Loan Party's assignment of any partnership interests therein, or in the case of any stock pledges or note pledges, possession by the Administrative Agent of the stock or notes that are pledged, perfects the security interests created by the Security Documents in all right, title and interest of the Loan Parties party thereto in those items and types of Collateral listed therein in which a security interest may be perfected by the filing of a financing statement or the registering of a pledge under the UCC or the taking of possession of the pledged stock certificates or notes. We express no opinion as to the existence of, or as to the title of the Loan Parties to, any item of Collateral referred to above.













































     9. Assuming the possession of the shares of capital stock described in Opinion 8 above, the security interests in the shares of capital stock listed on Schedule 1 to the Stock Pledge Agreements of ACP and West Boca will constitute first priority security interests; provided, however, we express no opinion as to the priority of the security interest in such shares of capital stock as against (i) any claim or lien in favor of the United States or any agency or instrumentality thereof; (ii) any claim or lien in favor of any state or any governmental subdivision thereof; or (iii) any person claiming a security interest under the 21-day exception provisions of Section 9-304(4)(5)(6) of the UCC.

     10. To the extent that Pennsylvania law were to be applied to the transactions contemplated by the Loan Documents, the interest, fees and other charges payable by the Borrowers under the Loan Documents do not violate the terms or provisions of any usury law of the Commonwealth of Pennsylvania or any other Pennsylvania law or provision governing the payment of interest. We call your attention to the provisions of Section 911(b) of the Crimes Code in effect in the Commonwealth of Pennsylvania which prohibit the use or investment of income derived from a pattern of "racketeering activity" in the establishment or operation of any enterprise. "Racketeering activity," as defined in the Crimes Code, includes the collection of money or other property in full or partial satisfaction of a debt at a rate of interest exceeding 25% per annum where not otherwise authorized by law. Your attention is also called to the provisions of Section 4806.1 of the former Penal Code of the Commonwealth making "criminal usury" -- defined as the charging, taking or receiving of any money, things in action or other property as interest on a loan at a rate exceeding 35% per annum when not otherwise authorized by law -- a felony. It is unclear whether this provision was repealed by the Crimes Code. See 1 Pa. C.S. 1952; 46 P.S. 572 (repealed) and Commonwealth v. Flashburg, 237 Pa. Super. 424, 352 A.2d 185 (1976).
Accordingly, our opinion is qualified to the extent, if any, that the statutes referenced in this subparagraph (m) may be applicable to this transaction. Also, to the extent that Florida law were to apply to the transactions contemplated by the Loan Documents, the provisions of the Loan Documents pertaining to the payment of interest on the Loan do not violate the usury laws of the State of Florida, assuming that the effective interest rate thereunder (taking into account all sums, however labelled, that are reserved, charged or taken for the use of money) will not at any time exceed twenty-five percent (25%) per annum, calculated on the basis of a year of 365 days (or 366 days, as applicable).

     11. With respect to the governing law provision of each of the Loan Documents pursuant to which the respective Loan Parties thereto agree that such documents shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws of such state, we believe that, in any action or proceeding between the respective parties to such documents brought in a state or federal court located in the Commonwealth of Pennsylvania or the State of Florida, such court should, if properly presented with the issue, honor the intent of the parties as to their selection of governing law or apply Section 187 of the Restatement (Second) of Conflict of Laws (subject to the exceptions and qualifications stated therein, and in the various comments and illustrations thereto). Therefore, it is our opinion that such court should honor the parties' choice of New York law, as specified in each Loan Document, based upon subparagraph (a) below, subject to the further analysis set forth in subparagraph
(b) below:

               (a)  We believe that the State of New
          York has a sufficiently substantial
          relationship to the respective parties to the Loan Documents which specify that they are governed by New York law, and to the transactions contemplated thereby, because
          (i) two of the Managing Agents are located in the State of New York, (ii) the Syndication
          Agent and several of the Co-Agents are
          located in the State of New York, (iii)
          several of the Lenders have places of
          business in the State of New York and (iv) the Loan Documents were partially negotiated in the State of New York. The parties have evidenced an intent to have New York law govern upon the terms of the Loan Documents.

               (b)  We are not sufficiently
          knowledgeable with respect to New York law to anticipate whether any provisions thereof might violate any fundamental policy of the Commonwealth of Pennsylvania or the State of Florida for purposes of application of
          Section 187 (2)(b) or other choice of law principle in the relevant state. However, we are not aware of any Pennsylvania or Florida case law holding that application of New York law to any transaction similar to those contemplated by the Loan Documents would be contrary to any fundamental policy of the Commonwealth of Pennsylvania or the State of Florida.

Notwithstanding the foregoing, we note that Pennsylvania or Florida law may apply with respect to (i) the determination of whether property constitutes tangible personal property to the extent such tangible personal property is located in the Commonwealth of Pennsylvania or the State of Florida, (ii) the creation, validity, perfection and priority of liens and security interests against, or the transfer of interests in or title to, tangible personal property located in the Commonwealth of Pennsylvania or the State of Florida and (iii) the enforcement of remedies against tangible personal property located in the Commonwealth of Pennsylvania or the State of Florida, and (iv) procedural (as opposed to substantive) laws.

          The opinions expressed in paragraph 8 are subject to the following qualifications:

     (a) in the case of any Collateral with respect to which perfection of the security interests therein is accomplished by filing financing statements, Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of filing of the original financing statements, in order to maintain the effectiveness of such filings;

     (b) in the case of items of Collateral in which the Loan Parties acquire ownership rights after the date hereof, Section 552 of Title 11 of the United States Code ("Bankruptcy Code") limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such Loan Party before the commencement of such case;

     (c) we have assumed that on the date hereof (i) the Loan Parties' chief executive office is at 5 West Third Street, Coudersport, Pennsylvania 16915, and (ii) all of the Loan Parties' tangible personal property located in the Commonwealth of Pennsylvania and the State of Florida is located at the locations set forth on Schedule 5 hereto, and that the locations referred to in (i) and (ii) above constitute all of the Loan Parties' places of business and that after the date hereof the Borrower and the Loan Parties will have no other places of business.

     (d) the perfection of the security interests will be terminated as to any Collateral acquired by a Loan Party more than four months after the Loan Party so changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, until new appropriate financing statements indicating the new name, identity or corporate structure of the Loan Party are properly filed, and such perfection will not relate back to the date of filing the Financing Statements unless the new financing statements are filed before the expiration of such four months;

     In addition, the opinions in paragraph 8 are subject to the qualification that we express no opinion as to:

     (a) other than as set forth in paragraph 9, the priority of security interests in the Collateral;

     (b)  the rights of any Loan Party in any Collateral;

     (c) the validity and perfection of security interests as they relate to any interest in or claim in or under any policy of insurance, except insurance payable as "proceeds" (as such term is defined in UCC Section 9-306(1));

     (d) the perfection of security interests in any Collateral consisting of "proceeds" (as such term is defined in UCC Section 9-306(1)) to the extent such perfection is limited as set forth in UCC Section 9-306;

     (e) the enforceability of any provisions of the Security Documents which purport to grant or waive any rights, remedies or powers with respect to the disposition of Collateral or other property to the extent such rights or powers are not specifically set forth in and permitted by UCC Sections 9-501 through 9-507;

     (f) whether security interests may be subject to marshalling;

     (g) the perfection of any security interest in (A) common law or federal or state registered trademarks or service marks, goodwill associated with the same, trade secrets, patents or any applications for the registration of any trademark or service mark or the grant of any patent, or (B) any registered or unregistered copyright;

     (h) whether the security interests are enforceable with respect to Obligations created under documents we have not reviewed, including without limitation, the Interest Rate Protection Agreements.

          In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the State of Florida and the corporate and partnership laws of the State of Delaware, without regard to conflict or choice of law matters (other than as set forth in paragraph 11), in each case as they currently exist and, solely with respect to the opinions expressed in paragraphs 2 and 8, the UCC as it is currently in effect in Florida and Pennsylvania. Other than as set forth in paragraph 11, we express no opinion on the enforceability of any provisions in the Agreement or Loan Documents relating to conflicts of law, consent to jurisdiction, choice of forum or choice of law. We express no opinion with regard to the effect of any other laws on the transactions contemplated by the documents referred to above.

          In addition to the qualifications set forth above, the foregoing opinions are subject to the following qualifications:

     (a) The enforceability of rights and remedies provided in the Loan Documents are subject to and may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyancing or similar laws affecting generally the enforcement of creditors' rights from time to time in effect;

     (b) Our opinion as to the enforceability of the Loan Documents is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law or in a bankruptcy proceeding) and assumes that you will act in good faith, and with fair dealing and commercial reasonableness in exercising your rights and remedies thereunder, including without limitation, the right to demand payment on the Notes of each of the Borrowers;

     (c) We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Loan Documents (i) which waive any rights afforded to any party thereto under any statute or constitutional provision which provides that such rights may not be so waived, (ii) that purport to prevent oral modification or waivers, (iii) that broadly purport to ratify unknown actions of the Administrative Agent or Lenders or any of them prior to said actions having been taken, or (iv) that waive special, exemplary or punitive damages;

     (d) We express no opinion on the enforceability of any provisions in the Agreement or any other Loan Document which provide for specific performance.

     (e) We express no opinion on the enforceability of setoff rights set forth in the Loan Documents against assets in or against which another party has a perfected security interest or other lien;

     (f) The provisions regarding the remedies available to you on default as set forth in the Security Documents are subject to certain procedural requirements and applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings and other laws, which are not reflected in the Security Documents. These procedural requirements and other laws affect and may restrict rights and remedies stated to be available to you, but such procedural requirements would not, in our view, deprive you of the economic and substantive and legal benefit of the rights provided thereby;

     (g) We have not addressed, and we express no opinion on, the possible effect of the application of Section 548 of the Bankruptcy Code or any state uniform fraudulent transfer law or similar statute, or the doctrine of equitable subordination. The inherent factual nature of the application of these statutes makes them inappropriate subject matter for legal opinions;

     (h) We express no opinion as to the compliance by the Borrowers or the other Loan Parties with applicable local or municipal laws, including without limitation, regulations, rules, orders and ordinances, and environmental, zoning, subdivision, land use, building, planning, energy or conservation laws, regulations, rules or orders;

     (i) Our opinion is subject to judicial decisions which indicate that public policy may render unenforceable provisions respecting payment of unreasonable costs and expenses of enforcement, including, without limitation, attorneys' fees;

     (j) We express no opinion on the enforceability of any provision in the Loan Documents that purport to
          (i) preclude the modification of the Loan Documents through conduct, custom, or course of performance, action or dealing or (ii) waive or limit lender liability for negligent acts or omissions, or (iii) appoint any Lender or Administrative Agent attorney-in-fact for any person or entity;,

     (k) We express no opinion as to the effect on the enforceability of the Loan Documents of any agreement by and among the Lenders or the Lenders and the Administrative Agent which imposes limitations on the rights and benefits of individual Lenders under the Loan Documents;

     (l) We express no opinion as to financial statements (including any schedules and notes thereto) or any other financial, accounting or statistical data or calculations or tests directly or indirectly included or referenced in, delivered pursuant to or related to the Loan Documents or any other document; and

          Unless the context indicates otherwise, the phrase "to our knowledge" as used herein with respect to the existence or absence of facts means that no information has come to the attention of the attorneys of this Firm who within the last twelve months have provided substantive legal advice to the Loan Parties which would give us actual knowledge of the existence or absence of such facts.

          We have not undertaken any independent investigation (other than obtaining certain certificates from authorized representatives of the Loan Parties) to determine the existence or absence of such facts, and any limited inquiry undertaken by us (including obtaining the aforementioned certificates) during the preparation of this opinion should not be regarded as such an investigation.

          We advise you that the sale or other disposition of any of the partnership interests, stock or other rights or property pledged pursuant to the Security Documents or other items of security granted to the Lenders under the Loan Documents or other instruments referred to therein or the exercise of certain other rights and remedies conferred upon the Administrative Agent or the Lenders by the Security Documents or by applicable law might constitute a transfer of an FCC license, or a transfer of "control" of the holder of an FCC license, requiring for its consummation or exercise the consent of the FCC granted upon appropriate application therefor, or might constitute a transfer of a Franchise or similar right or a transfer of "control" of a holder of such a Franchise or similar right in violation of the provisions thereof and applicable law, requiring for its consummation or exercise appropriate consent upon appropriate application. We express no opinion as to the laws, regulations, rules or ordinances of the United States of America or any state or any municipality of any state relating to any governmental authorization to transfer, own or operate, or to any governmental regulation of, cable television systems or related regulatory matters.

          We advise you that Chapter 201.08(1) of Florida Statutes imposes a documentary stamp tax on, among other documents, promissory notes and written obligations to pay money, made, executed, delivered, sold, transferred or assigned in Florida and on, among other documents, mortgages, trust deeds, security agreements or other evidences of indebtedness filed or recorded in Florida. It is our understanding that any notes or obligations to pay money are not being made, executed, delivered, sold, transferred or assigned in Florida and are consequently not subject to this documentary stamp tax.
Rule 12B-4.053(33) of the Florida Administrative Code provides that the filing or recording in Florida of a UCC Financing Statement is not taxable under Chapter 201.08(1) of Florida Statutes unless the notes, security agreement or other obligatory document is also filed or recorded. A notation relative to stamp tax is required on the UCC Financing Statement whether tax is due or not and the notation should state that proper stamp taxes have been paid or that tax is not required. The Financing Statements to be filed in the State of Florida are so marked to conform to such statute.

          We also call your attention to the fact that no opinion is expressed as to whether the rights and remedies granted to the Lenders, or the waiver by any Loan Party of certain of their respective rights and remedies in those provisions of the applicable Loan Document which commence with, or are limited or modified by, the words "if permitted by law," or "to the extent such rights are assignable," or other similar language, are, in fact, rights and remedies which are permitted to be granted or waived under applicable law or the provisions of applicable agreements.

          This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to the undersigned on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change. Our advice is provided herein solely for your information and benefit and this opinion does not extend to and may not be quoted in whole or in part or otherwise referred to or relied upon by any other party other than the named addressees of this opinion for any purpose without our express written consent. You may provide a copy of this opinion to any assignee of a Lender or any Participant provided however that no such assignee or Participant shall be entitled to rely in any manner on this opinion.

                             Very truly yours,

                             BUCHANAN INGERSOLL
                             PROFESSIONAL CORPORATION



                                  By:_____________________

























                                  Annex A

                              List of Lenders









































                                Schedule 1

                    Financing Statement Filing Offices









































                                Schedule 2

                            UCC Search Results











































                                Schedule 3

                           Litigation; Disputes











































                                Schedule 4

            Ownership of Borrowers and Restricted Subsidiaries








































                                Schedule 5

                          Location of Borrowers'
                        Tangible Personal Property